UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.  )
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THE SHERWIN-WILLIAMS COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Shareholders & Proxy Statement
2026

Sherwin-Williams 2026 Proxy Statement
Notice of Annual
Meeting of
Shareholders

We are providing the enclosed proxy materials to you in
connection with the solicitation by the Board of Directors of proxies to be voted during the Annual Meeting of Shareholders to be held on April 22, 2026. We began making our proxy
materials available to shareholders on March 11, 2026.

Thank you for your continued support. We hope you will join us at our virtual Annual Meeting.
Mary L. Garceau Senior Vice President – Chief Legal Officer and Secretary
The Sherwin-Williams Company 1 Sherwin Way Cleveland, Ohio 44113 March 11, 2026

Annual Meeting Information

Date: April 22, 2026
Time: 9:00 a.m. EDT
Virtual Meeting Website: www.virtualshareholdermeeting.com/SHW2026
Record Date: Close of business on February 25, 2026

Agenda

1.Election of 9 directors
2.Advisory approval of the compensation of the named executive officers
3.Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm
4.Advisory approval of management proposal to amend shareholders’ ability to call a special meeting to a 25% ownership threshold
5.Shareholder proposal regarding shareholder ability to call a special meeting
6.Transaction of such other business as may properly come before the Annual
Meeting

FIND MORE DETAILS ON HOW TO VOTE ON PAGE 78

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
of Shareholders to Be Held on April 22, 2026. Our Notice of Annual Meeting, Proxy
Statement, Proxy Card, and 2025 Annual Report are available online at
www.proxyvote.com.

Your Vote Is Important

Shareholders of record at the close
of business on February 25, 2026
are entitled to notice of, and to vote
during, the Annual Meeting.
Even if you plan to attend the Annual
Meeting, we ask that you vote as promptly
as possible. Voting early will help avoid
additional solicitation costs and will not
prevent you from voting during the Annual
Meeting, if you wish to do so.

How to Vote:
Online: Visit www.proxyvote.com.
Phone: Call the number listed on your proxy card or voting instruction form.
Mail: If you received printed copies of the proxy materials, complete, sign, date, and return your proxy card or voting instruction form.
During the Annual Meeting Follow the instructions at www.virtualshareholdermeeting.com/ SHW2026
QR Code: Scan this QR code with your mobile phone.

Sherwin-Williams 2026 Proxy Statement
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
Certain statements contained in this Proxy Statement constitute “forward-looking statements”
within the meaning of federal securities laws. These forward-looking statements are based upon management’s current expectations, predictions, estimates, assumptions and beliefs concerning future events and conditions and may discuss, among other things, anticipated future performance (including sales and earnings), expected growth, and future business plans. Any statement that is not historical in nature is a forward-looking statement and may be identified by the use of words and phrases such as “anticipate,” “aspire,” “believe,” “could,” “estimate,”
“expect,” “goal,” “intend,” “may,” “plan,” “potential,” “project,” “seek,” “should,” “strive,” “target,”
“will,” or “would” or the negative thereof or comparable terminology.
Readers are cautioned not to place undue reliance on any forward-looking statements. Forward-
looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside our control, that could cause actual results to differ materially from such statements and from our historical results, performance and experience. These risks, uncertainties and other factors include such things as: general business and economic conditions in the United States and worldwide; inflation rates, interest rates, unemployment rates, labor costs, healthcare costs, recessionary conditions, geopolitical conditions, terrorist activity, armed conflicts and wars, public health crises, pandemics, outbreaks of disease and supply chain disruptions; shifts in consumer behavior driven by economic downturns in cyclical segments of the economy; shortages and increases in the cost of raw materials and energy;
catastrophic events, adverse weather conditions and natural disasters; disruptions to our information technology systems, including due to digitization efforts or cybersecurity incidents;
our ability to attract and retain employees; the loss of any of our largest customers; increased competition; our ability to successfully integrate past and future acquisitions into our existing operations; risks and uncertainties associated with our expansion into and our operations in foreign markets; policy changes affecting international trade; our ability to achieve our strategies or expectations relating to sustainability considerations; damage to our business, reputation, image or brands due to negative publicity; the infringement or loss of our intellectual property rights; a weakening of global credit markets or changes to our credit ratings; our ability to generate cash to service our indebtedness; fluctuations in foreign currency exchange rates and changing monetary policies; our ability to comply with a variety of complex U.S. and non-U.S.
laws, rules and regulations; increases in tax rates, or changes in tax laws or regulations; our ability to comply with numerous, complex and increasingly stringent domestic and foreign health, safety and environmental laws, regulations and requirements; our liability related to environmental investigation and remediation activities at some of our currently- and formerly-
owned sites; the nature, cost, quantity and outcome of pending and future litigation, including lead pigment and lead-based paint litigation; and the other risk factors discussed in Item 1A of our most recently filed Annual Report on Form 10-K and our other reports filed with the SEC.
Readers are cautioned that it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results and that the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as otherwise required by law.
As used in this Proxy Statement, the terms “Sherwin-Williams,” the “Company,” “we,” and “our”
refer to The Sherwin-Williams Company. Any historical share, restricted stock unit, and per share or per restricted stock unit information included in this Proxy Statement has been adjusted to reflect our three-for-one stock split effected on March 31, 2021.

}	1	Sherwin-Williams 2026 Proxy Statement
Proxy Summary

This summary highlights certain Company information
and information contained elsewhere in this Proxy
Statement. It does not contain all of the information you
should consider in connection with voting your shares.
Please carefully read the entire Proxy Statement and
our Annual Report to Shareholders for the fiscal year
ended December 31, 2025 (“2025 Annual Report”)
before voting. We began making our proxy materials
available to shareholders on March 11, 2026.
Annual Meeting of Shareholders

Date: Wednesday, April 22, 2026
Time: 9:00 a.m. EDT
Virtual Meeting Website:
www.virtualshareholdermeeting.com/SHW2026
Record Date: February 25, 2026
Who Can Attend and Vote: Shareholders of record at
the close of business on February 25, 2026

Proposals and Board Recommendations

Item	Proposal	Board Recommendation	Page
1	Election of 9 directors	FOR each nominee	21
2	Advisory approval of the compensation of the named executive officers	FOR	31
3	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm	FOR	66
4	Advisory approval of management proposal to amend shareholders’ ability to call a special meeting to a 25% ownership threshold	FOR	69
5	Shareholder proposal regarding shareholder ability to call a special meeting	AGAINST	71

Attending the Annual Meeting
We look forward to welcoming shareholders to the Annual Meeting of
Shareholders to be held on April 22, 2026 (the “Annual Meeting”). The
Annual Meeting will be held in a virtual format via webcast. We have designed the virtual Annual Meeting to provide shareholders with substantially the same opportunities to participate as if the Annual
Meeting were held in person.
If you were a Sherwin-Williams shareholder at the close of business on the record date, February 25, 2026, you may attend and participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/
SHW2026 and entering the 16-digit control number included on your
Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. The Annual Meeting will begin promptly at 9:00 a.m.
EDT. Online check-in will begin at 8:45 a.m. EDT. Please allow ample time for the online check-in process.
During the Annual Meeting, you may vote and submit questions by following the instructions provided on the meeting website. Even if you plan to attend and participate in the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described in this Proxy Statement to confirm your vote will be represented at the
Annual Meeting.
We include additional information regarding the Annual Meeting and voting procedures in the section Other Matters—Questions and Answers
About the Annual Meeting.

ABOVE-MARKET GROWTH
ROS - RONAE - CASH
Talent & Culture
Simplification
Supply Chain Responsiveness
Digitization
Sustainability

}	2	Sherwin-Williams 2026 Proxy Statement
Our
Company
Founded in 1866, Sherwin-Williams is a global leader
in the manufacture, development, distribution, and sale
of paint, coatings, and related products to professional,
industrial, commercial, and retail customers. Every day,
our 64,000+ employees provide the energy, experience,
and creativity to build on our track record of success—
enabling us to innovate and grow in new and exciting
ways and continue creating and driving value for our
stakeholders.
With our global headquarters in Cleveland, Ohio, Sherwin-Williams® branded products are sold exclusively through a chain of more than 5,000 Company-operated stores and branches, while our other brands are sold through leading mass merchandisers, home centers, independent paint dealers, hardware stores, automotive retailers, and industrial distributors. We also supply a broad range of highly-engineered solutions for the construction, industrial, packaging, and transportation markets in more than 120 countries around the world. Sherwin-
Williams shares are traded on the New York Stock Exchange (symbol: SHW).
For more information, please visit www.sherwin.com.
2025 Net Sales by Segment

58%	13%	29%
Paint Stores Group	Consumer Brands Group	Performance Coatings Group

Success by Design
Success by Design is a proactive and disciplined approach which starts and ends with helping our customers succeed. We start by aligning on our desired outcomes, then develop a roadmap to get us there and finally, execute with alignment and speed. We have a clear and consistent strategy, and we are continuously assessing and adapting to find areas where we can create more value and further differentiate ourselves from competitors. Our enterprise strategic priorities reflect our Success by Design approach, and they reinforce each other with the common goal of driving above-market growth and profitability.

FIND OUT MORE IN OUR 2025 ANNUAL REPORT

$23.57B 2025 Net Sales

64,000+ Employees

5,000+ Stores & Branches

120+ Countries

130+ Manufacturing & Distribution Facilities

$(millions)

Share Repurchases

Dividends

SHW

S&P 500

}	3	Sherwin-Williams 2026 Proxy Statement
Financial and
Operating Performance
Performance Results
In 2025, we delivered solid results amid another year of soft global demand. Despite the continued difficult operating environment, we focused on what we can control by creating opportunities, making targeted investments, and executing on our enterprise priorities.
Our time-tested strategy remained unchanged. We provide
differentiated solutions that enable our customers to increase their productivity and profitability. This approach drove our strong market performance and positions us for continued success in the years ahead. Compared to the prior year, our consolidated net sales increased to a record $23.57 billion in 2025—marking our fifteenth consecutive year of increased net sales. We generated net
operating cash of $3.45 billion in the year, or 14.6% of net sales.
The graphs show our Company’s performance for key financial
measures over the past three-year period.
Net Sales
(billions of dollars)
Diluted Net Income Per
Share2
(dollars)
Net Income1
(millions of dollars)
Net Operating Cash
(millions of dollars)
Returning Significant Value to Shareholders
In 2025, we continued enhancing shareholder value through increased dividends and share repurchases while accelerating growth investments. We returned approximately $2.45 billion to our shareholders in the form of dividends and share repurchases. We also increased our annual dividend to
$3.16 per share, extending our string of dividend increases to 47 consecutive years. In February 2026, the Board increased the quarterly cash dividend to $0.80 per share.
Sherwin-Williams has returned approximately $6.96
billion to shareholders over the three-year period
Total Shareholder Return, including reinvestment
of dividends
1.2025 includes after-tax Valspar acquisition-related amortization expense of $198 million, an after-tax severance and other restructuring expenses of $84 million, and an after-tax charge for trademark impairment of $13 million. 2024 includes after-tax Valspar acquisition-related amortization expense of $199 million. 2023 includes after-
tax Valspar acquisition-related amortization expense of $202 million, an after-tax loss related to the devaluation of the Argentine peso in December 2023 of $42 million, an after-tax restructuring expense of $23 million, and an after-tax charge for impairment related to trademarks of $19 million.
2.2025 includes a charge of $0.78 per share for Valspar acquisition-related amortization expense, $0.34 per share for severance and other restructuring expenses and
$0.05 per share for trademark impairment. 2024 includes a charge of $0.78 per share for Valspar acquisition-related amortization expense. 2023 includes charges of
$0.78 per share for Valspar acquisition-related amortization expense, $0.16 per share related to the devaluation of the Argentine peso in December 2023, $0.09 per share for restructuring expense, and $0.07 per share for impairment related to trademarks.

}	4	Sherwin-Williams 2026 Proxy Statement
Sustainability
Highlights
We believe we have an opportunity and responsibility to contribute to a more sustainable future through our ongoing initiatives with respect to environmental, health and safety, product stewardship, sustainability, corporate social responsibility, belonging, employee engagement, and related governance topics relevant to the Company (collectively,
“sustainability”). We also believe this sustainability focus will enable us to continue creating and driving value for our stakeholders.
Strategy & Framework
We embrace an enterprise-wide
approach to sustainability, striving to
integrate sustainability into our worldwide
business operations and embedding it in
our product innovation and product
delivery processes. Our sustainability
strategy is supported by an integrated
framework that incorporates our priorities
and initiatives across three pillars and
focus areas.
Governance Structure
Our sustainability framework is centered
on a strong foundation of governance
and ethics, with our governance structure
designed to enable broad engagement
and appropriate oversight across the
Company. We have a council tasked
with carrying out our sustainability
strategy. The sustainability council
consists of subject matter experts in
(a) the development, implementation,
and monitoring of the Company’s key
sustainability metrics, targets, goals,
strategies, policies, and practices
and (b) the monitoring, assessing,
and addressing of trends, risks, and
opportunities with respect to sustainability
topics most significant to the Company
and its stakeholders. Our sustainability
steering committee, composed of
members of senior management and
other senior leaders, supports alignment
across the organization in overseeing
the work of the council. The full Board
and its committees receive periodic
updates from members of the steering
committee. For more information about
Board and committee oversight of
specific sustainability-related risks, see
Corporate Governance—Board and
Committee Oversight.

Environmental Footprint - Doing Our Part for the Planet
We support responsible consumption and production and strive to reduce our environmental footprint by applying a continuous improvement approach to reducing our carbon emissions and waste, while expanding our renewable energy use and recycling methods.

Product Blueprint - Driving Sustainability Through Innovation
Through life cycle thinking and a strong commitment to product stewardship, we provide world-class products in a safe and responsible manner. Through our Sustainability by Design program, we strive to formally incorporate sustainability attributes within our product development processes.

Social Imprint - Elevating a Culture of Safety, Belonging
and Community
We are committed to the safety of our global employee base, fostering a culture of belonging, and being active in the communities in which we live and work. Our culture and commitment to our people are important factors in driving employee engagement and attracting, retaining, developing, and progressing a pipeline of talent ready to serve our customers and the communities in which we operate.

2025 Progress
During 2025, we continued to progress our sustainability strategies, including on our emissions reduction and renewable electricity goals through renewable electricity agreements and certificates as well as energy efficiency projects at stores and manufacturing sites. We conducted preparations for forthcoming new disclosure and assurance requirements in multiple jurisdictions. We also continue to align our disclosures with other leading reporting standards and frameworks, including the Task Force on Climate-related Financial Disclosures
(TCFD), Task Force on Nature-related Financial Disclosures (TNFD),
Sustainability Accounting Standards Board (SASB), Global Reporting Initiative
(GRI), and CDP (formerly Carbon Disclosure Project). We are proud of our progress and achievements and look forward to continuing to share our progress on our sustainability efforts.

}	5	Sherwin-Williams 2026 Proxy Statement
Our Director Nominees
The following table provides summary information about each of our director nominees. Our Board is currently comprised of 9 directors who are elected annually. All of our current directors are standing for re-election at the Annual Meeting.

Name and Principal Occupation	Director Since	Independent		AC	CMDC	NCGC	Other Public Company Boards

Kerrii B. Anderson Retired, Former CEO & President, Wendy’s International, Inc.	2019	●			C	●	3

Jeff M. Fettig Retired, Former Chairman & CEO, Whirlpool Corporation	2019	●	L	F		●	1

Robert J. Gamgort Chairman of the Board, Keurig Dr Pepper Inc.*	2025	●		F			1*

Heidi G. Petz Chair, President and CEO, The Sherwin-Williams Company	2023						1

Aaron M. Powell CEO, Pizza Hut Division, Yum! Brands, Inc.	2021	●			●		0

Marta R. Stewart Retired, Former Executive VP & CFO, Norfolk Southern Corporation	2021	●		C,F		●	1

Michael H. Thaman Retired, Former Chair & CEO, Owens Corning	2017	●		F			2

Matthew Thornton III Retired, Former Executive VP & COO, FedEx Freight, FedEx Corporation	2014	●			●	C	1

Thomas L. Williams Retired, Former Chairman & CEO, Parker-Hannifin Corporation	2023	●			●		1

AC = Audit Committee	C = Committee Chair
CMDC = Compensation and Management Development Committee	F = Financial Expert
NCGC = Nominating and Corporate Governance Committee	L = Lead Independent Director
*On February 24, 2026, Keurig Dr Pepper Inc. announced that Mr. Gamgort resigned from his positions as Chairman of the Board and a director of the company, effective as of March 31, 2026.

}	6	Sherwin-Williams 2026 Proxy Statement
Board Composition
Our Board utilizes a thoughtful approach to board composition to balance the addition of new directors who bring fresh perspectives and the stability of the Board as a whole. Our director nominees reflect the Board’s efforts in achieving a mix of background and experience amongst its members, and the need for periodic
refreshment to maintain an appropriate balance. We detail director nominee characteristics on an individualized basis in the section
Director Matrix and Composition.
Skills and Experience
In considering each director nominee and the composition of the
Board as a whole, the Nominating and Corporate Governance
Committee (the “Nominating Committee”) reviews a director matrix consisting of experiences, qualifications, attributes, and skills that it believes enable a director nominee to make significant contributions to the Board, Sherwin-Williams, and our shareholders. The Nominating
Committee may consider additional experiences, qualifications, attributes, and skills as it deems appropriate given the then-current needs of the Board and Sherwin-Williams. The Nominating Committee
and our Board believe the mix of categories summarized below contributes to a well-balanced Board and enables the Board to provide effective oversight of our management and business. These categories are reviewed regularly in considering each director nominee and the composition of the full Board.
Below is the mix of skills and experience of our director nominees.
This information is provided on an individualized basis in the section
Director Matrix and Composition.

Public Company CEO/CFO Experience	Marketing, Sales and Brand Management

Senior Management Experience	Retail Operations

Financial Expertise	Technology and Digital

Manufacturing; Distribution	Supply Chains and Logistics

Industry	Strategic Planning and Enterprise Risk Management

Research and Development	Human Capital Management

International Operations

}	7	Sherwin-Williams 2026 Proxy Statement
Corporate Governance
The Board and management recognize the importance of sound corporate governance practices in fulfilling their respective duties and responsibilities. We also believe effective corporate governance is essential for maximizing long-term value for our shareholders.
Our Board and Committees
Under our Corporate Governance Guidelines,
each director is expected to attend, absent
unusual circumstances, all meetings of the
Board and each committee on which he or
she serves. Each director is also expected to
attend, absent unusual circumstances, all
annual and special meetings of shareholders.
The table to the right summarizes meetings
held in 2025 and our Board and committee sizes
as of March 11, 2026.

	Members	Independence	Meetings Held During 2025
Board of Directors	9	8 of 9	7
Audit Committee	4	100%	5
Compensation and Management Development Committee	4	100%	5
Nominating and Corporate Governance Committee	4	100%	2

Each of our directors attended at least 75% of the 2025 meetings of the Board and the committees on which he or she served that were held during the period in which the director served.

Sound Corporate Governance Practices
Our corporate governance practices are designed to enable the Board to set objectives, monitor performance and  strengthen the accountability of the Board and management. We actively monitor our practices to confirm we continue to manage our business in accordance with high standards of ethics, business integrity, and corporate governance. The following table highlights some of our corporate governance practices and policies.

{	Annual election of all directors	{	Robust independent lead director role and governance responsibilities	{	Orientation program for new directors

{	Majority voting standard and resignation policy for directors in uncontested elections	{	Board committees entirely composed of independent directors	{	Annual board and committee self- assessments

{	Director overboarding policy	{	Executive sessions of non-management directors are held in connection with each regularly scheduled Board meeting	{	Directors have complete access to management

{	Proxy access rights available to 3-year ownership, 3% shareholders, for up to 20% of the Board	{	Board and committee oversight of risk exposures	{	Prohibition on hedging and pledging of our securities

{	8 out of 9 director nominees are independent	{	Mandatory retirement age of 72 for directors	{	Significant director and executive stock ownership guidelines

{	No supermajority voting requirements in our governance documents

STOCK
CASH
10%
16%
74%
TOTAL AT RISK: 90%

STOCK
CASH
20%
17%
63%
TOTAL AT RISK: 80%

}	8	Sherwin-Williams 2026 Proxy Statement
Executive Compensation
Our Compensation Objectives
We design and manage our Company-wide compensation programs to align with our overall business strategy and to focus our employees on delivering sustained financial and operating results, and creating value for our shareholders on a consistent, long-term basis. We believe it is important that our compensation programs: (a) be competitive; (b)
maintain a performance- and achievement-oriented culture; and (c) align the interests of our executives with those of our shareholders.
Our Compensation Mix
A significant percentage of our executives’ compensation opportunity is variable, at-risk, and tied to Company or business unit performance, including stock price appreciation. For 2025, 90% of total direct compensation (i.e., base salary, target annual cash incentive compensation, and target long-term equity incentive compensation) for
Ms. Petz, our Chief Executive Officer (“CEO”), and an average of 80%
for our other named executive officers (“NEOs”) (i.e., Messrs. Mistysyn,
Binns, and Jorgenrud and Ms. Garceau) was at-risk and tied to performance. The percentages in the charts to the right reflect the amounts of each of the CEO’s and the average of the other NEOs’ 2025 total direct compensation. 2025 long-term equity incentive compensation consisted of annual awards of stock options and PRSUs and was valued using the aggregate grant date fair values of such awards.

Long-Term Incentive	Base Salary	Annual Incentive

Chief Executive Officer

Average Other NEOs

Our Responsible Compensation Practices
Our compensation programs, practices, and policies demonstrate our commitment to responsible pay and governance principles. The following table highlights some of the more significant best practices we have adopted, and the practices we have avoided, to maintain this commitment.

{	Emphasis on performance-based pay	{	Double-trigger vesting of long-term equity incentive awards upon change in control	{	No repricing or replacing of underwater stock options without shareholder approval

{	Independent compensation consultant	{	Significant stock ownership guidelines for directors and executives	{	No hedging, pledging or speculative trading is permitted by directors or executives

{	Varied performance metrics tied to financial and operating performance	{	Annual say-on-pay vote	{	No excessive perquisites

{	Use market data to assess competitive pay levels	{	No employment agreements with NEOs	{	No excessive or unnecessary risk-taking in compensation policies

{	Clawback policy	{	No payment of dividend equivalents on unvested or unearned restricted stock units	{	No above-market earnings on deferred compensation

{	No excise tax gross-ups in our severance agreements and other change in control agreements

}	9	Sherwin-Williams 2026 Proxy Statement
Shareholder Engagement
Our relationships with shareholders and other stakeholders are an important part of the Company’s success. Throughout the year, members of our senior management team and other senior leaders engaged with shareholders collectively representing a majority of our outstanding shares of common stock, as well as other stakeholders and the broader investing community.
During this engagement, our management team provided updates on a range of topics, addressed questions, and enhanced their understanding of the perspectives of investors. The Board and management team carefully consider feedback from these meetings, as well as shareholder support for our most recent advisory vote on executive compensation, in evaluating our business and enhancements to our corporate governance, executive compensation, and policies, practices, and priorities.

Who We Engage	How We Engage	Who Participates
•Shareholders •Sell-side analysts •Pension funds •Proxy advisory firms •Rating agencies/firms •Thought leaders
•One-on-one and group meetings
and calls
•Quarterly earnings calls
•Industry and sell-side
presentations and conferences
•Company-hosted and public
events and presentations
•Written and electronic
communications

•Senior management
•Investor relations
•Other senior leaders and
subject matter experts,
including in the areas of
sustainability, legal, executive
compensation, corporate
governance, public policy, and
government affairs
•Lead Director and other Board
leadership where appropriate

Key Engagement Resources	Key Engagement Topics

•Company website: investors.sherwin.com
•Quarterly earnings reports
•Proxy Statement
•Annual Report
•Annual Meeting of Shareholders
•Financial Community Presentation
•Sustainability Report
•Public events and presentations
•SEC filings
•Disclosures to various ratings
•agencies/firms
•Investor relations, senior management,
other senior leaders and Board leadership

•Overall business strategy
•Current business conditions
•Financial and operating performance
•Executive compensation
•Corporate governance
•Sustainability strategies and initiatives,
including relating to corporate social
responsibility, environmental and social
impact
•Supply chain
•Human capital management

}	10	Sherwin-Williams 2026 Proxy Statement
Corporate Governance
Board Leadership Structure
Combined Chair and Chief Executive Officer Role
Our Corporate Governance Guidelines provide that the same person should hold the positions of Chair of the Board (“Chair”) and CEO, except in unusual circumstances, such as during a period of transition in the office of the CEO. The Board believes this structure generally provides the most efficient and effective leadership model for the Company and clear insight and direction of business strategies and plans to both the Board and management. The Board also believes we can most effectively execute our business strategies and plans, including with regard to risk management and oversight, if our Chair is a member of our management team, providing unified leadership and focus.
Ms. Petz currently serves as our Chair and CEO. The Board believes our leadership structure, with Ms. Petz serving in these roles, enhances the
Board’s effectiveness in fulfilling its oversight responsibilities, including with respect to the Company’s risk exposures, due to her broad experience with and extensive knowledge of our operations and the paint and coatings industry. Ms. Petz has served as our Chair since January 1, 2025 and our
CEO since January 1, 2024.
Lead Director
Pursuant to our Corporate Governance Guidelines, if the Chair is not an independent director, the independent directors of the Board, after considering the Nominating Committee’s recommendation, annually will elect an independent director who has served on the Board for at least one year to serve as Lead Director. Although the Lead Director is elected annually, it is generally expected that he or she will serve for more than one year. The Board believes a Lead Director improves the Board’s overall performance by enhancing the efficiency of the Board’s oversight and governance responsibilities and by supporting the relationship between the Chair and CEO and the independent directors.
Role and Responsibilities.  The Lead Director has a significant role with robust governance responsibilities. The Lead Director’s responsibilities are described in our Corporate Governance Guidelines and are as follows.
•Chair meetings of the Board at which the Chair is not present.
•Chair executive sessions of the non-management directors. Meet separately with the Chair after executive sessions to review the matters discussed during the executive sessions.
•Authority to call meetings of the independent directors.
•Review with the Chair and approve the schedule for meetings of the non-management directors and set the agenda for such meetings.
•Facilitate communications and serve as the principal liaison on Board-related issues between the Chair and the independent directors. Each director, however, is free to communicate directly with the Chair.
•Review with the Chair and approve the schedule for meetings of the Board to help assure that there is sufficient time allocated for discussion of all agenda items.
•Suggest to the Chair agenda items for meetings of the Board and approve the agenda, as well as the substance and timeliness of information sent to the Board.
•Provide input on the design of the Board, including Board and committee composition, size, membership, leadership, structure, and oversight responsibilities, as part of the Board’s and the Nominating Committee’s periodic review of such matters.
•Assist the Board in overseeing the identification, assessment, and management of the Company’s risk exposures.
•Authorize the retention of independent legal advisors, or other independent consultants and advisors, as necessary, who report directly to the
Board on Board-related issues.
•Represent the Board in communications with shareholders and other stakeholders where it is necessary and appropriate for the Board to respond on matters independently from the Company’s management.
•If requested by major shareholders, ensure that he or she is available for consultation and direct communication.
•Act as a resource for, and counsel to, the Chair.

}	11	Sherwin-Williams 2026 Proxy Statement
Current Lead Director.  Jeff M. Fettig currently serves as the Company’s Lead Director and has held this position since 2023. Through his long tenure as the former Chairman and CEO of a large public company, Mr. Fettig gained extensive public company management experience and significant knowledge of global business operations and end markets and the manufacturing, marketing, sales, and distribution of consumer products worldwide. Mr. Fettig also has significant experience with corporate governance matters as a current and former director, including independent lead director and non-executive chair roles, of other public company boards. In light of this extensive experience and breadth of knowledge and his valued contributions as a fellow director and prior Chair of the Audit Committee, the Board believes Mr. Fettig is well positioned to provide strong leadership and oversight of ongoing Board matters, influence effective collaboration among the directors, and contribute valuable insight with respect to the
Company’s business.
Lead Director Role in Risk Oversight.  With respect to the Board’s role in risk oversight, Mr. Fettig is uniquely qualified to assist the Board in overseeing the identification, assessment, and management of the Company’s exposure to various risks as a result of his extensive public company risk management experience and his prior role as Chair of the Audit Committee, which assists the Board in overseeing the Company’s enterprise risk management program that includes processes used to identify, assess, and manage the Company’s most significant risks and actions taken by management to identify, manage, and mitigate such risk exposures.
The Board believes Mr. Fettig has effectively leveraged his experience to provide leadership and help guide the Board’s independent oversight of the
Company’s risk exposures through the Lead Director role in collaborating with the Chair and approving Board meeting agendas, chairing executive sessions of the non-management directors, facilitating communications between independent directors and the Chair, and providing input on the design of the Board, including committee oversight responsibilities. In connection with these processes and in addition to management’s regular reviews of significant risks with the Board and committees, the Lead Director has the responsibility to review and evaluate the Company’s processes used to identify, assess, and manage key risks for the Board’s review and consideration, and works with the Chair to report the conclusions of the
Board on such matters to management.
Other Leadership Components
We believe our strong leadership structure, together with the Board’s full access to our management team, enables the Board to effectively carry out its responsibility to oversee management.
All Board committees are entirely composed of independent directors and assist the Board with its oversight responsibility. In addition, the Board, the
Lead Director, and any committee may retain independent legal, financial, compensation, or other consultants and advisors to advise and assist the
Board or committee in discharging their responsibilities.
Board Meetings
2025 Board Meetings
The Board held seven meetings during 2025. Each incumbent director attended at least 75% of the 2025 meetings of the Board and the committees on which he or she served that were held during the period in which the director served. Under our Corporate Governance Guidelines, each director is expected to attend, absent unusual circumstances, all meetings of shareholders. All directors serving at the time of our 2025 annual meeting attended the 2025 annual meeting.
Executive Sessions of Non-Management Directors
The independent, non-management members of the Board meet in executive session following every regularly scheduled Board meeting. Additional executive sessions may be scheduled by the Lead Director or the non-management directors, as needed. Mr. Fettig, the Company’s Lead Director, chairs these sessions.

}	12	Sherwin-Williams 2026 Proxy Statement
Board Committees
The Board has established three committees: the Audit Committee, the Compensation and Management Development Committee
(the “Compensation Committee”), and the Nominating Committee. Each committee has adopted a written charter describing the committee’s purpose and responsibilities. Each committee reviews and evaluates the adequacy of its charter at least annually.
Committee Membership
The following table sets forth the current membership and Chair of each committee of the Board as of March 11, 2026.

Name	Audit Committee	Compensation Committee	Nominating Committee
Kerrii B. Anderson		Chair	✓
Jeff M. Fettig	✓		✓
Robert J. Gamgort	✓
Aaron M. Powell		✓
Marta R. Stewart	Chair		✓
Michael H. Thaman	✓
Matthew Thornton III		✓	Chair
Thomas L. Williams		✓
Audit Committee
The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities on matters relating to:
•the integrity of the Company’s financial statements and effectiveness of our internal control over financial reporting;
•the independence, qualifications, and performance of the independent registered public accounting firm;
•the performance of the Company’s internal audit function;
•the Company’s compliance with legal and regulatory requirements;
•the Company’s risk management and strategy relating to its cybersecurity programs, policies, and practices; and
•other matters as may from time to time be specifically delegated to the Audit Committee by the Board.
The Audit Committee met five times during 2025 and made regular reports to the Board. Each member of the Audit Committee is independent under applicable SEC rules, New York Stock Exchange (“NYSE”) listing standards, and our Director Independence Standards. The Board has determined that each member of the Audit Committee is financially literate and Ms. Stewart and Messrs. Fettig, Gamgort, and Thaman are each an “audit committee financial expert,” as such term is defined under SEC rules.
Compensation and Management Development Committee
The purpose of the Compensation Committee is to assist the Board in fulfilling its oversight responsibilities on matters relating to:
•compensation for our non-employee directors and management, which includes our executive officers and operating management;
•the Company’s management development and succession planning process;
•the Company’s key policies and strategies regarding the attraction, retention, and development of talent; and
•other matters as may from time to time be specifically delegated to the Compensation Committee by the Board.
The Compensation Committee met five times during 2025 and made regular reports to the Board. Each member of the Compensation Committee is independent under applicable SEC rules, NYSE listing standards, and our Director Independence Standards.

}	13	Sherwin-Williams 2026 Proxy Statement
Nominating and Corporate Governance Committee
The purpose of the Nominating Committee is to assist the Board in fulfilling its oversight responsibilities on matters relating to:
•the identification of individuals qualified to become members of the Board;
•the composition of the Board and its committees;
•our Corporate Governance Guidelines and practices;
•the annual evaluation of the Board’s performance;
•the Company’s key environmental (including the impacts of climate change), product stewardship, occupational health and safety, sustainability, and corporate social responsibility policies and strategies; and
•other matters as may from time to time be specifically delegated to the Nominating Committee by the Board.
The Nominating Committee met two times in 2025 and made regular reports to the Board. Each member of the Nominating Committee is independent under NYSE listing standards and our Director Independence Standards.
Director Identification and Evaluation. The Nominating Committee seeks a group of candidates who possess the appropriate mix of experiences, qualifications, attributes, and skills to make a significant contribution to the Board, our Company, and our shareholders. From time to time, the
Nominating Committee receives input from senior management and other members of the Board to identify and evaluate potential director candidates. The Nominating Committee may also employ a professional search firm (for which it would be paid a fee) to assist the Nominating
Committee in identifying potential members of the Board.
The Nominating Committee does not have specific minimum qualifications that a candidate must meet to be eligible for election to the Board. Instead, each candidate is evaluated in the context of the Board as a whole, with the objective that the Board can best perpetuate our Company’s success and represent shareholders’ interests through the exercise of sound business judgment using the directors’ mix of experiences, qualifications, attributes, and skills. Each candidate must have the highest personal and professional character and integrity and must have demonstrated exceptional ability and judgment in their respective endeavors. Candidates must possess sufficient time to effectively carry out their duties and responsibilities.
In evaluating candidates, the Nominating Committee will make a preliminary review of a prospective candidate's background, career experience, and qualifications based on available information. If the Nominating Committee determines that a particular candidate likely would contribute positively to the Board's mix of skills and experiences, the Nominating Committee will conduct interviews with the candidate and may invite other directors or members of management to interview the candidate to assess the candidate's overall qualifications. The Nominating Committee will consider the candidate in the context of the Board's then-current composition and the needs of the Board and its committees and make a recommendation to the
Board as to whether the candidate should be nominated for election. This procedure is the same for all candidates, including director candidates identified by shareholders.
Mix of Directors and Director Nominees. In considering the composition of the Board, the Nominating Committee seeks to strike a balance between the addition of new directors who bring fresh perspectives and the stability of the Board as a whole. To maintain a well-balanced Board, the
Nominating Committee reviews a director matrix consisting of experiences, qualifications, attributes, and skills. This matrix is set forth in the section
Director Matrix and Composition. The Nominating Committee uses the matrix when identifying, considering, and recommending director nominees, as well as potential director candidates as part of its process of identifying individuals qualified to become Board members. The Nominating
Committee also regularly uses the matrix in reviewing the experiences, qualifications, attributes, and skills of current directors.
Consideration of Candidates Recommended by Shareholders. The Nominating Committee’s policy with respect to the consideration of director candidates recommended by shareholders is that the Nominating Committee will consider such candidates on the same basis and in the same manner as it considers all director candidates. Recommendations must include the information set forth in our Regulations.
Ability of Shareholders to Nominate Directors via Proxy Access.  Our Regulations provide a “proxy access” right to permit any shareholder, or group of up to 20 shareholders collectively, owning 3% or more of our outstanding shares of common stock continuously for at least three years to nominate and include in our proxy materials director nominees for election to the Board. A shareholder or shareholders, as applicable, can nominate up to 20% of the total number of directors on the Board, rounding down to the nearest whole number, in accordance with the requirements set forth in our Regulations. Under our Regulations, requests to include shareholder-nominated candidates for director in our proxy materials must be received no earlier than 150 days and no later than 120 days before the first anniversary of the date that we issued our proxy statement for the previous year’s annual meeting of shareholders. You may find a complete description of the requirements for nominating a director utilizing proxy access in our
Regulations.
Please refer to Other Matters—Shareholder Proposals for the 2027 Annual Meeting for additional information.

}	14	Sherwin-Williams 2026 Proxy Statement
Board and Committee Oversight
The members of the Board serve as representatives for, and are accountable to, the Company’s shareholders. We believe effective Board oversight is critical to the long-term success of the Company and maximizing value for our shareholders.
The Board’s Role in Company Oversight
The Board has oversight responsibility of management. The Company’s business is conducted by officers, managers, and employees under the direction of the CEO and the oversight of the Board. The Board delegates to the CEO, and through her to other senior management, the authority and responsibility for managing the day-to-day affairs of the Company. The Chair and the Lead Director provide leadership to the Board to enhance the Board’s effectiveness in fulfilling its oversight responsibilities. In addition to its general oversight of management, the Board’s oversight function includes responsibility for the following key areas of oversight.
•Management Succession Planning.  In light of the importance of management development and succession planning to Sherwin-Williams’
success, the Board oversees the selection, evaluation, and compensation of our CEO, the election or appointment of other senior management, and the review of management succession planning, including for our CEO. Succession planning is reviewed by the Board at least once per year and may be reviewed more frequently as the Board deems appropriate.
•Strategic Plans.  The Board reviews and, where appropriate, approves the Company’s long-term strategic plan and initiatives. The Board receives regular updates from management that assist the Board in monitoring the implementation of and progress regarding such plans and initiatives. The Board also reviews and, where appropriate, approves significant corporate actions.
•Financial Objectives, Plans, and Reporting.  The Board engages with management in connection with the review, evaluation, and, where appropriate, approval of the Company’s performance against broad financial objectives, major strategies, and plans, as well as the establishment and maintenance of processes, procedures, and controls for maintaining the integrity and clarity of the Company’s financial statements and financial reporting.
•Compliance Processes and Procedures.  The Board receives regular reports from management that enable the Board’s review, evaluation, and, where appropriate, approval of the establishment and maintenance of processes and procedures to facilitate compliance with applicable laws and ethical business conduct.
•Risk Exposures.  As described more fully in this section under the heading The Board’s Role in Risk Oversight, reviewing and evaluating the
Company’s processes used by management to identify, assess, and manage the Company’s exposure to risk is a key oversight responsibility of the Board.
•Corporate Governance.  The Board is responsible for nominating directors, appointing Board committee members and overseeing effective corporate governance of the Company.
•Public Policy and Engagement.  Our Government Affairs team facilitates the Company’s global participation in the public policy-making process, including with respect to issues that affect our employees, customers, and business operations and objectives, as well as the paint and coatings industry in general. This team is led by our Senior Vice President – Chief Legal Officer and Secretary, who provides regular reports to the Board regarding the Company’s key public policy activities, advocacy, and engagement efforts.
In performing its oversight function, the Board provides advice and counsel to the CEO and senior management and relies upon the advice, reports, and opinions of management, counsel, independent auditors, and expert advisors, where necessary and appropriate.
The Board’s Role in Risk Oversight
Overseeing the assessment and management of the Company’s exposure to various risks is a key oversight responsibility for the Board. We have an enterprise risk management (“ERM”) program that includes the processes used to identify, assess, and manage the Company’s most significant enterprise risks and uncertainties that could materially impact the long-term health of the Company or prevent the achievement of strategic objectives. These risks are identified, measured, monitored, and managed across the following key risk categories:
•Strategic, including acquisition, business disruption, reputational, and sustainability risks;
•Operational, including cybersecurity, information technology and artificial intelligence, supply chain and sourcing, and talent attraction, retention, and development risks;
•Financial and macroeconomic, including economic condition, geopolitical, and financial control risks; and
•Compliance, including litigation, regulatory, tax, and intellectual property risks.
Our Chief Financial Officer (“CFO”), who reports to our CEO, facilitates our ERM program. Our ERM program includes a formal assessment of the
Company’s risk environment at least once per year. Because risks are considered in conjunction with the Company’s operations and strategies, including long-term strategies, risks are identified and evaluated across different timeframes (e.g., short, medium, and long term) depending on the specific risk. For the most significant risks identified, the ERM program team engages with senior management and other senior leaders in the functional areas and business units specific to such risks to develop and support risk management and mitigation actions, strategies, and processes across the short, medium, and long term, as necessary and appropriate, and to assist in aligning such actions, strategies, and processes with the
Company’s relevant controls and procedures. Senior management and other senior leaders also may consult with outside advisors and experts in developing risk management and mitigation actions, strategies, processes, controls, and procedures and anticipating future threats and trends relating to the most significant risks.

}	15	Sherwin-Williams 2026 Proxy Statement
Our ERM program also facilitates the incorporation of risk assessment and evaluation into the strategic planning process and the provision of regular reports to senior management, including the CEO, regarding the actions, strategies, processes, controls, and procedures specific to managing, mitigating, and anticipating significant risks. While the Company does not have a member of senior management with the title of Chief Compliance
Officer, the CFO and other senior management are responsible for managing key risks specific to their functional areas.
The CFO reviews the ERM program with the Board at least once per year, including the methodology and approach used to identify, assess, and manage risks, enhancements made to the ERM program during the preceding year, and existing risks and significant emerging risks across the
Company’s key risk categories. Due to their immediacy and risk level, the Company’s most significant risks identified through the ERM program are discussed in greater detail with the Board, including the potential impact and likelihood of the risks materializing over the relevant timeframe, future threats and trends, assigned risk captains, and the actions, strategies, processes, controls, and procedures used or to be implemented to manage and mitigate the risks.
The CEO, CFO, and other senior management may review specific risks with the Board throughout the year, as necessary and appropriate, including as a result of the Lead Director or the Board requesting more frequent updates or information about specific risks. In reviewing specific risks with the
Board, the CEO, CFO, and other senior management may incorporate reports and presentations from third-party advisors and consultants designed to advise with respect to future threats and trends and risk identification, management, and mitigation actions, strategies, and processes, as well as to discuss with, and obtain input from, the Board. To assist the Board in overseeing the Company’s exposure to various risks, the Board has delegated specific risk areas to each committee. The CFO and other senior management review these delegated risks with each Board committee, and the committees provide regular reports to the full Board.

Board of Directors

Strategic Risks	Operational Risks	Financial & Macroeconomic Risks	Compliance Risks

Audit Committee	Compensation Committee	Nominating Committee

•ERM program
•Cybersecurity programs, policies,
and practices, including the
Company’s processes for assessing,
identifying, managing, and mitigating
material risks from cybersecurity
threats and emerging cybersecurity
developments and threats
•Financial risks, including the integrity
of financial statements and
effectiveness of internal control over
financial reporting
•Internal audit performance
•Legal and regulatory compliance
requirements
•Business conduct and practices
•Director and executive compensation •Management development and succession planning •Key policies and strategies regarding the attraction, retention and development of talent
•Corporate governance
•Board and committee composition
•Director succession and recruitment
•Related person transactions
•Key policies and strategies
regarding:
◦Environmental risks, including
relating to climate change
◦Product stewardship
◦Occupational health and safety
◦Sustainability
◦Corporate social responsibility

}	16	Sherwin-Williams 2026 Proxy Statement
Corporate Governance Practices and Policies
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines, which provide the framework for the governance of our Company. The Board reviews our Corporate Governance Guidelines at least annually. From time to time, the Board may revise our Corporate Governance Guidelines to reflect new regulatory requirements and evolving corporate governance practices and policies.
Code of Conduct
Our Code of Conduct applies to all directors, officers, and employees of Sherwin-Williams and our subsidiaries, wherever located. It contains the general guidelines and principles for conducting Sherwin-Williams’ business, consistent with the highest standards of business ethics. We encourage our directors, officers, and employees to report all violations of Company policies and applicable law, including incidents of harassment or discrimination. We will take steps to investigate all such reports and take appropriate action. Under no circumstances will directors, officers, or employees be subject to any disciplinary or retaliatory action for reporting, in good faith, a possible violation of our Code of Conduct or applicable law, or for cooperating in any investigation of a possible violation.
In addition to the ethical obligations set forth in our Code of Conduct, under our Code of Ethics for Senior Financial Management, our CEO, CFO,
and senior financial management are required to adhere to the highest standards of honesty, integrity, objectivity, and independence, and comply with all applicable laws, governmental regulations, Company policies, rules and regulations, ethical requirements, and professional standards.
They also are responsible for creating and maintaining a culture of high ethical standards and commitment to compliance throughout our Company to ensure the fair and timely reporting of Sherwin-Williams’ financial results and condition. Senior financial management includes our chief accounting officer, treasurer, principal financial/accounting personnel in our operating groups and divisions, and all other financial/accounting personnel with staff supervision responsibilities in our corporate departments and operating groups and divisions.
Certain Relationships and Transactions with Related Persons
As part of our Code of Conduct, directors, officers, and employees are expected to make business decisions and take actions based upon the best interests of Sherwin-Williams and not based upon personal relationships or benefits.
The Board recognizes that some transactions, arrangements, and relationships present a heightened risk of an actual or perceived conflict of interest and has adopted a written policy governing these transactions. This policy governs any transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which Sherwin-Williams (including any of its subsidiaries) was during the last fiscal year, is, or will be a participant and the amount involved exceeds $120,000, and in which any of the following persons had, has, or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity):
•our directors, director nominees, or executive officers;
•any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;
•any immediate family member of any of the foregoing persons; and
•any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 10%
or greater beneficial ownership interest.
The Nominating Committee is responsible for reviewing, approving, and overseeing these transactions.
Annually, directors, director nominees, and executive officers are required to submit to the Corporate Secretary a description of any ongoing or proposed transactions. Directors and executive officers are expected to provide updates to the list of transactions during the year and submit any newly proposed transactions for review by the Nominating Committee. We will provide any similar information available with respect to any known ongoing or proposed transactions with beneficial owners of 5% or more of our voting securities. At each calendar year’s first regularly scheduled
Nominating Committee meeting, management will provide information regarding ongoing transactions and those proposed to be entered into by
Sherwin-Williams for that calendar year.
If management becomes aware of any transactions subsequent to that meeting, such transactions will be presented for approval at the next meeting or, in certain circumstances where it is not reasonable or practicable to wait until the next meeting, to the Chair of the Nominating Committee
(who possesses delegated authority to act between meetings) subject to ratification by the Nominating Committee at its next meeting. In the event management becomes aware of any transaction that was not previously approved under the policy, management will present the transaction to the
Nominating Committee as promptly as practicable for its action, which may include termination, amendment, or ratification of the transaction.
The Nominating Committee (or the Chair) will prohibit a transaction if it is determined to be inconsistent with the interests of Sherwin-Williams and its shareholders and will approve only those transactions that are in, or are not inconsistent with, the interests of Sherwin-Williams and its shareholders, as determined in good faith in accordance with its business judgment. In addition, the transaction must be on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.
There were no related person transactions in 2025.

}	17	Sherwin-Williams 2026 Proxy Statement
Director Independence
The Board has adopted categorical Director Independence Standards to assist the Board in determining the independence of each director. To be considered independent, the Board must affirmatively determine that the director has no material relationship with Sherwin-Williams (either directly or as a partner, shareholder or officer of an organization that has a relationship with Sherwin-Williams). In each case, the Board broadly considers all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, and such other criteria as the Board may determine from time to time. Our Director Independence Standards also include additional independence requirements and considerations for members of the Audit Committee and Compensation Committee.
During the Board’s annual review of director independence, the Board considers transactions, relationships, and arrangements between each director or an immediate family member of the director and Sherwin-Williams. The Board also considers transactions, relationships, and arrangements between each director or an immediate family member of the director and our senior management. Under our Director Independence
Standards, the following relationships are not considered to be material relationships that would impair a director’s independence:
•if the director is a current employee, or an immediate family member of the director is a current executive officer, of another company that has made payments to, or received payments from, Sherwin-Williams for property or services in an amount which, in any of the last three fiscal years, is less than $1 million or two percent of such other company’s annual consolidated gross revenues, whichever is greater;
•if the director, or an immediate family member of the director, is an executive officer of another company which is indebted to Sherwin-Williams, or to which Sherwin-Williams is indebted, in an amount which is less than five percent of such other company’s total consolidated assets;
•if the director, or an immediate family member of the director, serves as an officer, director, or trustee of a foundation, university, charitable, or other not-for-profit organization, and Sherwin-Williams’ or The Sherwin-Williams Foundation’s discretionary charitable contributions (excluding matching contributions by the Foundation) to the organization, in the aggregate, are less than $500,000 or five percent, whichever is greater, of that organization’s last publicly available annual consolidated gross revenues;
•if the director serves as a director or executive officer of another company that also uses Sherwin-Williams’ independent auditor;
•if the director is a member of, or associated with, the same professional association, or social, educational, civic, charitable, fraternal, or religious organization or club as another Sherwin-Williams director or executive officer; or
•if the director serves on the board of directors of another company at which another Sherwin-Williams director or executive officer also serves on the board of directors (except for compensation committee interlocks).
Early this year, the Board performed its annual independence review. As a result of this review, the Board affirmatively determined that eight of nine of our current directors (Mses. Anderson and Stewart and Messrs. Fettig, Gamgort, Powell, Thaman, Thornton, and Williams) are independent under our Director Independence Standards and the independence requirements of the NYSE. All members of the Audit Committee, Compensation
Committee, and Nominating Committee are independent. The Board also affirmatively determined that each member of the Audit Committee meets the heightened independence standards required for audit committee members under the NYSE listing standards and the SEC rules. As it relates to the members of the Compensation Committee, the Board considered the additional factors under the NYSE rules relating to such members before determining that each of them is independent. The Board also previously affirmatively determined that Arthur F. Anton and Christine A. Poon were independent under our Director Independence Standards and the independence requirements of the NYSE prior to their retirement from the Board on April 16, 2025. Ms. Petz is not considered to be independent because of her current employment with Sherwin-Williams.
Majority Voting for Directors
As provided in our Charter, for an individual to be elected to the Board in an uncontested election of directors, the number of votes cast in favor of the individual’s election must exceed the number of votes cast against the individual’s election.
Any incumbent nominee for director in an uncontested election who receives a greater number of “against” votes than “for” votes shall continue to serve on the Board pursuant to Ohio law, but is required to promptly tender his or her resignation to the Board under our Corporate Governance
Guidelines. The Nominating Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept the tendered resignation or to take some other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the vote result.
In making this recommendation, the Nominating Committee will consider all factors deemed relevant by its members. These factors may include the underlying reasons why shareholders voted against the director (if ascertainable), the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to Sherwin-Williams, whether by accepting the resignation Sherwin-Williams will no longer be in compliance with any applicable law, rule, regulation, or governing document, and whether accepting the resignation is in the best interest of
Sherwin-Williams and our shareholders. In considering the Nominating Committee’s recommendation, the Board will consider the factors considered by the Nominating Committee and such additional information and factors the Board believes to be relevant. We will promptly publicly disclose the
Board’s decision and process in a report filed with or furnished to the SEC.

}	18	Sherwin-Williams 2026 Proxy Statement
Annual Board Self-Assessments
The Board and each committee complete an annual self-assessment to assist in determining whether the Board and its committees are functioning effectively. The Nominating Committee oversees this process.

Determine Format	Conduct Assessments

The Nominating Committee annually reviews the format of
the self-assessment process, including whether to use a
written questionnaire only or also to use individual
interviews to elicit additional feedback. The written
questionnaires for the full Board and each committee are
reviewed and updated on an annual basis to ensure they
incorporate appropriate and relevant topics.

Each director responds to questions on a range of
topics relevant to the full Board and each committee
on which he or she serves. Directors evaluate
performance for each question and are encouraged
to include candid comments and feedback.

Respond to Director Input	Review Feedback

Based on the feedback received, the Board, each
committee, our CEO, and other senior management
consider ways in which each may respond to director
feedback and improve practices, processes, and
effectiveness.

The Board assessment responses are reviewed
and discussed by the full Board, with the committees
reviewing and discussing feedback specific to each
of their committees. Our Lead Director, CEO, and
other senior management may assist in facilitating
these discussions and identifying strengths and
areas of improvement.

Our Board and committee self-assessments address the following topics:
•Board and committee efficiency and overall effectiveness;
•Board and committee structure, size, composition, dynamics, and culture;
•Board leadership structure;
•meeting agendas, format, frequency, and time allocated;
•the quality of Board and committee discussions;
•the quality and scope of meeting materials and management presentations;
•directors’ access to our CEO and other members of management; and
•the sufficiency of information regarding, and time spent discussing, topics including long-term and strategic objectives, operating plans and budgets, competitive factors and trends, acquisition and divestiture activities, risk exposures, management development and succession planning, shareholder perspectives, and key sustainability strategies and initiatives.

}	19	Sherwin-Williams 2026 Proxy Statement
Director Overboarding Policy
As provided in our Corporate Governance Guidelines, the Board has established an overboarding policy to help confirm a director’s service on other public company boards does not create any actual or potential material conflict of interest and does not impair the director’s ability to effectively serve on our Board. To that end, the Board believes that directors who are executive officers of publicly traded companies should not serve on more than two public company boards (inclusive of our Board) and that all other Board members should not serve on more than four public company boards
(inclusive of our Board). In addition, directors who are members of the Audit Committee are prohibited from simultaneously serving on the audit committees of more than two other public companies, unless the Board (i) determines that such simultaneous service would not impair the director’s ability to effectively serve on Sherwin-Williams’ Audit Committee and (ii) discloses such determination in our annual proxy statement. Directors are expected to advise the Chair prior to accepting an invitation to serve on boards of other public companies. The Nominating Committee annually reviews directors’ compliance with board service limitations and takes into account the nature of and time involved in a director’s service on other boards in evaluating the qualifications of each director.
Stock Ownership Guidelines
The Board has established minimum share ownership requirements for our directors and executives to encourage meaningful share ownership in the
Company and assist in aligning their interests with the interests of our shareholders. The Compensation Committee reviews shareholdings on an annual basis to determine whether our directors and executives are meeting these requirements.
Each non-management director is required to acquire shares of Sherwin-Williams common stock equal in value to a minimum of seven times the annual Board cash retainer. For purposes of obtaining this requirement, time-based restricted stock units held by directors granted pursuant to our equity plans and equivalent shares of common stock held by directors pursuant to our Director Deferred Fee Plan are considered shares of common stock owned by such directors. Each director also is required to hold all shares of common stock received upon the vesting of restricted stock units until the minimum share ownership requirement is met.
Each executive is required to acquire, within five years of serving in such capacity, shares of Sherwin-Williams common stock equal in value to a multiple of their base salary. Minimum share ownership requirements are six times for our CEO and three times for all other executives. For purposes of meeting this requirement, each share of stock held under our 401(k) Plan and each restricted stock unit is considered a share of stock. Stock options, unvested and unearned performance-based restricted stock units, and phantom stock units held pursuant to our deferred compensation plans, are not considered for purposes of meeting the minimum share ownership requirement.
As of December 31, 2025, all executives and non-management directors either met the guidelines or are expected to meet the guidelines within the prescribed time frame or in accordance with the requirements.
Insider Trading Policy
The Company has adopted an Insider Trading Policy and procedures that govern the purchase, sale, and other dispositions of the Company’s securities by directors, officers, and employees, as well as by the Company itself. We believe that our Insider Trading Policy and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards.
Anti-Hedging and Anti-Pledging Policy
Directors and all employees, including our executive officers, are prohibited from engaging in hedging transactions with respect to Company securities. “Hedging transactions” can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds or through other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities. Because hedging transactions might permit a director or employee, including our executive officers, to continue to own our securities, whether obtained through our equity compensation plans or otherwise, without the full rewards and risks of ownership, such hedging transactions are prohibited.
We also prohibit our directors, executive officers, and certain of our other employees that are subject to the preclearance procedures of our Insider
Trading Policy from holding Sherwin-Williams securities in margin accounts or otherwise pledging our securities as collateral for a loan. Additionally, we prohibit our directors and employees, including our executive officers, from engaging in short sales of our securities and transactions in put options, call options, or other derivative securities on an exchange or in any other organized market.
Clawback Policy and Forfeiture Provisions
In accordance with SEC rules and the requirements of the NYSE listing standards, in 2023, the Compensation Committee adopted an executive clawback policy, which empowers the Company to recover certain incentive compensation erroneously awarded to Covered Officers (as defined below) in the event of an accounting restatement. Our equity award agreements also contain a forfeiture feature that provides for termination or forfeiture of equity awards in certain situations. For more information about the executive clawback policy and the forfeiture feature of our equity awards program, see the information set forth under the heading Clawback Policy and Forfeiture Provisions in the Compensation Discussion and
Analysis section.

}	20	Sherwin-Williams 2026 Proxy Statement
Lobbying and Political Engagement
We maintain policies and procedures governing our lobbying activities and political engagement that are designed to promote compliance with applicable laws and regulations, including the Sherwin-Williams Political Engagement Policy and our Code of Conduct. Our Political Engagement
Policy and Code of Conduct provide that no employee or director may engage in any activity on behalf of the Company with the intention of influencing legislation or rulemaking, or engage lobbyists or others to do so, without the approval of our Government Affairs Department.
Sherwin-Williams’ political engagement activities are overseen by senior executive management and the Board.
Reporting Procedures for Accounting, Auditing, and Financial-Related Matters
The Audit Committee has established procedures for receiving, retaining, and treating reports from any source regarding accounting, internal accounting controls, and auditing matters. Parties may communicate their concerns by following the procedures described in this section under the heading Communications with the Board. Employees are encouraged and expected to promptly report any concerns regarding accounting, internal accounting controls or auditing matters by following the procedures outlined in our Code of Conduct. We do not permit any disciplinary or retaliatory action against any person who in good faith submits a concern under these procedures.
Communications with the Board
The Board has adopted a process by which shareholders and all other interested parties may communicate with the Lead Director, the Chairs of any of the committees of the Board, or the non-management directors as a group. You may send communications by regular mail to the attention of the:
Lead Director; Chair, Audit Committee; Chair, Compensation and Management Development Committee; Chair, Nominating and Corporate
Governance Committee; or, if to the non-management directors as a group, Non-Management Directors; each, c/o Corporate Secretary, The
Sherwin-Williams Company,1 Sherwin Way, Cleveland, Ohio 44113.
Sherwin-Williams’ management will review all communications received to determine whether the communication requires immediate action.
Management will relay all appropriate and applicable communications received, or a summary of such communications, to the appropriate director or directors.
Availability of Corporate Governance Materials
You may access all Board committee charters and our Corporate Governance Guidelines, Director Independence Standards, Code of Conduct, and
other governance materials on our Investor Relations website, investors.sherwin.com.

}	21	Sherwin-Williams 2026 Proxy Statement
Proposal 1 — Election of 9 Directors
Our Board has nominated the following nine director nominees for election at the Annual Meeting to hold office until the next annual meeting of shareholders and until their successors are elected or until their earlier resignation, removal from office, or death.
Our Board currently has nine members, each of whom are standing as nominees for re-election. Each of our director nominees were elected by our shareholders at the 2025 annual meeting. The Board has determined that all of the director nominees are independent, except for Ms. Petz, who is not considered independent due to her position as our Chair, President and CEO. There are no family relationships among any of the directors, director nominees, and executive officers.
Each nominee has agreed to serve, if elected. If any nominee declines or is unable to accept such nomination or is unable to serve, an event which we do not expect, the Board reserves the right in its discretion to substitute another person as a nominee or to reduce the number of nominees and the size of the Board. In this event, the proxy holders may vote, in their discretion, for any substitute nominee proposed by the Board.
We have presented below biographical information regarding each nominee. This biographical information is supplemented by additional information regarding the particular experiences, qualifications, attributes, and skills that led the Board to conclude each nominee should serve on the Board.
This additional information is set forth in this section under the heading Director Matrix and Composition.

The Board of Directors unanimously recommends that you vote “FOR” the election of each of the nominees.

}	22	Sherwin-Williams 2026 Proxy Statement
Director Biographies

Compensation Committee	Audit Committee	Nominating Committee	Chair

Kerrii B. Anderson		Jeff M. Fettig
Committees Age: 68 Director since: 2019 Independent		Committees Age: 69 Director since: 2019 Lead Director since: 2023 Independent

Reasons for Nomination and Qualifications
Ms. Anderson has a strong record of leadership in operations, strategy, finance, and talent management as a result of her
experience serving as Chief Executive Officer and President
and Chief Financial Officer of Wendy’s. Ms. Anderson also has significant expertise in the areas of accounting and financial reporting, corporate finance, corporate governance, and
executive compensation through her service on other large
public company boards.
Ms. Anderson’s breadth of experience provides insight to the
Board on a variety of matters relevant to Sherwin-Williams’
global operations and business strategy.

Reasons for Nomination and Qualifications
Through his long tenure as Chairman and Chief Executive
Officer and his experience in various other key leadership
positions with Whirlpool over 37 years, Mr. Fettig gained
significant knowledge of global business operations and end
markets and the manufacturing, marketing, sales, and
distribution of consumer products worldwide.
Mr. Fettig’s extensive experience and breadth of knowledge
enable him to provide our Board with a unique, independent
perspective on Sherwin-Williams’ business strategy, growth,
and operations and the issues and opportunities facing complex, global companies.

Career Highlights
Private Investor and Board Advisor (2008-present)
Wendy’s International, Inc. (restaurant operating and
franchising company n/k/a The Wendy’s Company)
•Chief Executive Officer and President (2006-2008) (retired)
•Interim Chief Executive Officer and President (2006)
•Executive Vice President and Chief Financial Officer
•(2000-2006)
M/I Schottenstein Homes, Inc. (n/k/a M/I Homes, Inc.)
•Senior Vice President and Chief Financial Officer
(1987-2000)
Other Public Directorships—Current
•Labcorp Holdings Inc. (NYSE: LH)
•Worthington Enterprises, Inc. (NYSE: WOR)
•Abercrombie & Fitch Co. (NYSE: ANF)
Other Public Directorships—Past 5 Years
•None
Other Current Affiliations
•Board of Trustees, Elon University
•Executive Compensation Committee, OhioHealth
Corporation
•Audit Committee Chair, The Columbus Foundation

Career Highlights
Whirlpool Corporation (a leading home appliance
company)
•Executive Chairman (2017-2018) (retired)
•Chairman and Chief Executive Officer (2004-2017)
•President and Chief Operating Officer (1999-2004)
•Executive Vice President, Whirlpool and President,
Whirlpool Europe and Asia (1994-1999)
Other Public Directorships—Current
•Dow Inc. (NYSE: DOW)
Other Public Directorships—Past 5 Years
•None
Other Current Affiliations
•Board of Directors, Kohler Company
•Board of Directors, Indiana University Foundation

}	23	Sherwin-Williams 2026 Proxy Statement

Compensation Committee	Audit Committee	Nominating Committee	Chair

Robert J. Gamgort		Heidi G. Petz
Committees Age: 63 Director since: 2025 Independent		Age: 51 Director since: 2023 Not Independent

Reasons for Nomination and Qualifications
Mr. Gamgort brings more than 35 years of experience in the
consumer products industry to the Board, including serving as
Chief Executive Officer of Keurig Dr Pepper, Keurig Green
Mountain and Pinnacle Foods. Through his broad range of
service in executive leadership roles at large public
companies, he gained deep experience in sales, marketing,
and brand management, and extensive experience leading
significant business transformations, including through
strategic acquisitions, innovation, and new business creation.
Mr. Gamgort’s depth of experience in consumer products
enables him to advise the Board on a variety of matters relevant to Sherwin-Williams’ sales and marketing, business strategy, and operations.
Career Highlights
Keurig Dr Pepper Inc. (a leading beverage company in
North America)
•Chairman of the Board (2025-present)*
•Executive Chairman (2022; 2024-2025)
•Executive Chairman, President, and Chief Executive Officer
(2022-2024)
•Chairman, President and Chief Executive Officer
(2019-2022)
•President and Chief Executive Officer (2018-2019)
Keurig Green Mountain
•Chief Executive Officer (2016-2018)
Pinnacle Foods Inc.
•Chief Executive Officer (2009-2016)
Mars, Inc.
•Various leadership roles of increasing responsibility,
including President, North America (1998-2009)
Kraft Foods
•Various sales leadership and brand management roles
Other Public Directorships—Current
•Keurig Dr Pepper Inc. (Nasdaq: KDP)*
Other Public Directorships—Past 5 Years
•None
*On February 24, 2026 Keurig Dr Pepper Inc. announced that
Mr. Gamgort resigned from his position as Chairman of the Board and a director of the company, effective as of March 31, 2026.

Reasons for Nomination and Qualifications
Since joining the Company, Ms. Petz, our current Chair,
President and Chief Executive Officer, has been an invaluable member of Sherwin-Williams’ leadership team, leading the
Company’s global businesses through some of the most
challenging periods in its history.
Ms. Petz’s past leadership experiences at other large public companies in the consumer/retail industry, including Target
Corporation and Newell Rubbermaid (n/k/a Newell Brands),
combined with her extensive knowledge of the paint and
coatings industry and her unique insight of Sherwin-Williams gained through her leadership of global operations, strategy and innovation at the Company, allows her to bring to the Board
informed and relevant perspective and viewpoints on Sherwin-
Williams’ operations and strategic opportunities around the
world.
Career Highlights
The Sherwin-Williams Company
•Chair (2025-present)
•President and Chief Executive Officer (2024-present)
•President and Chief Operating Officer (2022-2024)
•President, The Americas Group (2021-2022)
•Senior Vice President, Marketing, The Americas Group
(2020-2021)
•President, Consumer Brands Group (2020)
•President & General Manager, Retail North America,
Consumer Brands Group (2019-2020)
•Senior Vice President, Marketing, Consumer Brands Group
(2017-2019)
Other Public Directorships—Current
•Ulta Beauty, Inc. (Nasdaq: ULTA)
Other Public Directorships—Past 5 Years
•None
Other Current Affiliations
•Board of Directors, University Hospitals Health System, Inc.
•Policy Advisory Board, Joint Center for Housing Studies of
Harvard University

}	24	Sherwin-Williams 2026 Proxy Statement

Compensation Committee	Audit Committee	Nominating Committee	Chair

Aaron M. Powell		Marta R. Stewart
Committees Age: 54 Director since: 2021 Independent		Committees Age: 68 Director since: 2021 Independent

Reasons for Nomination and Qualifications
Mr. Powell brings relevant leadership and international
operations, sales, and marketing experience from a global
consumer and professional products company to the Board.
Through his broad range of leadership positions, including his current role as Chief Executive Officer, Pizza Hut Division at
Yum! Brands, Mr. Powell has gained significant knowledge of
global markets and operations and extensive sales, marketing, and digital expertise in domestic and international markets.
Mr. Powell’s breadth of experience enables him to provide the
Board with a valuable perspective on Sherwin-Williams’ global operations, sales and marketing, and other business matters.
Career Highlights
Yum! Brands, Inc. (global restaurant company)
•Chief Executive Officer, Pizza Hut Division (2021-present)
Kimberly-Clark Corporation (global manufacturer and
marketer of personal care, consumer tissue, and
professional brands)
•President, Asia-Pacific Consumer Business (2020-2021)
•President, Kimberly-Clark Professional (2018-2020)
•President, Kimberly-Clark Europe, Middle East & Africa
(2018)
•President, Kimberly-Clark Professional, North America
(2015-2018)
•Vice President and Managing Director, Central & Eastern
Europe (2014-2015)
Bain and Company
•Manager, Consumer Practice
The Procter & Gable Company
•Various sales leadership and brand management roles
Other Public Directorships—Current
•None
Other Public Directorships—Past 5 Years
•None
Other Current Affiliations
•Advisory Board, Washington University

Reasons for Nomination and Qualifications
Through her 33-year career at a premier transportation and
distribution company, Norfolk Southern Corporation, Ms.
Stewart brings broad financial and strategic expertise leadership to the Board.
Ms. Stewart’s extensive financial expertise and significant
knowledge of strategic planning, capital markets, and
accounting systems and controls enable her to provide the
Board with a meaningful perspective on matters relevant to
Sherwin-Williams’ business strategy and operations.
Career Highlights
Norfolk Southern Corporation (major freight railroad)
•Executive Vice President and Chief Financial Officer
(2013-2017) (retired)
•Vice President and Treasurer (2009-2013)
•Vice President, Controller and Principal Accounting Officer
(2003-2009)
•Various positions of increasing responsibility (1983-2003)
Peat Marwick (a predecessor to KPMG International
Limited)
•Various accounting advisory roles
Other Public Directorships—Current
•Simon Property Group, Inc (NYSE: SPG)
Other Public Directorships—Past 5 Years
•None

}	25	Sherwin-Williams 2026 Proxy Statement

Compensation Committee	Audit Committee	Nominating Committee	Chair

Michael H. Thaman		Matthew Thornton III
Committees Age: 62 Director since: 2017 Independent		Committees Age: 67 Director since: 2014 Independent

Reasons for Nomination and Qualifications
Mr. Thaman brings relevant operational experience leading and managing a global manufacturing company, Owens Corning, to
the Board.
Through serving in a variety of leadership roles at Owens
Corning during a 28-year career, Mr. Thaman gained significant knowledge and a unique understanding of the residential,
construction, industrial and global markets, as well as
operations, finance, and business strategy. This knowledge
enables him to advise our Board on a variety of matters relevant to Sherwin-Williams’ operations and business strategy.
Career Highlights
Owens Corning (global building and construction
materials company)
•Executive Chair (2019–2020) (retired)
•Chair (2002–2019)
•Chief Executive Officer (2007–2020)
•President (2007–2018)
•Chief Financial Officer (2000–2007)
UBQ Materials Inc. (developer of advanced materials
made from organic and unrecyclable waste)
•Chief Executive Officer (2020)
Other Public Directorships—Current
•L’Air Liquide S.A. (Euronext Paris Stock Exchange: EPA: AI)
•UL Solutions Inc. (NYSE: ULS)
Other Public Directorships—Past 5 Years
•None
Other Current Affiliations
•Board of Directors, Kohler Company

Reasons for Nomination and Qualifications
Through his broad range of positions at FedEx Corporation
during a career exceeding 41 years, Mr. Thornton gained
significant strategic operations expertise and logistics
management experience. Mr. Thornton also has experience in
corporate governance and executive compensation through his
service on other public company and mutual fund complex
boards.
Mr. Thornton’s breadth of experience enables him to provide
the Board with a meaningful perspective on Sherwin-Williams’
global operations, strategy and business matters.
Career Highlights
FedEx Freight, a subsidiary of FedEx Corporation
(transportation, e-commerce and business services
company)
•Executive Vice President and Chief Operating Officer
    (2018–2019) (retired)
•Senior Vice President, US Operations, FedEx Express
(2006–2018)
•Senior Vice President–Air, Ground & Freight Services,
•FedEx Express (2004–2006)
•Vice President–Regional Operations (Central Region),
•FedEx Express (1998–2004)
Other Public Directorships—Current
•Crown Castle Inc. (NYSE: CCI)
Other Public Directorships—Past 5 Years
•None
Other Current Affiliations
•Boards of Directors/Trustees, registered investment
companies in the Nuveen fund complex
•The Executive Leadership Council

}	26	Sherwin-Williams 2026 Proxy Statement

Compensation Committee	Audit Committee	Nominating Committee	Chair

Thomas L. Williams		Matthew Thornton III
Committees Age: 67 Director since: 2023 Independent

Reasons for Nomination and Qualifications
Through his executive-level positions at both Parker-Hannifin and General Electric, Mr. Williams brings more than 30 years of global experience in the industrial sector to the Board as well as broad international operations experience and
particular expertise on complex and cyclical businesses, and extensive knowledge of manufacturing, distribution, logistics and innovation.
Mr. Williams’ extensive and diverse operations expertise
enables him to provide a valuable perspective on Sherwin-
Williams’ global operations and business strategy.
Career Highlights
Parker-Hannifin Corporation (worldwide manufacturer
of motion and control technologies and systems)
•Executive Chairman (2023-2024) (retired)
•Chairman of the Board (2016-2024)
•Chief Executive Officer (2015-2023)
•Executive Vice President (2008-2015)
•Operating Officer (2006-2015)
General Electric Company
•Key management positions in several business groups
Other Public Directorships—Current
•Veralto Corporation (NYSE: VLTO)
Other Public Directorships—Past 5 years
•The Goodyear Tire & Rubber Company (Nasdaq: GT)
•Parker-Hannifin Corporation (NYSE: PH)

}	27	Sherwin-Williams 2026 Proxy Statement
Director Matrix and Composition
In considering each director nominee and the composition of the Board as a whole, the Nominating Committee reviews a director matrix consisting of experiences, qualifications, attributes, and skills that it believes enables a director nominee to make significant contributions to the Board, Sherwin-
Williams, and our shareholders. The Nominating Committee may consider additional experiences, qualifications, attributes, and skills, as it deems appropriate, given the then-current needs of the Board and Sherwin-Williams. The Nominating Committee and our Board believe the mix of categories summarized below contributes to a well-balanced Board and enables the Board to provide effective oversight of our management and business. These experiences, qualifications, attributes, and skills are reviewed regularly in considering the composition of the full Board and each director nominee. The following table describes more fully the director matrix and provides additional demographic information regarding our director nominees.

Experience, Qualifications, Attributes, and Skills	Anderson	Fettig	Gamgort	Petz	Powell	Stewart	Thaman	Thornton	Williams
Public Company CEO/CFO Experience Experience as a CEO or CFO of a public company	●	●	●	●		●	●		●
Senior Management Experience Experience as a senior manager of a company or a significant subsidiary, operating division, or business unit	●	●	●	●	●	●	●	●	●
Financial Expertise Possess the knowledge and experience to be qualified as an “audit committee financial expert”	●	●	●		●	●	●		●
Manufacturing; Distribution Experience in managing significant manufacturing and/or distribution operations	●	●	●	●	●	●	●	●	●
Industry Expertise in the development, manufacture, distribution and sale of paint, coatings and related products				●
Research and Development Experience in managing research and development operations, including product development, and implementing related strategies	●	●	●	●	●		●		●
International Operations Experience in overseeing complex global organizations, with exposure to diverse business environments, cultural perspectives, and economic conditions	●	●	●	●	●		●	●	●
Marketing, Sales and Brand Management Experience in managing a marketing and/or sales function with exposure to channel and brand management	●	●	●	●	●		●	●	●
Retail Operations Experience in managing retail operations	●			●	●			●
Technology and Digital Experience in technology and digital, including areas such as information technology, cybersecurity, eCommerce, data, analytics, and other digital solutions	●			●	●
Supply Chain and Logistics Experience in supply chain and logistics oversight, management, organization, processes, and strategy	●	●	●	●	●	●	●	●	●

Strategic Planning and Enterprise Risk
Experience at a complex organization with oversight
of strategic priorities and business planning, including
identifying, prioritizing, and managing a broad
spectrum of risks and enterprise risk management
processes
	●	●	●	●	●	●	●	●	●

Human Capital Management
Experience in human capital management, including
oversight of corporate culture and organization
development, talent development, workforce
management, and compensation and benefit
programs
	●	●	●	●	●	●	●	●	●

}	28	Sherwin-Williams 2026 Proxy Statement

Demographic Information	Anderson	Fettig	Gamgort	Petz	Powell	Stewart	Thaman	Thornton	Williams
Race or Ethnicity*
African American or Black					●			●
Hispanic						●
White	●	●	●	●			●		●
Gender*
Female	●			●		●
Male		●	●		●		●	●	●
Other
Age	68	69	63	51	54	68	62	67	67
Tenure (years)	7	7	1	3	5	5	9	12	3
*Categories and information included based on director nominees’ self-identified characteristics.

}	29	Sherwin-Williams 2026 Proxy Statement
2025 Director Compensation Table
The following table sets forth information regarding the compensation of our non-management directors for 2025.

Name	Fees Earned or Paid in Cash ($)(2, 3)	Stock Awards ($)(4,5)	All Other Compensation ($)(6)	Total ($)
Kerrii B. Anderson	160,000	183,147	7,000	350,147
Arthur F. Anton (1)	39,313	183,147	4,000	226,460
Jeff M. Fettig	185,000	183,147	7,000	375,147
Robert J. Gamgort (1)	95,687	172,414	4,000	272,101
John G. Morikis (1)	39,313	—	4,000	43,313
Christine A. Poon (1)	39,313	183,147	4,000	226,460
Aaron M. Powell	135,000	183,147	4,000	322,147
Marta R. Stewart	165,000	183,147	7,000	355,147
Michael H. Thaman	135,000	183,147	7,000	325,147
Matthew Thornton III	160,000	183,147	4,000	347,147
Thomas L. Williams	135,000	183,147	7,000	325,147
1.Messrs. Anton and Morikis and Ms. Poon retired as directors at the end of their terms at the 2025 annual meeting on April 16, 2025, and Mr. Gamgort was elected to the Board at such meeting. Their fees were prorated for the portion of the year they served on our Board.
2.Amounts reflect the annual Board retainer, the annual retainer for the Lead Director, and the annual retainers for committee Chairs.
3.Mses. Anderson and Poon, and Messrs. Gamgort, Thaman and Williams deferred the payment of certain cash fees included in this column under our Director Deferred
Fee Plan. Cash amounts deferred into vested stock units under our Director Deferred Fee Plan during 2025 were as follows: Ms. Anderson, $40,001; Mr. Gamgort,
$95,687; Ms. Poon, $9,829; Mr. Thaman, $135,000; and Mr. Williams, $135,000. These amounts were credited to either a common stock unit account or a shadow stock unit account under our Director Deferred Fee Plan.
4.Values reflect 517 restricted stock units (“RSUs”) granted to each non-management director under our 2006 Stock Plan for Nonemployee Directors (all directors other than Mr. Gamgort) and the 2025 Equity and Incentive Compensation Plan (the “Equity Incentive Plan”) (for Mr. Gamgort) during 2025. Mr. Morikis, who served as
Executive Chair from January 2024 to December 2024 and as a non-employee director from January 1, 2025 to April 16, 2025, did not receive a 2025 non-
management director RSU award. The value of RSUs is equal to the aggregate grant date fair value computed in accordance with stock-based accounting rules
(Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718), excluding the effect of estimated forfeitures. The grant date fair value of RSUs is based on the fair market value of our common stock (the average of the highest and lowest reported sale prices) on the grant date.
5.The number of unvested RSUs held by each non-management director (including non-management directors who retired during 2025) at December 31, 2025 was as follows: (a) 1,150 for Mses. Anderson, Poon, and Stewart, and Messrs. Anton, Fettig, Powell, Thaman, and Thornton; (b) 517 for Mr. Gamgort and (c ) 1,147 for Mr.
Williams. Mr. Morikis did not receive any non-management director RSU awards.
6.Amounts include: (a) $4,000 for each director for identity theft protection and cybersecurity services; and (b) $3,000 for each of Mses. Anderson and Stewart, and
Messrs. Fettig, Thaman, and Williams for charitable matching gifts under The Sherwin-Williams Foundation Matching Gifts Program.

}	30	Sherwin-Williams 2026 Proxy Statement
Director Compensation Program
The Compensation Committee is responsible for reviewing and approving the form and amount of compensation for our non-management directors.
All of our non-management directors are paid under the same compensation program. Any executive officer of Sherwin-Williams who also serves as a director does not receive any additional compensation for serving as a director.
Our director compensation program is designed to attract and retain highly qualified directors through director compensation that is competitive relative to market practices, addresses the time, effort, expertise, and accountability required of active Board membership, and aligns directors’
interests with those of our shareholders through the equity component of the program.
Director Fees
During 2025, the cash and equity compensation program for our non-management directors consisted of the following.
•An annual cash retainer of $135,000.
•An additional annual cash retainer of $50,000 for the Lead Director, $30,000 for the Audit Committee Chair, $25,000 for the Compensation
Committee Chair, and $25,000 for the Nominating Committee Chair.
•A meeting fee of $1,750 for each Board or committee meeting attended in excess of twelve meetings during the calendar year.
For purposes of calculating the number of meetings, any Board and committee meetings held within 24 hours constitute one meeting.
•An annual grant of RSUs of approximately $180,000, valued over a prior 30-day period. One RSU is equivalent in value to one share of Sherwin-
Williams common stock. RSUs generally are paid out in common stock upon vesting and vest in annual increments of one-third over a period of three years. RSUs will immediately vest in the event of the death or disability of the director or in the event of a change in control of Sherwin-
Williams. In the event of the retirement of the director after attaining the age of 65 or completing either five years of service or five one-year terms as a Board member, RSUs will continue to vest in accordance with the original three-year vesting schedule.
We reimburse all directors for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board and its committees. We do not provide retirement benefits to our non-management directors.
It is the Compensation Committee’s practice to engage its independent compensation consultant every other year to assess the competitiveness of our director compensation program relative to market practices, including the peer group we use for executive compensation purposes. During 2025, the Compensation Committee performed such assessment and, based upon its evaluation and the recommendation of the compensation consultant, approved an increase to the value of the annual grant of RSUs to approximately $190,000, effective January 1, 2026. Additional information regarding the role and independence of our compensation consultant is set forth under the heading The Role of the Independent Compensation
Consultant in the Compensation Discussion and Analysis section.
Director Stock Ownership Requirements
The Board has established a minimum share ownership requirement to align the interests of our directors with the interests of our shareholders.
Information about our director stock ownership requirements is included under the heading Stock Ownership Guidelines in the Corporate
Governance Practices and Policies section.
Other Benefits
We also provide liability insurance and business travel accident insurance for all directors, including $500,000 accidental death and dismemberment coverage and $500,000 permanent total disability coverage, while the directors are traveling on Sherwin-Williams’ business.
Directors may also receive the same discounts as our employees on the purchase of products at Sherwin-Williams’ stores and are eligible to participate in The Sherwin-Williams Foundation’s Matching Gifts Program and Grants for Volunteers Program on the same basis as employees. For the Matching Gifts Program, the Foundation will match, on a 1:1 basis, gifts of $100 or more, up to an annual maximum of $3,000, made to qualifying nonprofit organizations and educational institutions.
Directors may defer all or a portion of their cash retainer and meeting fees under our Director Deferred Fee Plan into a common stock unit account, a shadow stock unit account, or an interest bearing cash account. Amounts deferred may be distributed either in annual installments over a period of up to ten years or in a lump sum pursuant to a director’s payment election. Amounts credited to a shadow stock unit account are distributed in cash, and units are vested in shadow stock and common stock unit accounts upon allocation to such accounts.

}	31	Sherwin-Williams 2026 Proxy Statement
Proposal 2 — Advisory Approval of the
Compensation of the Named Executive
Officers
We are asking our shareholders to approve, on an advisory, non-binding basis, the compensation of the NEOs as disclosed in this Proxy Statement pursuant to SEC rules, including Section 14A of the Exchange Act. This annual vote is commonly referred to as “say-on-pay.” This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and our executive compensation program and practices described in this Proxy Statement.
We believe our executive compensation program has been thoughtfully and appropriately designed and managed to align with our overall business strategy and to focus our executives on delivering sustained financial and operating results and creating value for our shareholders on a consistent, long-term basis. Our objectives are to provide an executive compensation program that: (a) is competitive and designed to attract, retain, and motivate talented and high-performing executives; (b) maintains a performance- and achievement-oriented culture that is supported by our pay for performance philosophy by linking a significant percentage of our executive compensation program to Company performance, business unit performance (where applicable), and stock price appreciation; and (c) aligns the interests of our executives with those of our shareholders through significant stock ownership requirements and a significant portion of our executives’ incentive compensation directly tied to our stock price, rewarding our executives the way our shareholders are rewarded—through growth in the value of our stock. We believe our program achieves these objectives.
The Compensation Discussion and Analysis (“CD&A”) section describes our executive compensation program, including detailed information about how and why we make executive compensation decisions, and the decisions made relating to 2025 compensation. We include a list of our more significant executive compensation practices, which promote responsible pay and governance principles and alignment with shareholder interests, in the Executive Summary of the CD&A.
The Board requests that you vote “for” the following resolution:
“RESOLVED, that Sherwin-Williams’ shareholders hereby approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the executive compensation tables, and any related material disclosed in this Proxy Statement.”
Although this advisory say-on-pay vote is not binding, the Board and Compensation Committee highly value the opinions of our shareholders. The result of this vote will provide information to the Compensation Committee about our shareholders’ views of our executive compensation program, which the Compensation Committee will be able to consider in the future when making executive compensation decisions. We intend to hold this vote annually, with the next vote expected to occur at our 2027 annual meeting of shareholders. We will hold the next vote on the frequency of such say-
on-pay vote at our 2029 annual meeting of shareholders.

The Board of Directors unanimously recommends that you vote “FOR” advisory approval of the compensation of the named executive officers.

}	32	Sherwin-Williams 2026 Proxy Statement
Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) provides an overview of our executive compensation programs, policies, practices and decisions for 2025. Our NEOs are listed below. As used in this CD&A, the “Compensation Committee” and the “Committee” refer to the
Compensation and Management Development Committee.

•Heidi G. Petz.    Ms. Petz has served as Chair of the Board since January 2025, and as President and CEO since January 2024. Prior to her current role, Ms. Petz served as President and Chief Operating Officer (“COO”) from March 2022 to January 2024, and President, The Americas
Group (“TAG”, now known as the Paint Stores Group (“PSG”)) from March 2021 to March 2022. She began her career with Sherwin-Williams in
June 2017 in connection with the Valspar acquisition.
•Allen J. Mistysyn.    Mr. Mistysyn served as Senior Vice President – Finance and Chief Financial Officer (“CFO”) from January 2017 until his retirement from such position on December 31, 2025. He began his career with Sherwin-Williams in June 1990.
•Justin T. Binns.    Mr. Binns has served as President, Global Architectural (“GA”) since January 2024. Our Global Architectural business is principally comprised of our Paint Stores Group and certain components of our Consumer Brands Group (“CBG”). Prior to his current role, Mr.
Binns served as President, PSG from March 2022 to January 2024, and President, Performance Coatings Group (“PCG”) from November 2020 to
March 2022. He began his career with Sherwin-Williams in August 1997.
•Karl J. Jorgenrud.    Mr. Jorgenrud has served as President, Global Industrial (“GI”) since January 2024. Our Global Industrial business is principally comprised of PCG. Prior to his current role, Mr. Jorgenrud served as President, PCG from March 2022 to January 2024, and President and General Manager, General Industrial Division, PCG from January 2020 to March 2022. He began his career with Sherwin-Williams in June
2017 in connection with the Valspar acquisition.
•Mary L. Garceau.    Ms. Garceau has served as Senior Vice President – Chief Legal Officer and Secretary (“CLO”) since February 2024. Prior to her current role, Ms. Garceau served as Senior Vice President – General Counsel and Secretary from August 2017 to February 2024. She began her career with Sherwin-Williams in February 2014.

}	33	Sherwin-Williams 2026 Proxy Statement
Executive Summary
We manage our business with the long-term objective of serving our customers and creating and maximizing value for our shareholders. Our executive compensation program is designed to link a significant percentage of executive compensation to Company performance, business unit performance (as applicable), and stock price appreciation. Our executive compensation program is an integral component of our longstanding success as it assists us in attracting, retaining, and motivating a talented, high-performing leadership team to drive consistent and strong financial and operating results. Our long track record of sustained success is exemplified by the following:
•Our average annual shareholder return, including dividends, over the past 10 years is 15.18%.
•2025 was our 47th consecutive year of increased dividends, as we continued our practice of returning significant value to our shareholders.
During 2025, we returned approximately $2.45 billion to our shareholders through increased dividends and share repurchases. Over the past three years, we have returned approximately $6.96 billion to our shareholders through dividends and share repurchases.
2025 Business Highlights
We delivered solid results in 2025, amid another year of soft global demand. Elevated interest rates, weak new and existing home sales, and limited industrial spending all contributed to a difficult operating environment. We managed our business through this environment by focusing on what we can control: creating opportunities and winning new business, making targeted investments, and executing on our enterprise priorities. Our Success by Design approach highlights the focus and determination of our employees, who drove our strong market performance and positive shareholder returns in 2025.
Highlights of our 2025 financial performance include:
•Our consolidated net sales increased to a record $23.57 billion—marking our fifteenth consecutive year of increased sales.
•We generated net operating cash of $3.45 billion for the year, enabling us to continue to invest in accelerated growth opportunities for our business.
•We completed construction of our new Company headquarters and global R&D innovation center, which are expected to help us drive solutions for our customers, retain and attract the industry’s best talent, and spur future growth.
•We completed the acquisition of Suvinil, a leading provider of architectural coatings in Brazil, adding talent, innovation and scale to our existing position in Latin America.
2025 Compensation Highlights
Key executive compensation highlights for 2025 include the following:
•2025 Annual Cash Incentive Program and Compensation.  The design of our 2025 annual cash incentive program for our NEOs was unchanged from the prior year. Overall, the Company’s 2025 performance, under our shareholder-approved 2007 Executive Annual Performance
Bonus Plan (“Annual Performance Plan”), resulted in our NEOs earning an average of 110.86% of their 2025 target annual cash incentive compensation.
•2025 Long-Term Equity Incentive Compensation.  The design of our 2025 long-term equity incentive (“LTI”) award program for our NEOs was unchanged from the prior year and was comprised of performance-based restricted stock units (“PRSUs”) granted in February and stock options granted in October. The target mix for our 2025 LTI awards was 60% PRSUs and 40% stock options. 67% of the PRSUs granted are subject to achievement of adjusted cumulative earnings per share (“Adjusted EPS”) goals, and 33% of the PRSUs awarded are subject to achievement of adjusted average annual return on net assets employed (“Adjusted RONAE”) goals. For more information, see Long-Term Equity Incentive
Compensation—2025 LTI Awards.
•2023–2025 PRSU Vesting.  Our 2023–2025 PRSUs were earned at 200% of target based upon the Company’s performance for Adjusted EPS and Adjusted RONAE over the three-year performance period. For more information, see Long-Term Equity Incentive Compensation—Vesting of
2023–2025 PRSUs.
Consideration of Last Year’s Say-on-Pay Vote
At our 2025 annual meeting, a substantial majority of shareholders (91.12% of votes cast) approved the compensation of our NEOs. We consider this result to be a strong endorsement of our executive compensation program, practices, and policies. We are encouraged by this strong level of shareholder support, and our Compensation Committee viewed the vote as an indication that no significant changes to our program were warranted.
The Committee highly values the input of our shareholders. The Committee will continue to consider the views of our shareholders in connection with our executive compensation program, including the results of the 2026 say-on-pay vote. Additionally, we will continue to consider future modifications to our executive compensation program based upon evolving best practices, developments in and factors affecting our business, market compensation data, and changing regulatory requirements. We encourage you to support this year’s say-on-pay proposal.

}	34	Sherwin-Williams 2026 Proxy Statement
Executive Compensation Practices
Our compensation programs, practices, and policies are reviewed and evaluated on an ongoing basis. We list below some of the more significant best practices we adopted, and practices we avoid, that highlight our commitment to responsible pay and governance principles that best serve our shareholders’ long-term interests.

What We Do		What We Don’t Do
✓
Performance-Based Pay.
We emphasize pay for performance. For 2025, 90% of Ms. Petz’s total direct compensation and an average of 80% of our other
NEOs’ total direct compensation was tied to performance.
		x	No Employment Agreements. We do not have employment agreements with our NEOs; our NEOs are employed at will.
✓	Independent Compensation Committee. Each member of the Compensation Committee meets the independence requirements under the NYSE listing standards.	x	No CIC Tax Gross-Ups. We do not have severance agreements or other change in control arrangements with excise tax gross-up provisions.
✓	Independent Compensation Consultant. The Compensation Committee uses an independent compensation consulting team.	x	No Dividend Equivalents for Unvested RSUs or PRSUs. Dividend equivalents on RSU or PRSU awards are deferred and paid only on earned shares upon vesting.
✓	Balanced Compensation Structure. We utilize a balanced approach to compensation, which combines fixed and variable pay, short-term and long-term time horizons, and cash and equity components.	x	No Repricing or Replacing of Underwater Stock Options. We do not permit the repricing or replacing of underwater stock options without shareholder approval.
✓
Market Compensation Philosophy.
Our pay philosophy focuses on utilizing market compensation
data in setting our NEOs’ compensation. We assess our current compensation practices, policies, and pay levels against peer companies.
		x	No Hedging. Directors and employees, including our executive officers, are prohibited from engaging in hedging transactions with respect to our securities.
✓
Responsibly Administered Incentive Compensation Programs.
We have varied incentive compensation goals without steep
payout cliffs. Vesting periods for annual equity awards encourage consistent behavior and reward long-term, sustained performance without encouraging excessive risk.
		x	No Pledging. Directors, executive officers, and certain other employees may not hold our securities in margin accounts or otherwise pledge our securities as collateral for a loan.
✓	Clawback Policy. Our Executive Clawback Policy empowers Sherwin-Williams to recover certain incentive compensation erroneously awarded to Covered Officers in the event of an accounting restatement.	x
No Speculative Trading.
Directors and employees, including our executive officers, may not engage in short sales of our securities or in put options, call options, or other market-offered derivative transactions in our stock.

✓	Double-Trigger Change in Control. Our stock plan contains a “double-trigger” acceleration provision for the vesting of equity awards upon a change in control.	x	No Excessive Perquisites. Consistent with our culture, we do not provide excessive perquisites to our executives.
✓	Significant Stock Ownership. Our directors and executives have significant stock ownership requirements.	x	No Excessive Risk-Taking. We conducted a risk assessment and concluded that our compensation policies do not encourage excessive or unnecessary risk-taking.
✓	Annual Say-on-Pay Vote. We hold our advisory say-on-pay vote on an annual basis.	x	No Above-Market Earnings on Deferred Compensation. We do not pay guaranteed, above-market, or preferential interest or earnings on deferred compensation.

}	35	Sherwin-Williams 2026 Proxy Statement
Overview of Our Executive Compensation Program
Compensation Objectives
We design and manage our Company-wide compensation programs to align with our overall business strategy and to focus our employees on delivering sustained financial and operating results and creating value for our shareholders on a consistent, long-term basis. Key objectives of our compensation program include the following:
•Be competitive.  Our programs are designed to attract, retain, and motivate talented and high-performing people at all levels of our Company around the world. We structure our compensation programs to be competitive with the programs of companies of comparable size and business.
•Maintain a performance- and achievement-oriented culture.  A significant percentage of our employees participate in incentive plans tied to performance goals that support our business strategies. We utilize both annual and long-term incentives to appropriately balance consistent annual results with improved performance over the longer term. We set performance goals that are sufficiently demanding, support our financial and operating objectives, and help drive our business. We reward employees for performance without encouraging excessive or unnecessary risk-taking.
•Align the interests of our executives with those of our shareholders.  It is important that a significant portion of our executives’ incentive compensation be directly tied to our stock price in order to align the financial interests of our executives with the interests of our shareholders and keep our executives focused on sustained financial performance. We have robust stock ownership requirements for our executives described under the heading Stock Ownership Guidelines in the section Corporate Governance Practices and Policies.
We believe our compensation programs achieve these objectives.
Compensation Components
Our Approach and Mix.  We maintain a balanced approach to compensating our NEOs by combining elements that vary by the (a) type of compensation (fixed and variable), (b) length of the performance period (short- and long-term), and (c) form of compensation (cash and equity). We believe this mix aligns with our business strategies and emphasizes pay for performance. We determine this mix by reviewing market compensation data. We do not have a specific policy for the allocation of compensation between fixed and variable, short- and long-term, and cash and equity.
The components of our annual 2025 executive compensation program, the primary purpose of each component, and the form of compensation for each component are described in the following table.

Component	Primary Purpose	Form of Compensation
Base Salary	Provides base compensation for day-to-day performance of job responsibilities.	Cash
Annual Cash Incentive Compensation	Rewards achievement of annual performance goals.
Cash. Performance goals linked to Company-wide or business performance, depending on the NEO’s position and scope of responsibilities. Certain NEOs have a strategic modifier tied to individual performance goals. Payout can range from  0% to
200% of target.

Long-Term Equity Incentive Compensation	Encourages improvement in the long-term performance of our Company and aligns the financial interests of our executives with the interests of our shareholders.
Stock options, which vest in equal installments on the first, second, and third anniversary of the grant and have a ten-year term.
PRSUs are paid in stock and vest at the end of a three-year performance period.
PRSUs vest based on the achievement of pre-established financial performance goals. Payout can range from 0% to 200% of target.

Other Employee and Executive Benefits	Provides a program for employee retention, retirement, and health.
Retirement and savings programs, health and welfare programs, and employee benefit plans, programs, and arrangements generally available to all employees;
executive life insurance and executive long-term disability plans; and limited perquisites and other benefits.

Because our executive compensation program combines different elements of compensation, the total amount of compensation paid is not directly tied to any one measure or component of compensation. We believe this approach assists us in viewing performance holistically and helps mitigate the risk of over-emphasizing any one measure or component of compensation.

STOCK
CASH
10%
16%
74%
TOTAL AT RISK: 90%

STOCK
CASH
20%
17%
63%
TOTAL AT RISK: 80%

}	36	Sherwin-Williams 2026 Proxy Statement
At-Risk Compensation.  A core principle of our annual executive compensation program is that a significant percentage of the compensation opportunity for each NEO, especially our CEO, is variable and at-risk. This type of compensation is primarily dependent upon the financial success of our Company and the performance of Sherwin-Williams common stock. This means that our executives are rewarded when they create value for our shareholders.
The following charts illustrate the mix of key compensation components for Ms. Petz and our other NEOs for 2025 (i.e., Messrs. Mistysyn, Binns, and
Jorgenrud and Ms. Garceau). The percentages reflect the amounts of the CEO and the average of the other NEOs’ total direct compensation for
2025 (for annual awards of stock options and PRSUs, valued using the aggregate grant date fair values of such awards).

Long-Term Incentive	Base Salary	Annual Incentive

Chief Executive Officer			Average Other NEOs

Incentive Compensation and Adjusted EPS.  We use multiple performance goals in our incentive compensation programs to encourage our NEOs to have a well-rounded approach to managing the business and not to concentrate on achieving just one goal to the detriment of others. We use
EPS, as adjusted to include or exclude the impact of certain items, as a performance metric for both a portion of our annual cash incentive program and a portion of our PRSU program. We view Adjusted EPS as an important indicator of the Company’s performance, including for determining the market value of our stock. As a result, we believe including Adjusted EPS in both of our incentive programs focuses our executives on delivering on our overall business goals and strategies, managing our operating cost structure, and driving top-line growth and value for our shareholders through sustained Company performance.
The Compensation Committee and management also have designated Adjusted EPS as our Company-Selected Measure, representing the most important financial performance measure used by the Company to link 2025 compensation actually paid to our NEOs to Company performance, for purposes of the pay versus performance disclosure. Additional information regarding pay versus performance is set forth in the Pay Versus
Performance section.
Each year, the Compensation Committee and management evaluate the incentive structure, including the metrics used in each of the incentive programs. Based on the most recent review, we believe Adjusted EPS continues to provide effective line of sight to drive individual performance.
Additionally, by delivering the entire long-term incentive in equity, executives are encouraged to achieve long-term value for shareholders, and the performance metrics used in the annual incentive program reinforce the activities we believe will drive value.

}	37	Sherwin-Williams 2026 Proxy Statement
Setting Executive Compensation
The Role of the Compensation Committee
The Compensation Committee, which is composed entirely of independent directors, oversees our executive compensation program and reports to the full Board regarding the same. The Committee annually reviews and approves the annual base salary, short-term incentive opportunity, long-term incentive opportunity, and other special or supplemental benefits for each executive officer, including NEOs and operating management.
The Committee also annually reviews and approves non-management director compensation. The Committee receives assistance in carrying out its responsibilities from independent compensation consultants and several members of management and their teams, including our CEO and
Senior Vice President – Chief Human Resources Officer (“CHRO”). While the Compensation Committee considers recommendations from the compensation consultants, the CEO, and the CHRO and members of her team, the Committee retains full authority to make decisions regarding
NEO compensation. Although the Committee has the power to delegate authority to subcommittees and Company officers, it does not generally delegate any of its authority.
Pursuant to its charter, the Committee also is responsible for evaluating our CEO’s annual performance, which is appraised, generally each year in February, across the following categories: (a) performance results; (b) business strategy; (c) developing a management team and building organizational capability, which includes fostering belonging, culture and employee experience; (d) personal and board leadership; and (e)
leadership in sustainability, which includes the development, integration, and execution of our sustainability strategy as part of Sherwin-Williams’
overall business strategy. These factors are not quantified or weighted. Instead, judgment is used in assessing the factors in a qualitative manner.
Results of the CEO’s performance appraisal are reviewed by the Committee and by the independent directors in executive session and taken into consideration when approving the CEO’s annual base salary.
The Role of the Independent Compensation Consultant
The Compensation Committee directly engages an independent compensation consulting team to advise and assist in carrying out its responsibilities. In 2025, the Committee conducted a comprehensive request for proposal (“RFP”) process. At the beginning of 2025, Compensation
Advisory Partners (“CAP”) served as the Compensation Committee’s compensation consultant. Following the conclusion of the RFP process, during the third quarter of 2025, the Committee ended its relationship with CAP and retained Mercer (US) LLC (“Mercer”) as its new compensation consultant. CAP previously reported and Mercer currently reports directly to the Compensation Committee.
Pursuant to and in accordance with the relevant factors prescribed by the NYSE listing standards, prior to engaging Mercer, the Compensation
Committee performed an independence and conflict of interest assessment with respect to Mercer. In fiscal year 2025, in addition to the executive and director compensation consulting services Mercer provided to the Committee, Mercer affiliates provided certain other services to the Company.
These additional services included insurance brokerage and claim management services, business consulting services, and the provision of benchmarking surveys for information on compensation and benefits for employees generally. The Company paid affiliates of Mercer an aggregate total of approximately $920,200 for such services in 2025 (excluding insurance premiums paid through Mercer affiliates to insurance carriers on behalf of us and our affiliates). Mercer informed the Compensation Committee that Mercer affiliates are separate from the entity that provides executive and director compensation consulting services to the Committee.
After reviewing this information and performing its own assessment, the Compensation Committee determined Mercer to be independent and that the work performed by the Mercer affiliates for the Company did not raise a conflict of interest. For fiscal year 2025, Mercer’s fees for executive and director compensation services were approximately $139,060. The Compensation Committee also previously performed a similar independence and conflict of interest assessment with respect to CAP and concluded that during the time of its engagement, CAP was independent and its work did not raise any conflict of interest.
The Committee retains the sole discretion to replace its compensation consultant or engage additional advisors at any time. The Compensation
Committee generally meets with its compensation consultant multiple times throughout the year, including in executive session without management present. The compensation consultant also periodically meets with members of management to gather information and provide advice with respect to management recommendations.
The services that the compensation consultant provides to the Compensation Committee include the following:
•attends Compensation Committee meetings to present and offer independent recommendations, insights, and perspectives on compensation matters;
•assesses the appropriateness of our peer group used for compensation decisions;
•assesses how our executive compensation program aligns with our pay for performance philosophy;
•reviews compensation levels for executives and directors relative to our peer group and published survey data, and recommends compensation pay levels;
•reviews targeted pay levels and the mix of principal compensation components;
•prepares CEO pay recommendations;
•advises on annual and long-term incentive design and plan structure, performance goals, award opportunities, and vesting conditions;
•conducts an annual risk assessment of our compensation programs to guard against excessive risk-taking; and
•provides information on current executive compensation trends and new developments.
Neither CAP nor Mercer’s compensation consulting team provided any services to Sherwin-Williams during 2025 other than those matters for which it was engaged by the Committee.

}	38	Sherwin-Williams 2026 Proxy Statement
The Role of Management
Several members of management, including our CEO, CHRO and members of her team, participate in the Compensation Committee’s executive compensation process and regularly attend portions of the Committee’s meetings and provide input related to executive compensation matters. Our
CEO does not have the authority to call Compensation Committee meetings, and our CEO is excused from any part of meetings during which the
Committee discusses her performance or compensation.
All salaried employees, including our NEOs, partake in our annual performance appraisal process. As part of the executive compensation process, at the beginning of each year, our CEO evaluates each NEO’s performance for the prior year. The CEO assesses each executive’s annual performance, including accomplishment of the executive’s incentive performance goals, financial accomplishments, leadership and other contributions, and provides input to the Committee regarding the executive’s performance. Management also makes recommendations to the
Committee regarding:
•the development of compensation plans and programs, and changes to existing plans and programs;
•salary increases;
•the alignment of incentive compensation plans and programs with our business goals and strategies;
•the performance goals, performance levels, and weighting of goals for annual cash incentive compensation;
•the financial performance goals for equity grants and the results attained; and
•the number of stock options and restricted stock units granted.
Use of Market Compensation Data
The Compensation Committee utilizes market compensation data prepared by the compensation consultant to assess the competitiveness and continued appropriateness of our executive compensation program. In determining “market compensation,” the compensation consultant calculates an average of the (a) compensation data available from companies in our peer group (using the most recent proxy data) and (b) average compensation data from broad-based surveys of companies of similar size and industry to us. We describe more fully our peer group in the next section of this CD&A. The broad-based surveys are sponsored by nationally recognized compensation consulting firms, and we, along with many of our peer group companies, participate in these surveys.
Market compensation data also aids the Committee in determining the mix of compensation components and target compensation levels for our
NEOs. We generally benchmark target compensation for our NEOs to be within a general range (plus or minus approximately 15%) of the market median compensation of comparable positions, although we do not have a formal policy of setting target compensation levels at a specific percentile of the market median.
We benchmark against market compensation data because it assists us in attracting and retaining executives and managing the overall cost of our compensation program. We consider this information only as a reference point or as a framework, not as a determining factor or part of any arithmetic formula, in setting compensation. The policies we use to make compensation decisions, and the decisions we make, are materially similar for all NEOs.
The compensation consultant annually provides the Committee with a comprehensive analysis of market compensation data, which includes base salary, annual cash incentive compensation, long-term equity incentive compensation, total annual cash compensation, and total direct compensation. We review total direct compensation to help us determine whether the key compensation components we pay our executives are competitive in the aggregate.
The Committee generally references each NEO’s total direct compensation and total annual cash compensation to market median compensation.
Individual components may be more or less than market median compensation because we focus on the overall competitiveness of our entire compensation program. Judgment may be used to adjust a component of compensation above or below the market median for reasons such as an executive’s performance, responsibilities, experience, tenure, and retention, our Company-wide performance, and internal pay equity.

}	39	Sherwin-Williams 2026 Proxy Statement
Peer Group
In determining the peer group of companies used to assess the competitiveness of our executive compensation program relative to the market, the compensation consultant annually identifies the compensation paid to executives with similar roles and responsibilities at a group of chemical, industrial, manufacturing, consumer product, and retail companies with comparable sales to those of Sherwin-Williams. We monitor executive compensation levels and program designs at these peer group companies because their sizes and businesses make them most comparable to us.
We also believe these companies are most likely to compete with us for executive talent.
The compensation consultant annually reviews current and potential peer companies and recommends changes to the Committee, primarily based upon revenue size, market capitalization, industry, business description or mix, and brand recognition. After review with the compensation consultant, the Committee periodically evaluates and, if necessary, adjusts the composition of our peer group.
2025 Peer Group. During 2025, the Committee reviewed the composition of our peer group to confirm its continued appropriateness regarding company size and general industry relevance. Pursuant to this review, and the recommendation of CAP, in mid-2025, the Committee added Parker-
Hannifin Corporation to our peer group, based on revenue and market capitalization considerations, and replaced WestRock Company with Smurfit
Westrock plc, as a result of WestRock Company’s merger with Smurfit Kappa Group plc. Because these changes to our peer group were adopted in mid-2025, they did not affect the majority of 2025 NEO compensation decisions, which were made earlier in the year using our prior peer group.
Following these changes, our new peer group consists of the 22 companies listed below. Trailing twelve-month revenues for the companies listed below ranged from approximately $7.7 billion to $63.3 billion and Sherwin-Williams ranked at the 51st percentile.

Akzo Nobel N.V.	Ecolab Inc.	Masco Corporation
Caterpillar Inc.	The Goodyear Tire & Rubber Company	Parker Hannifin Corporation
Colgate-Palmolive Company	Honeywell International Inc.	PPG Industries, Inc.
Cummins Inc.	International Paper Company	Smurfit Westrock plc
Deere & Company	Johnson Controls International plc	3M Company
Dow Inc.	Kimberly-Clark Corporation	Whirlpool Corporation
DuPont de Nemours, Inc.	Linde plc
Eaton Corporation plc	LyondellBasell Industries N.V.
Pay and Performance Alignment.  Each year, the Committee assesses our CEO’s compensation based on Sherwin-Williams’ performance relative to its compensation peer group. In October 2025, the Committee analyzed the relationship between the realizable pay of our CEO and total shareholder return (“TSR”) over the five-year period ended December 31, 2024, comparing Sherwin-Williams to the peer group listed above.
At the time of such review, 2024 was the most recent year for which compensation information was available for our peer group. TSR includes the reinvestment of dividends and is calculated on a compounded annual growth rate basis.
The following chart was prepared by Mercer and shows the degree of alignment between the total realizable pay of our CEO and Sherwin-Williams’
TSR relative to our peer group over the five-year period (for Sherwin-Williams, 2024 includes the pay of our current CEO, Ms. Petz, and all previous years include the pay of our prior CEO). The chart reflects all companies in our compensation peer group, except Smurfit Westrock plc, which was excluded due to the aforementioned merger.

Below median performance but above median pay
CEO Pay %ile
Above median performance but above median pay
100%
80%
60%
SHW
TSR %ile
0%
20%
40%
60%
80%
100%
40%
20%
0%
CEO 5-yr. Average Realizable Pay
Below median performance but below median pay
5-yr. TSR Performance
Above median performance but below median pay

}	40	Sherwin-Williams 2026 Proxy Statement
Sherwin-Williams’ cumulative TSR over the five-year period was 83%, which was at the 67th percentile of our peer group. Companies in our peer group are indicated by the diamonds in the chart. Companies that fall within the shaded diagonal alignment zone are generally viewed as peers having pay and performance alignment. As illustrated in the chart, our CEO’s realizable pay was well aligned with Sherwin-Williams’ performance.
Realizable pay for Sherwin-Williams and the peers includes: (a) base salary during the five-year period; (b) actual cash incentive compensation earned during the five-year period; (c) the value of RSUs granted during the five-year period based on the 2024 year-end closing stock price; (d)
the vesting date value of long-term performance equity awards that were earned in 2022, 2023, and 2024, which consisted of PRSUs for Sherwin-
Williams; (e) the value of target long-term performance equity awards granted in 2023 and 2024, which consisted of PRSUs for Sherwin-Williams, based on the 2024 year-end closing stock price; and (f) the in-the-money value of stock options granted during the five-year period based on the
2024 year-end closing stock price. Valuing equity awards in this manner is different from valuing equity awards at their aggregate grant date fair value, which is the method used to value equity in the Summary Compensation Table and the 2025 Grants of Plan-Based Awards Table.
Neither the chart nor the disclosures contained in this section are intended to replace the disclosures set forth in the Pay Versus Performance section. We have provided this information historically to our shareholders (consistently calculated as described above) to demonstrate the relationship between the realizable pay of our CEO and Sherwin-Williams’ TSR as compared to the realizable pay of the chief executive officers and TSR of our peer group over a five-year period.

}	41	Sherwin-Williams 2026 Proxy Statement
Key Components of Our 2025 Executive Compensation Program
Base Salary
Annual Salary Reviews.  We provide our NEOs with a base salary to maintain competitiveness and deliver a stable amount of cash compensation for performance of day-to-day job responsibilities. In connection with its review of each executive’s annual performance assessment, the Committee also reviews and approves the base salary of each executive at least annually and at other times, as appropriate, in connection with a promotion or other change in responsibility. Annual base salary increases generally are effective in the first quarter of each year and are based, in part, on the
Company’s overall annual salary budget guidelines.
2025 Base Salaries.  The following table sets forth the base salary for each of our NEOs at December 31, 2025 and December 31, 2024. During its
annual review of base salaries, the Committee considered input from Ms. Petz regarding executive performance, the Committee’s assessment of the performance of Ms. Petz, each NEO’s scope of responsibility, experience, knowledge, and skills, internal pay equity, and whether the NEO’s base salary was appropriately positioned relative to market data and our compensation peer group. The increase for Ms. Petz reflects a merit increase and market adjustment for her role as CEO. The adjustments for Messrs. Mistysyn, Binns, and Jorgenrud and Ms. Garceau reflect annual merit increases.

Name	Base Salary at December 31, 2024 ($)	Base Salary at December 31, 2025 ($)
Heidi G. Petz	1,300,000	1,400,000
Allen J. Mistysyn	954,000	1,000,000
Justin T. Binns	770,000	800,000
Karl J. Jorgenrud	770,000	800,000
Mary L. Garceau	750,125	774,504
Annual Cash Incentive Compensation
Annual cash incentive compensation may be earned by our NEOs under our Annual Performance Plan. Our Annual Performance Plan is intended to motivate executives to achieve annual performance goals that strengthen our Company over the long term.
Target and Maximum Annual Incentive Levels.  The Committee annually reviews target and maximum annual cash incentive compensation levels as a percentage of base salary for each of our NEOs. Target incentive awards are determined using the market median annual cash incentive compensation and equal the amount an NEO could receive if he or she achieved 100% of his or her applicable financial performance goals.
Maximum incentive awards are determined by the Committee following a review of the maximum annual cash incentive compensation available to similarly-situated executives at peer group companies and are equal to 200% of target.
The following table sets forth the 2025 minimum, target, and maximum annual cash incentive compensation levels, as a percentage of base salary, for each NEO.

Name	Incentive Amount as a Percentage of Salary
	Minimum	Target	Maximum
Heidi G. Petz	0%	160%	320%
Allen J. Mistysyn	0%	100%	200%
Justin T. Binns	0%	80%	160%
Karl J. Jorgenrud	0%	80%	160%
Mary L. Garceau	0%	80%	160%

}	42	Sherwin-Williams 2026 Proxy Statement
Annual Performance Goals.  Annual performance goals are established to drive growth, efficiency, and profitability. Each year, the Committee undertakes a holistic process to establish performance goals and achievement levels designed to motivate and reward our executives for delivering strong performance against annual financial goals and overall business goals and strategies that support shareholder value creation in both the short- and long-term. In February of each year, the Committee generally reviews and approves the annual performance goals, performance levels, and the weighting of each goal applicable to NEOs under our Annual Performance Plan.
As in the prior year, the Committee chose the following structure for NEOs’ performance goals:
•for Ms. Petz, Ms. Garceau, and Mr. Mistysyn, financial performance goals related to the Company’s consolidated performance (100%);
•for Mr. Binns, financial performance goals related to our Global Architectural business (75%) and the Company’s consolidated performance (25%), subject to a +/- 10% modifier based on strategic leadership achievements; and
•for Mr. Jorgenrud, financial performance goals related to our Global Industrial business (75%) and the Company’s consolidated performance
(25%), subject to a +/- 10% modifier based on strategic leadership achievements.
The Compensation Committee expects NEOs to be focused on a wide range of performance goals critical to the Company’s short- and long-term strategy. For Messrs. Binns and Jorgenrud, the inclusion of financial performance goals related to the Company’s consolidated performance and a strategic leadership modifier is intended to further align their short-term incentive compensation with overall Company performance and reward positive impacts on strategic priorities important to our long-term growth. The modifier is based on each executive’s achievements in support of the
Company’s enterprise strategic priorities, continued progress toward further alignment of Global Architectural and Global Industrial operations, and each executive’s promotion of a high-performing culture. Any increase due to the modifier cannot result in a payout that exceeds 200% of that executive’s target annual cash incentive opportunity.
The Committee chose the same financial performance metrics as used in 2024: Company consolidated net sales, Adjusted EPS, and adjusted free cash flow (“Adjusted FCF”); and, each of Global Architectural and Global Industrial Sales, Profit Before Tax (“PBT”), and RONAE. These measures are not calculated in accordance with generally accepted accounting principles and, for purposes of determining NEOs’ performance goal achievement, the Committee may make adjustments to include or exclude certain items, including to incentivize management to make decisions that have positive long-term impacts at the expense of short-term results, or to prevent unusual, non-recurring events from having an outsized impact on a performance period.
As part of its performance level goal-setting process, the Committee considers, among other things: the internal operating budget; the Company’s annual financial and business goals; operational priorities; historical performance; external factors, including the macroeconomic and geopolitical environment and market uncertainties (such as related to the impact of tariffs on raw material costs); working capital initiatives; and our long-term strategic plans. The Committee sets threshold, target, and maximum performance at levels that provide appropriate awards across a range of performance outcomes and with regard to such considerations and conditions. Target performance levels represent goals that would be challenging to attain and require strong performance in the Committee’s view in light of these factors. The table below shows the threshold, target, and maximum performance levels set by the Committee for each financial performance goal.
Calculation of 2025 Annual Cash Incentive Amounts Earned.  Each year, the Committee reviews and approves the Company’s and each businesses’ achievement of applicable financial performance goals for the prior year. In February 2026, the Committee approved the annual cash incentive compensation amounts earned by each NEO for 2025 in accordance with the Committee’s pre-established formula for determining the level of achievement of performance goals under the Annual Performance Plan, as described in Appendix A. Each financial performance goal had corresponding pre-established achievement levels ranging from a minimum of 0% to a maximum of 125%, with a target achievement level of 100%.
The achievement level for each financial goal is multiplied by the goal’s weight to determine a weighted achievement for the goal. For each NEO, the weighted achievement levels for all goals are added together to determine a total weighted achievement level. Total weighted achievement levels range from 0% to 125%, with a target of 100%. Total weighted achievement levels correspond to a pre-established range of final payouts as a percentage of salary for each NEO. The range of final payouts as a percentage of salary between 0% – 75%, 75% – 100%, and 100% – 125%
are determined on a straight-line basis.
In addition to the review of the financial results of the Company and each of the Global Architectural and Global Industrial businesses, the
Compensation Committee qualitatively assessed each of Messrs. Binns and Jorgenrud’s achievement of the applicable strategic leadership objectives for 2025 related to the strategic leadership modifier. For 2025, based on input from Ms. Petz, the Committee considered each of Messrs.
Binns and Jorgenrud’s year-over-year progress advancing the Company’s enterprise strategic priorities and further aligning the Global Architectural and Global Industrial operations. Messrs. Binns and Jorgenrud partnered to accelerate key projects, including to enhance efficiencies in procurement, expand product offerings across existing retail channels and evolve channel strategies for industrial products, and provide strong strategic leadership focused on long-term value creation for our stakeholders in an ongoing challenging operating environment. As such, the
Committee approved a strategic leadership modifier of +4% for Mr. Binns and +4% for Mr. Jorgenrud out of a maximum opportunity of +10%.
The following table shows, for each NEO, the applicable performance goals, threshold, target, and maximum performance levels for each financial performance goal, and the results. Adjusted EPS, Adjusted FCF, and each of Global Architectural and Global Industrial Sales, Profit Before Tax
(“PBT”), and RONAE are non-GAAP measures. For information on how these metrics are calculated, see Appendix A.

}	43	Sherwin-Williams 2026 Proxy Statement

			2025 Annual Cash Incentive Financial Performance Goals (millions of dollars, except percentage and per share data)
Name	Performance Goals(1)	Weighting	Threshold	Target	Maximum	Results
Heidi G. Petz, Allen J. Mistysyn, Mary L. Garceau	SHW Net Sales	25%	$21,137	$23,485	$23,678	$23,410 (2)
	SHW Adjusted EPS	40%	$8.84	$11.05	$11.30	$10.71
	SHW Adjusted FCF	35%	$1,198	$1,498	$1,538	$2,119

Justin T. Binns	Global Architectural Sales	20%	$15,019	$16,687	$16,894	$16,596
	Global Architectural PBT	30%	$3,099	$3,873	$3,964	$3,851
	Global Architectural RONAE	25%	87.38%	109.22%	109.85%	109.15%
	SHW Net Sales	7.5%	$21,137	$23,485	$23,678	$23,410 (2)
	SHW Adjusted EPS	10%	$8.84	$11.05	$11.30	$10.71
	SHW Adjusted FCF	7.5%	$1,198	$1,498	$1,538	$2,119

Karl J. Jorgenrud	Global Industrial Sales	20%	$7,101	$7,890	$7,955	$7,975
	Global Industrial PBT	30%	$1,327	$1,659	$1,672	$1,666
	Global Industrial RONAE	25%	41.17%	51.46%	51.97%	49.93%
	SHW Net Sales	7.5%	$21,137	$23,485	$23,678	$23,410 (2)
	SHW Adjusted EPS	10%	$8.84	$11.05	$11.30	$10.71
	SHW Adjusted FCF	7.5%	$1,198	$1,498	$1,538	$2,119

1.Each of Messrs. Binns and Jorgenrud had a potential +/- 10% strategic leadership modifier. After their financial performance results were calculated, each of Messrs.
Binns and Jorgenrud’s cash incentive payouts were increased 4% to reflect achievement of their strategic leadership goals.
2.See Appendix A for adjustment to SHW Net sales to exclude the effect of the Suvinil transaction.

}	44	Sherwin-Williams 2026 Proxy Statement
The calculations used to determine the incentive amounts earned by each NEO during 2025 are shown in the table below and are illustrated by the following formula, with amounts earned based on financial performance achievements rounded to the nearest thousand.

Weighting x Achievement Level = Weighted Achievement Level →
Incentive Amount as a % of Salary x Salary = Payout Based on Financial Performance Achievements →
Payout Based on Financial Performance Achievements x Strategic Leadership Modifier (if applicable) = Incentive Amount Earned

Name	Weighting		Achievement Level		Weighted Achievement Level		Incentive Amount as % of Salary		Salary	Payout Based on Financial Performance Achievements	Strategic Leadership Modifier	Incentive Amount Earned

Heidi G. Petz	SHW Net Sales	25%	SHW Net Sales	98.40	SHW Net Sales	24.60	Minimum	0%
	SHW Adj. EPS	40%	SHW Adj. EPS	84.62	SHW Adj. EPS	33.85	Target	160%
	SHW Adj. FCF	35%	SHW Adj. FCF	125.00	SHW Adj. FCF	43.75	Maximum	320%
					Total	102.20	Result	174.06%	$1,373,077	$2,390,000	—	$2,390,000

Allen J. Mistysyn	SHW Net Sales	25%	SHW Net Sales	98.40	SHW Net Sales	24.60	Minimum	0%
	SHW Adj. EPS	40%	SHW Adj. EPS	84.62	SHW Adj. EPS	33.85	Target	100%
	SHW Adj. FCF	35%	SHW Adj. FCF	125.00	SHW Adj. FCF	43.75	Maximum	200%
					Total	102.20	Result	108.75%	$987,616	$1,074,000	—	$1,074,000

Justin T. Binns	GA Sales	20%	GA Sales	97.26	GA Sales	19.45	Minimum	0%
	GA PBT	30%	GA PBT	97.15	GA PBT	29.15	Target	80%
	GA RONAE	25%	GA RONAE	99.68	GA RONAE	24.92	Maximum	160%
	SHW Net Sales	7.5%	SHW Net Sales	98.40	SHW Net Sales	7.38
	SHW Adj. EPS	10%	SHW Adj. EPS	84.62	SHW Adj. EPS	8.46
	SHW Adj. FCF	7.5%	SHW Adj. FCF	125.00	SHW Adj. FCF	9.38
					Total	98.74	Result(1)	78.29%	$791,924	$620,000	4%	$644,800

Karl J. Jorgenrud	GI Sales	20%	GI Sales	125.00	GI Sales	25.00	Minimum	0%
	GI PBT	30%	GI PBT	112.81	GI PBT	33.84	Target	80%
	GI RONAE	25%	GI RONAE	85.13	GI RONAE	21.28	Maximum	160%
	SHW Net Sales	7.5%	SHW Net Sales	98.40	SHW Net Sales	7.38
	SHW Adj. EPS	10%	SHW Adj. EPS	84.62	SHW Adj. EPS	8.46
	SHW Adj. FCF	7.5%	SHW Adj. FCF	125.00	SHW Adj. FCF	9.38
					Total	105.34	Result(1)	97.11%	$791,923	$769,000	4%	$799,760

Mary L. Garceau	SHW Net Sales	25%	SHW Net Sales	98.40	SHW Net Sales	24.60	Minimum	0%
	SHW Adj. EPS	40%	SHW Adj. EPS	84.62	SHW Adj. EPS	33.85	Target	80%
	SHW Adj. FCF	35%	SHW Adj. FCF	125.00	SHW Adj. FCF	43.75	Maximum	160%
					Total	102.20	Result	86.99%	$767,941	$668,000	—	$668,000

1.For Messrs. Binns and Jorgenrud, reflects the incentive amount as a percent of salary after taking into account their respective financial performance achievements.
Taking into account the modifier, the final incentive amount earned was 81.42% of Mr. Binns’ salary and 100.99% of Mr. Jorgenrud’s salary.

}	45	Sherwin-Williams 2026 Proxy Statement
Long-Term Equity Incentive Compensation
The largest component of pay for our NEOs is LTI compensation. LTI awards are granted under our shareholder-approved 2006 Equity and
Performance Incentive Plan (the “Predecessor Plan”) and the Equity Incentive Plan (together with the Predecessor Plan, the “Plans”). As further described in the section Overview of Our Executive Compensation Program, our LTI compensation program is designed to focus our executives on improving Company performance over a multi-year period to encourage long-term decision-making and to reward executives the way our shareholders are rewarded—through growth in the value of our stock. We also use LTI compensation to attract and retain talent. The value delivered on our LTI awards is tied directly to Company performance and our stock price.
2025 LTI Awards.  Our annual LTI compensation program for our NEOs consisted of stock options and PRSUs. Our stock option program is the primary means by which we grant LTI compensation to a broad group of employees to focus their efforts on our long-term performance and stock price improvement. Our PRSU program is designed for certain key employees, including our NEOs, as a reward for the achievement of financial performance goals and stock price appreciation.
In determining the value of each NEO’s LTI award, the Compensation Committee considers, among other things, market compensation data for comparable positions from our compensation peer group and each NEO’s scope of responsibility and experience. Our LTI opportunities are intended to be competitive with market LTI opportunities. Therefore, the Compensation Committee does not consider an NEO’s outstanding stock options or
PRSUs when determining target LTI award values. Once the target LTI award value for an executive is determined, we then allocate the value across a target mix of PRSUs and stock options. The 2025 target mix of our LTI awards for our NEOs and other key employees is set forth in the table below.

Type of Equity Award	% Allocation
PRSUs
Adjusted EPS Goal	40%
Adjusted RONAE Goal	20%
Stock Options	40%
We believe this mix of equity awards provides an appropriate balance aligning executive interests with those of our shareholders, encouraging executive retention, and rewarding executives for sustained performance results.
The following table shows the number of stock options and PRSUs granted to each NEO during 2025.

Name	Number of Stock Options Granted in 2025	Number of PRSUs Granted at Target in 2025
		Adjusted EPS Goal	Adjusted RONAE Goal
Heidi G. Petz	47,630	12,150	6,075
Allen J. Mistysyn	16,920	4,650	2,325
Justin T. Binns	10,860	2,750	1,375
Karl J. Jorgenrud	10,860	2,750	1,375
Mary L. Garceau	7,940	2,200	1,100

2025 PRSU Grants.  Our 2025 PRSU awards will vest, if earned, at the end of a three-year period based upon the achievement of pre-established financial performance goals. One PRSU is equivalent in value to one share of our common stock, and PRSUs are paid out in common stock upon vesting. The value of PRSUs granted to an executive is based upon the executive’s position and level of responsibility. The target number of PRSUs granted is determined by using the average value of our stock over the 30-trading day period ending on the last trading day of the January preceding the date of grant. Executives have an opportunity to earn up to two times the target value for maximum performance, encouraging achievement of the goals at a more challenging level and providing greater incentive for above-target performance.
The threshold, target, and maximum performance levels for the 2025 grants of PRSUs are illustrated in the following table for the 2025–2027 performance period. Performance goals were established in early 2025 and designed to be challenging and to incentivize our executive team to advance our long-term strategic and operational priorities and out-perform the market in a difficult environment. Performance between the achievement levels is measured on a straight-line basis to reward improvements at various achievement levels, while not encouraging executives to take unnecessary risks to hit achievement levels with larger payouts. See Appendix A for a description of how Adjusted EPS and Adjusted RONAE are calculated from their most directly comparable GAAP financial measures.

}	46	Sherwin-Williams 2026 Proxy Statement

	Adjusted EPS Goal	Adjusted RONAE Goal	% of Target Vesting
Maximum	$37.10	15.90%	200%
Target	$34.85	15.40%	100%
Threshold	$31.37	14.40%	50%
2025 Stock Option Grants.  Our 2025 stock option awards will vest in substantially equal installments on the first, second, and third anniversaries of the October 20, 2025 grant date and have a ten-year term. The value of stock options granted to an executive is based upon the executive’s position and level of responsibility. We determine the specific number of stock options to be granted by calculating the Black-Scholes-Merton value of the stock options using the 30-trading day average stock price over the period ending on the last trading day of the September preceding the award date. Black-Scholes-Merton is a generally accepted model used in estimating the value of stock options.
In accordance with the terms of our Plans, the option exercise price is equal to the average of the highest and lowest reported sale prices of our stock on the grant date. Accordingly, the exercise price may be higher or lower than the closing price of our stock on that day. The Committee believes that the average of the high and low prices is a better representation of the fair market value of our stock and is less volatile than the closing price given potential intraday price volatility. We do not reprice stock options—our stock plans do not permit the repricing or replacing of underwater stock options with cash or equity without shareholder approval, and stock options do not contain reload features.
Vesting of 2023–2025 PRSUs.  In February 2026, the Committee approved the results and vesting of PRSUs for the 2023–2025 performance period in accordance with the Committee’s pre-established formula for determining the level of achievement of the Adjusted EPS and Adjusted RONAE performance goals under the Predecessor Plan, as described on Appendix A.
The following table shows the financial performance goals, the threshold, target, and maximum performance levels, results, and percentage of target
PRSUs vested. See Appendix A for a reconciliation of Adjusted EPS and Adjusted RONAE to our results for their most directly comparable financial measures as reported under GAAP.

Performance Goal	Threshold	Target	Maximum	Results	% of Target PRSUs Vesting
Adjusted EPS	$20.88	$23.20	$24.75	$30.77	200%
Adjusted RONAE	10.40%	11.40%	11.90%	15.06%	200%
Other Compensation Policies and Practices
No Employment Agreements
We do not have employment agreements with our NEOs; our NEOs are employed at will.
No Excessive Perquisites
Consistent with our culture, we do not provide excessive perquisites to our executives. Among the perquisites we do provide are benefits afforded pursuant to our executive travel policy. Under our executive travel policy, the Board strongly recommends that Ms. Petz use Company aircraft at all times when she is traveling, whether for business or personal reasons. In connection with this policy, the Compensation Committee approved
Sherwin-Williams entering into an aircraft time sharing agreement with Ms. Petz (effective January 1, 2024, once she became CEO) and an annual allowance for her personal use of Company aircraft, pursuant to which she will reimburse the Company for the aggregate incremental cost of personal use of Company aircraft in excess of $125,000 on an annual basis. Under her agreement, Ms. Petz is permitted to lease Company aircraft from time to time on an “as needed and as available” basis. The Committee determined it was appropriate for the Company to enter into this agreement for her personal safety and security and to maximize her time given her significant duties and responsibilities to the Company.
In addition, in 2025, the Company provided limited personal security services to Ms. Petz. The Compensation Committee reviewed and approved the amount and nature of such services, which were recommended pursuant to our executive security procedures.
Additional information regarding the aggregate incremental cost of perquisites paid by the Company to NEOs during 2025 is set forth in a footnote to the All Other Compensation column of the Summary Compensation Table.
Double-Trigger Acceleration Provision
Grants of stock options, PRSUs and RSUs include a “double-trigger” acceleration provision with respect to the vesting of the awards in connection with a change in control. Upon a change in control, awards that are assumed by the surviving entity will continue to vest and become exercisable in accordance with their original terms unless, within a certain period following the change in control, the participant’s employment is terminated other than for cause or the participant terminates their employment for good reason, in which case the awards will vest.

}	47	Sherwin-Williams 2026 Proxy Statement
Dividend Equivalents
We do not pay current dividend equivalents on unvested RSUs or PRSUs. The payment of dividend equivalents on unvested RSUs or PRSUs is deferred and paid only if and to the extent the units vest. There are no dividend equivalents associated with stock option awards.
Policies and Practices Related to the Timing of Equity Awards
We grant stock options and PRSUs on an annual basis at regularly scheduled Compensation Committee meetings, the dates of which are typically determined approximately three years in advance. We grant PRSUs at each February Committee meeting, which typically occurs in the middle of
February, usually a few weeks following the release of our annual earnings results. We grant stock options at each October Committee meeting. The
Committee does not take into account material non-public information when determining the timing or terms of option awards, nor do we time disclosure of material non-public information for the purpose of affecting the value of executive compensation with such option awards. During fiscal
2025, the Company did not grant stock options to any NEO during any period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Form 8-K that disclosed any material non-
public information.
In addition to the regular-cycle equity grants, the Committee may also make “off-cycle” grants of PRSUs, stock options, RSUs or other equity awards at other Committee meetings, in connection with an employee’s initial hire, promotion, or for other reasons.
Internal Pay Equity
Our compensation program is designed so that compensation opportunities are similar for executives with comparable responsibilities, experience, and tenure. Our executive compensation program uses the same compensation components for all executives, but executives may have different pay levels due to their market compensation, position, and performance. To maintain internal equity in connection with grants of stock options and
PRSUs, the Committee generally grants the same number of stock options and PRSUs to employees who are in similar pay grades and similar roles.
Tally Sheets
When approving changes in compensation for our NEOs, we prepare a tally sheet for each NEO. Tally sheets set forth the dollar amounts of all components of each NEO’s current compensation, including base salary, annual cash incentive compensation, LTI compensation, retirement and savings plans, health and welfare programs, and other executive benefits. Tally sheets also quantify the potential payments to our NEOs in the event of retirement and termination following a change in control.
Tally sheets allow the Compensation Committee and management to assess how a change in the amount of each compensation component affects each NEO’s total compensation and to provide overall perspective on each NEO’s total compensation. Based upon its most recent review, the
Committee determined that total compensation, in the aggregate, for each of our NEOs is consistent with the Committee’s expectations. The
Committee did not increase or decrease the amount of compensation of any NEO solely based upon the review of tally sheets.
Executive Stock Ownership Requirements
We have established minimum share ownership requirements for our executives to encourage meaningful stock ownership in Sherwin-Williams.
Information about our executive stock ownership requirements is included under the heading Stock Ownership Guidelines in the Corporate
Governance Practices and Policies section.

Retirement Plans and Other Benefits
We provide our executives with various tax-qualified and nonqualified retirement and savings plans, health and welfare programs, and other executive benefits. We annually review these programs in connection with our review of the overall compensation packages of our executives and tally sheets. Additional information about these programs is set forth in the executive compensation tables and the accompanying narrative discussion.
Clawback Policy and Forfeiture Provisions
In accordance with SEC rules and the requirements of the NYSE listing standards, in 2023, the Compensation Committee adopted an executive clawback policy (the “Executive Clawback Policy”) that empowers the Company to recover certain incentive compensation erroneously awarded to a current or former “Section 16 officer” of Sherwin-Williams, as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended
(“Exchange Act”) (a “Covered Officer”), in the event of an accounting restatement. In the event we are required to prepare an accounting restatement as provided in our Executive Clawback Policy, unless an exception applies, the Company will recover reasonably promptly from each Covered Officer the covered compensation received by such Covered Officer.
The terms of our equity award agreements also provide that if an executive grantee knowingly or willfully engages in misconduct which is materially harmful to the Company or violates such person’s intellectual property, confidentiality and other similar obligations to Sherwin-Williams, his or her equity awards will terminate and be forfeited.
Anti-Hedging and Anti-Pledging Policy
Directors and all employees, including our NEOs, are prohibited from engaging in hedging transactions with respect to Sherwin-Williams securities.
We also prohibit our directors, executive officers, and certain of our other employees that are subject to the preclearance procedures of our Insider
Trading Policy from holding our securities in margin accounts or otherwise pledging our securities for a loan. Additional information is set forth under the heading Anti-Hedging and Anti-Pledging Policy in the Corporate Governance Practices and Policies section.

}	48	Sherwin-Williams 2026 Proxy Statement
Change in Control Agreements
To promote continuity and the continued dedication of our executives during any period of uncertainty due to a potential change in control, we enter into change in control severance pay agreements with our executives, including each of our NEOs. Given the heightened focus on change in control agreements, the Committee engaged its compensation consultant in 2025 to review our change in control severance pay agreements relative to prevailing market practices. Based upon such review, the Committee believes the material terms of the severance agreements, which include a double-trigger equity acceleration provision, are generally in line with market practices.
Potential cash severance payments are based upon a multiplier of base salary and annual cash incentive pay. These severance pay agreements are not a factor in setting compensation levels and have not affected the Committee’s decisions with respect to compensation components. Additional information regarding the severance agreements, including the estimated amounts payable to each NEO, is set forth under the heading Potential
Payments Upon Termination or Change in Control in the Executive Compensation Tables section.
Policy Concerning Future Severance Agreements
We have a policy that provides we will not enter into any future severance agreements (including material amendments of existing agreements) with a senior executive providing for cash severance payments exceeding 2.99 times base salary and bonus without shareholder approval or ratification.
For purposes of this calculation, cash severance payments do not include the acceleration of equity-based awards, vacation pay, retirement benefits, health continuation coverage, and outplacement services. In addition, the policy provides that future executive severance agreements will not include any tax gross-up payments.
Key Employee Separation Plan
Under the Key Employee Separation Plan (as amended, the “KESP”), certain key employees, including our NEOs, are entitled, subject to execution and non-revocation of a release of claims, to certain severance payments and benefits in the event their employment is involuntarily terminated by
Sherwin-Williams for reasons other than cause, death, or disability prior to a change in control.
Additional information regarding the KESP, including the estimated amounts payable to our NEOs upon termination of employment without cause prior to a change in control, is set forth under the heading Potential Payments Upon Termination or Change in Control in the Executive Compensation
Tables section.

Compensation Risk Assessment
The Compensation Committee annually assesses the risks related to our compensation policies and practices. During 2025, the Compensation
Committee engaged CAP, its compensation consultant at that time, to conduct a comprehensive risk assessment of our incentive compensation programs, plans, and policies. CAP presented the risk assessment to the Compensation Committee for review.
Based upon the assessment, the Compensation Committee and CAP concluded that our compensation policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on Sherwin-Williams. The following factors help mitigate against employees taking excessive or unnecessary risks.
•We utilize a balanced approach to compensation, which combines fixed and variable pay, short-term and long-term time horizons, and cash and equity.
•We have varied incentive compensation metrics with performance goals focused on growth, profitability, and managing capital at different levels within our Company.
•We design our incentive compensation plans without steep payout cliffs that might encourage short-term business decisions that are inconsistent with our long-term business strategy.
•Performance incentives are capped at maximum payout amounts.
•We grant equity awards annually, with appropriate vesting periods, that encourage consistent behavior and reward long-term, sustained performance.
•Our equity plans include a “double-trigger” acceleration provision with respect to vesting in connection with a change in control.
•We have significant stock ownership guidelines for our non-management directors and executives.
•We regularly benchmark our current compensation practices, policies, and pay levels against peer companies and have a pay philosophy that utilizes market compensation data.
•We prohibit the hedging and pledging of our securities by our non-management directors and executives.
•The Compensation Committee reviews tally sheets for our NEOs that provide a holistic view of each executive’s compensation.
•We have a clawback policy and forfeiture provisions in our equity award agreements.

}	49	Sherwin-Williams 2026 Proxy Statement
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the CD&A contained in this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in Sherwin-Williams’ Annual
Report on Form 10-K for the fiscal year ended December 31, 2025 and this Proxy Statement.
Compensation and Management Development Committee
Kerrii B. Anderson, Chair
Aaron M. Powell
Matthew Thornton III
Thomas L. Williams

}	50	Sherwin-Williams 2026 Proxy Statement
Executive Compensation Tables
Summary Compensation Table
The following table sets forth information regarding the compensation of our NEOs for the fiscal years ended December 31, 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Heidi G. Petz Chair, President and CEO	2025	1,373,077	—	6,456,207	4,253,859	2,390,000	441,174	14,914,317
	2024	1,284,615	—	5,400,447	4,519,209	1,448,000	340,026	12,992,297
	2023	873,088	—	3,885,665	3,399,387	1,746,000	181,372	10,085,512
Allen J. Mistysyn Former Senior Vice President – Finance and CFO*	2025	987,616	—	2,470,894	1,511,134	1,074,000	226,634	6,270,278
	2024	939,461	—	2,517,158	1,729,574	662,000	369,570	6,217,763
	2023	882,769	—	4,094,447	1,264,171	1,677,000	207,631	8,126,018
Justin T. Binns President, Global Architectural	2025	791,924	—	1,461,282	969,912	644,800	143,034	4,010,952
	2024	767,449	—	1,372,995	1,026,586	512,720	209,749	3,889,499
	2023	695,964	—	2,116,818	847,920	1,053,000	176,240	4,889,942
Karl J. Jorgenrud President, Global Industrial	2025	791,923	—	1,461,282	969,912	799,760	172,026	4,194,903
	2024	766,348	—	1,372,995	1,026,586	768,560	205,917	4,140,406
	2023	648,114	—	2,082,021	847,920	982,000	188,078	4,748,133
Mary L. Garceau Senior Vice President – Chief Legal Officer and Secretary	2025	767,941	—	1,169,025	709,125	668,000	137,296	3,451,387
	2024	739,416	—	1,098,396	814,573	558,000	199,838	3,410,223
	2023	702,549	—	1,043,910	701,461	1,124,000	135,457	3,707,377
*Mr. Mistysyn retired from his position as Senior Vice President – Finance and CFO, effective December 31, 2025, and assumed a short-term transition role in a non-officer position.
1.For 2025, the values in this column reflect the aggregate grant date fair value of PRSUs granted to each NEO. The grant date fair value of our share-based compensation is calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Values were calculated by multiplying the average of the highest and lowest reported sale prices of our common stock on the date of grant, February 18, 2025, by the number of PRSUs received by each NEO. The PRSUs were calculated assuming a payout of target or 100% of the award. As further described in Key Components of Our 2025 Executive Compensation Program—Long-Term Equity Incentive Compensation in the CD&A, PRSU
award payouts are calculated following the applicable three-year performance period and payouts could range from 0% to 200%.
The values below were calculated by multiplying the average of the highest and lowest reported sale prices of our common stock on the date of grant by the number of PRSUs an executive would receive assuming achievement of the maximum performance level, or 200% of the award.

	2025	2024	2023
Heidi G. Petz	$12,912,414	$10,800,894	$3,897,264
Allen J. Mistysyn	4,941,788	5,034,315	4,314,828
Justin T. Binns	2,922,564	2,745,990	2,296,602
Karl J. Jorgenrud	2,922,564	2,745,990	2,227,008
Mary L. Garceau	2,338,050	2,196,792	2,087,820

2.Values in this column reflect the aggregate grant date fair value of stock options granted to our NEOs, calculated in accordance with FASB ASC
Topic 718, excluding the effect of estimated forfeitures. The values were calculated using a Black-Scholes-Merton option pricing model with weighted-average assumptions as described in Note 14, Stock-Based Compensation to our consolidated financial statements in Item 8 of our
Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

}	51	Sherwin-Williams 2026 Proxy Statement
3.Amounts in this column reflect annual cash incentive compensation earned under our Annual Performance Plan. We include more information in the section Key Components of Our 2025 Executive Compensation Program—Annual Cash Incentive Compensation in the CD&A.
4.The table below shows the components of All Other Compensation for each NEO for 2025.

	Petz	Mistysyn	Binns	Jorgenrud	Garceau
Pension Investment Plan	$12,075	$20,700	$17,250	$17,250	$12,075
401(k) Plan	19,714	21,000	21,000	20,143	15,667
Deferred Compensation Savings Plan	216,653	142,108	93,934	122,933	92,204
Executive Life Insurance Plan	—	13,273	—	—	—
Executive Disability Income Plan	3,850	3,850	3,850	3,850	3,850
Charitable Matching Gifts	3,000	3,000	3,000	3,000	3,000
Perquisites	185,882	22,703	4,000	4,850	10,500
Reimbursement of Taxes	—	—	—	—	—
Total	$441,174	$226,634	$143,034	$172,026	$137,296
•Pension Investment Plan — Company contributions under our Salaried Employees’ Revised Pension Investment Plan, a tax-qualified defined contribution plan.
•401(k) Plan — Company matching contributions under our tax-qualified 401(k) plan.
•Deferred Compensation Savings Plan — Company contributions under our 2005 Deferred Compensation Savings and Pension
Equalization Plan.
•Executive Life Insurance Plan — The dollar value of non-compensatory split-dollar life insurance benefits under our Executive Life Insurance
Plan. This plan was frozen to new participants beginning in January 2008.
•Executive Disability Income Plan — Company payments for premiums under our Executive Disability Income Plan.
•Charitable Matching Gifts — Charitable matching contributions under The Sherwin-Williams Foundation Matching Gifts Program, pursuant to which the Foundation will match, on a 1:1 basis, gifts of $100 or more, up to an annual maximum of $3,000, made to qualifying nonprofit organizations and educational institutions.
•Perquisites — The aggregate incremental cost to Sherwin-Williams of perquisites consisting of:

	Petz	Mistysyn	Binns	Jorgenrud	Garceau
Executive physical exam	$2,050	$2,350	$—	$—	$1,500
Personal security services	59,595	—	—	—	—
Identity theft protection and cybersecurity services	4,000	4,000	4,000	4,000	4,000
Personal use of corporate aircraft	115,237	11,353	—	—	—
Executive financial planning	5,000	5,000	—	850	5,000
Total	$185,882	$22,703	$4,000	$4,850	$10,500

}	52	Sherwin-Williams 2026 Proxy Statement
Narrative Information Regarding the Summary Compensation Table
Salary.  The salary amounts disclosed in the table are the amounts of base salary earned by our NEOs during the indicated year. For 2025, salaries earned by our NEOs accounted for the following percentages of their total compensation set forth in the table: Ms. Petz, 9.2%; Mr. Mistysyn, 15.8%;
Mr. Binns, 19.7%; Mr. Jorgenrud, 18.9%; and Ms. Garceau, 22.3%.
Pension Investment Plan.  Our Salaried Employees’ Revised Pension Investment Plan is a tax-qualified money purchase pension plan that provides eligible U.S. salaried employees with a Company contribution based on an age and service formula. Our NEOs participate in this plan on the same terms as other eligible employees.
401(k) Plan.  We provide our eligible U.S. salaried employees the opportunity to participate in our tax-qualified 401(k) plan. Under this plan, participants may contribute a percentage of their compensation on a pre-tax or after-tax basis and receive Company matching contributions. Our
NEOs participate in this plan on the same terms as our other eligible employees.
Deferred Compensation Savings Plan.  Our Deferred Compensation Savings and Pension Equalization Plan is an unfunded nonqualified plan that provides participating employees with the employer contributions the employees would have received under our qualified retirement plans, but for federal tax limitations. We do not pay guaranteed, above-market, or preferential interest or earnings on amounts deferred under this plan. Information about this plan is set forth in the 2025 Nonqualified Deferred Compensation Table and the accompanying narrative discussion.
Personal Security Services.  In 2025, the Company provided Ms. Petz with personal security services, including ground transportation and residential security measures. The aggregate incremental cost to the Company for such services was $59,595. A Company fleet vehicle was used to provide ground transportation; accordingly, the incremental cost to the Company of personal use of the vehicle was calculated based on the variable operating cost to the Company. To the extent security services were provided by a third party, we have included the amount the Company paid for such services.
Personal Use of Corporate Aircraft.  Under our executive travel policy, the Board strongly recommended that Ms. Petz use Company aircraft at all times when traveling, whether for business or personal reasons. In connection with this policy, the Compensation Committee approved Sherwin-
Williams entering into an aircraft time sharing agreement with Ms. Petz (effective January 1, 2024, once she became CEO) and providing an annual allowance for her personal use of Company aircraft, pursuant to which she will reimburse Sherwin-Williams for the aggregate incremental cost (as described below) of personal use of Company aircraft in excess of $125,000. Our CEO also has the authority to approve the personal use of
Company aircraft by other members of senior management.
The aggregate incremental cost of personal use of corporate aircraft is based upon the actual variable operating costs incurred as a result of such personal use, including fuel costs, hourly maintenance and repair costs, hangar and landing fees, insurance obtained for specific flights, customs, permits and similar fees, ground transportation, catering costs, travel expenses for the flight crew, and other smaller variable costs. Incremental costs associated with the auxiliary power unit (“APU”) are also included and calculated on an annual basis by dividing the total APU usage for the year by the total flight hours for such year and then multiplying such hourly average rate by the aggregate hours of the executive’s personal use of the aircraft. The incremental cost also includes the cost of “deadhead” flights, which are return or pick-up flights without passengers flown. Fixed operating costs, such as pilot salaries, depreciation, and insurance, that do not change based upon usage are not included. To the extent any use of corporate aircraft results in imputed income to an executive, we do not provide tax gross-ups on such income.

}	53	Sherwin-Williams 2026 Proxy Statement
2025 Grants of Plan-Based Awards Table
The following table sets forth information regarding the grants of annual cash incentive compensation, PRSUs and stock options made to our NEOs during 2025.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards($)(5)
Name/Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Heidi G. Petz
Annual Cash Incentive		-0-	2,196,923	4,393,846
PRSUs – Adj. EPS Goal	2/18/2025				6,075	12,150	24,300			4,304,138
PRSUs – Adj. RONAE Goal	2/18/2025				3,038	6,075	12,150			2,152,069
Stock Options	10/20/2025							47,630	331.37	4,253,859
Allen J. Mistysyn
Annual Cash Incentive		-0-	987,616	1,975,232
PRSUs – Adj. EPS Goal	2/18/2025				2,325	4,650	9,300			1,647,263
PRSUs – Adj. RONAE Goal	2/18/2025				1,163	2,325	4,650			823,631
Stock Options	10/20/2025							16,920	331.37	1,511,134
Justin T. Binns
Annual Cash Incentive		-0-	633,539	1,267,078
PRSUs – Adj. EPS Goal	2/18/2025				1,375	2,750	5,500			974,188
PRSUs – Adj. RONAE Goal	2/18/2025				688	1,375	2,750			487,094
Stock Options	10/20/2025							10,860	331.37	969,912
Karl J. Jorgenrud
Annual Cash Incentive		-0-	633,538	1,267,077
PRSUs – Adj. EPS Goal	2/18/2025				1,375	2,750	5,500			974,188
PRSUs – Adj. RONAE Goal	2/18/2025				688	1,375	2,750			487,094
Stock Options	10/20/2025							10,860	331.37	969,912
Mary L. Garceau
Annual Cash Incentive		-0-	614,353	1,228,706
PRSUs – Adj. EPS Goal	2/18/2025				1,100	2,200	4,400			779,350
PRSUs – Adj. RONAE Goal	2/18/2025				550	1,100	2,200			389,675
Stock Options	10/20/2025							7,940	331.37	709,125
1.Amounts reflect the threshold, target, and maximum annual cash incentive compensation amounts that could have been earned during 2025 based upon the achievement of performance goals under our Annual Performance Plan. The amounts of annual cash incentive compensation earned in 2025 by our NEOs were determined and paid in February
2026. The amounts paid are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
2.Amounts reflect the threshold, target, and maximum number of PRSUs granted on February 18, 2025. The 2025 PRSUs were granted pursuant to the Predecessor Plan and consisted of two grants—one with an Adjusted EPS performance goal and one with an Adjusted RONAE performance goal. The actual number of shares of common stock earned for the 2025 PRSUs will be determined based upon the Company’s level of achievement with respect to each goal for the three-year performance period. Amounts reported in the
“target” column reflect the number of PRSUs that will be earned if the Company achieves 100% of its performance target. Amounts reported in the “maximum” column reflect the number of PRSUs that will be earned if the Company achieves 200% of its performance target. Amounts reported in the “threshold” column reflect the number of PRSUs that will be earned if the Company achieves 50% of its performance target. If the Company performs below its set threshold performance level, no PRSUs will be earned. The 2025 PRSUs are scheduled to vest and be paid, if earned, in shares of common stock in February 2028 on the date the Compensation Committee approves the level of achievement of the performance goals. The payment of dividend equivalents on unvested PRSUs is deferred, and dividend equivalents are paid only if and to the extent the PRSUs vest based on the achievement of the performance goals. Dividend equivalents are paid at the same rate as dividends paid on our common stock. During 2025, the quarterly dividend rate was
$0.790 per share.
3.Amounts reflect the number of stock options granted on October 20, 2025 under the Equity Incentive Plan. These stock options vest in three substantially equal annual installments on each of the first three anniversaries of the date of grant and expire on October 19, 2035.
4.The exercise price equals the average of the highest and lowest reported sale prices of our common stock on the grant date, October 20, 2025.
5.The grant date fair value of our share-based compensation is calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. PRSU award values were calculated by multiplying the average of the highest and lowest reported sale prices of our common stock on the date of grant, February 18, 2025, by the number of PRSUs received, assuming a payout of target or 100% of the award. The values of stock option awards were calculated using a Black-Scholes-Merton option pricing model with weighted-
average assumptions as described in Note 14,"Stock-Based Compensation" to our consolidated financial statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

}	54	Sherwin-Williams 2026 Proxy Statement
Outstanding Equity Awards at December 31, 2025 Table
The following table sets forth information regarding the number of unexercised stock options and the number and value of unvested PRSUs and time-based RSUs outstanding at December 31, 2025 for our NEOs.

	Option Awards					Stock Awards
Name	Option Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(2)

Heidi G. Petz	10/18/2017	420	—	127.98	10/17/2027	16,800	(3)	5,443,704	35,400	(5)	11,470,662
	10/17/2018	579	—	136.85	10/16/2028	8,350	(4)	2,705,651	36,450	(6)	11,810,894
	10/16/2019	3,000	—	186.85	10/15/2029
	10/20/2020	2,700	—	227.05	10/19/2030
	10/18/2021	11,700	—	295.83	10/17/2031
	10/18/2022	13,700	—	215.08	10/17/2032
	10/13/2023	29,400	14,700	248.57	10/12/2033
	10/15/2024	13,500	27,000	388.57	10/14/2034
	10/20/2025	—	47,630	331.37	10/19/2035

Allen J. Mistysyn	10/18/2017	28,020	—	127.98	10/17/2027	18,600	(3)	6,026,958	16,500	(5)	5,346,495
	10/17/2018	26,269	—	136.85	10/16/2028	8,350	(4)	2,705,651	13,950	(6)	4,520,219
	10/16/2019	25,865	—	186.85	10/15/2029
	10/20/2020	18,460	—	227.05	10/19/2030
	10/18/2021	15,662	—	295.83	10/17/2031
	10/18/2022	14,336	—	215.08	10/17/2032
	10/13/2023	10,934	5,466	248.57	10/12/2033
	10/15/2024	5,167	10,333	388.57	10/14/2034
	10/20/2025	—	16,920	331.37	10/19/2035

Justin T. Binns	10/18/2016	13,500	—	90.04	10/17/2026	9,900	(3)	3,207,897	9,000	(5)	2,916,270
	10/18/2017	11,100	—	127.98	10/17/2027	4,175	(4)	1,352,825	8,250	(6)	2,673,248
	10/17/2018	8,100	—	136.85	10/16/2028
	10/16/2019	7,200	—	186.85	10/15/2029
	10/20/2020	5,100	—	227.05	10/19/2030
	10/18/2021	10,800	—	295.83	10/17/2031
	10/18/2022	11,000	—	215.08	10/17/2032
	10/13/2023	7,334	3,666	248.57	10/12/2033
	10/15/2024	3,067	6,133	388.57	10/14/2034
	10/20/2025	—	10,860	331.37	10/19/2035

Karl J. Jorgenrud	10/18/2017	4,350	—	127.98	10/17/2027	9,600	(3)	3,110,688	9,000	(5)	2,916,270
	10/17/2018	6,900	—	136.85	10/16/2028	4,175	(4)	1,352,825	8,250	(6)	2,673,248
	10/16/2019	7,200	—	186.85	10/15/2029
	10/20/2020	5,100	—	227.05	10/19/2030
	10/18/2021	4,000	—	295.83	10/17/2031
	10/18/2022	10,400	—	215.08	10/17/2032
	10/13/2023	7,334	3,666	248.57	10/12/2033
	10/15/2024	3,067	6,133	388.57	10/14/2034
	10/20/2025	—	10,860	331.37	10/19/2035

Mary L. Garceau	10/16/2019	16,500	—	186.85	10/15/2029	9,000	(3)	2,916,270	7,200	(5)	2,333,016
	10/20/2020	11,700	—	227.05	10/19/2030				6,600	(6)	2,138,598
	10/18/2021	10,500	—	295.83	10/17/2031
	10/18/2022	9,900	—	215.08	10/17/2032
	10/13/2023	6,067	3,033	248.57	10/12/2033
	10/15/2024	2,434	4,866	388.57	10/14/2034
	10/20/2025	—	7,940	331.37	10/19/2035
1.Stock options vest in three substantially equal annual installments on each of the first three anniversaries of the date of grant.
2.The values shown are calculated by multiplying the number of Retention RSUs (defined below) or PRSUs, as applicable, by $324.03, the closing price per share of our common stock on December 31, 2025, the last trading day of the 2025 fiscal year.

}	55	Sherwin-Williams 2026 Proxy Statement
3.Amounts reflect 200% of the target number of PRSUs granted February 14, 2023 that vested in February 2026, based upon achievement of the Adjusted EPS and
Adjusted RONAE performance goals for the three-year performance period that ended December 31, 2025.
4.On February 14, 2023, the Compensation Committee approved grants of time-based RSUs to Ms. Petz (who was then serving as our President and COO) and
Messrs. Mistysyn, Binns, and Jorgenrud. These special time-based RSU awards (“Retention RSUs”) were designed to promote retention and the stability of our experienced management team in a challenging demand environment. The amounts shown reflect unvested Retention RSUs granted February 14, 2023. The
Retention RSUs vested February 13, 2026.
5.Amounts reflect unvested PRSUs, granted February 13, 2024, for the three-year performance period ending December 31, 2026. The PRSU amount and market value is reported at the maximum level of performance. The number of PRSUs earned will depend upon actual performance relative to the Adjusted EPS and Adjusted
RONAE performance goals. The PRSUs will vest in February 2027, on the date the Compensation Committee approves the level of achievement of the performance goals.
6.Amounts reflect unvested PRSUs, granted February 18, 2025, for the three-year performance period ending December 31, 2027. The PRSU amount and market value is reported at the maximum level of performance. The number of PRSUs earned will depend upon actual performance relative to the Adjusted EPS and Adjusted
RONAE performance goals. The PRSUs will vest in February 2028, on the date the Compensation Committee approves the level of achievement of the performance goals.
2025 Option Exercises and Stock Vested Table
The following table sets forth information regarding the number and value of stock options exercised and PRSUs vested during 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Heidi G. Petz	—	—	7,374	2,659,569
Allen J. Mistysyn	802	74,087	7,865	2,836,662
Justin T. Binns	609	174,874	5,899	2,127,585
Karl J. Jorgenrud	—	—	4,916	1,773,046
Mary L. Garceau	—	—	5,162	1,861,769
1.The value realized on the exercise of stock options is equal to the number of shares acquired multiplied by the difference between the exercise price and the market price of our common stock. The market price is equal to the closing price per share of our common stock on the date of exercise.
2.The value realized on the vesting of PRSUs is equal to the number of shares vested multiplied by the market price of our common stock, plus the amount of cash dividend equivalents that were paid on the earned shares upon vesting. The market price is equal to the closing price per share of our common stock on the vesting date, February 18, 2025.

}	56	Sherwin-Williams 2026 Proxy Statement
2025 Nonqualified Deferred Compensation Table
The following table sets forth information for 2025 relating to our 2005 Deferred Compensation Savings and Pension Equalization Plan (“DCSP”) and
our 2005 Key Management Deferred Compensation Plan (“KMDCP”).

Name	Plan	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawal/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Heidi G. Petz	DCSP	—	216,653	135,203	—	1,106,625
Allen J. Mistysyn	DCSP	—	142,108	772,221	—	3,927,941
Justin T. Binns	DCSP	—	93,934	115,339	—	956,537
Karl J. Jorgenrud	DCSP	—	122,933	95,848	—	1,038,444
Mary L. Garceau	DCSP	—	92,204	182,625	—	1,459,647
	KMDCP	36,298	—	31,483	—	269,446
1.The amount in this column represents Ms. Garceau’s elective contributions to the KMDCP in 2025. Amounts were deferred from the “Salary” column of the Summary Compensation
Table.
2.Amounts represent Company contributions for each NEO. These amounts are also reported in the All Other Compensation column of the Summary Compensation Table.
3.Amounts include earnings, dividends, and interest provided on account balances, including the change in value of the underlying investments in which our NEOs are deemed to be invested. These amounts are not reported in the Summary Compensation Table.
4.Amounts represent each NEO’s aggregate account balance under our DCSP and KMDCP (for Ms. Garceau) as of December 31, 2025.  For the DCSP, amounts include 2025
Company contributions, which are also reported in the All Other Compensation column of the Summary Compensation Table. The table below sets forth the portion of these DCSP aggregate account balances that were reported as compensation in the Summary Compensation Table (for 2025, 2024, and 2023) for each NEO that served as a NEO during each such year.

Name	Amount Reported ($)
Heidi G. Petz	574,769
Allen J. Mistysyn	518,455
Justin T. Binns	381,529
Karl J. Jorgenrud	418,066
Mary L. Garceau	92,204
Material Features of our Deferred Compensation Savings Plans
Both our DCSP and KMDCP are unfunded nonqualified deferred compensation plans. The KMDCP permits eligible participants to elect to defer up to
100% of their base salary and bonus. The DCSP provides eligible participants with Company-only contributions that a participant would have otherwise received under our qualified retirement plans, but for certain federal tax limitations.
There are two benefit components to the deferred compensation savings portion of the DCSP: (a) the Company matching contribution under our
401(k) Plan that participants would have otherwise received, but for the limitations under Sections 401(a)(17) and 415 of the Internal Revenue Code
of 1986, as amended (the “Code”); and (b) the Company contribution under our Salaried Employees’ Revised Pension Investment Plan that participants would have otherwise received, but for the limitations under Sections 401(a)(17) and 415 of the Code.
All Company contributions provided under the two components of the DCSP and all amounts deferred by participants under the KMDCP accrue earnings in accordance with the hypothetical investment options selected by the participant. The investment options contained in this plan are the same investment options provided to participants in our qualified retirement plans. We do not pay guaranteed, above-market, or preferential interest or earnings on amounts deferred. Participant account balances will be distributed in a lump sum upon death, disability, or separation from service, unless equal annual installments (not to exceed fifteen years) are elected for distributions upon death, disability, or separation from service for retirement. In the event of a change in control, account balances are distributed in a lump sum within ninety days.
In 2025, as a cost-savings measure due to the uncertainty of economic conditions, the Compensation Committee amended the DCSP and the 401(k)
Plan to temporarily suspend Company matching contributions provided for in such plans, effective October 1, 2025. Company matching contributions were reinstated, and the Compensation Committee approved a discretionary contribution to mitigate the temporary suspension of matching contributions, effective February 1, 2026.

}	57	Sherwin-Williams 2026 Proxy Statement
Potential Payments Upon Termination or Change in Control
The following information and table set forth the payments to each of our NEOs in the event of a termination of employment as a result of retirement, involuntary termination, death, disability, voluntary termination, termination for cause, and termination following a change in control. The information and amounts shown in the table assume that each NEO terminated employment on December 31, 2025.
Assumptions and General Principles
The following assumptions and general principles apply with respect to the table.
•The table reflects amounts earned at December 31, 2025 and includes estimates of amounts that would be paid to the NEO upon the occurrence of certain terminations of employment, as described above. The actual amounts to be paid to an NEO can only be determined at the time of the termination.
•An NEO is entitled to receive amounts earned during their term of employment regardless of the manner in which the NEO’s employment is terminated. These amounts include base salary, unused vacation pay, and annual cash incentive compensation. These amounts are not shown in the table, except for potential annual cash incentive compensation, as described below.
•Because we assume a December 31, 2025 termination date, each of our NEOs would have been entitled to receive the annual cash incentive compensation earned under our Annual Performance Plan for 2025. Therefore, the amounts set forth in the table for annual cash incentive compensation are the amounts actually earned by the NEOs during 2025. These amounts are also set forth in the Non-Equity Incentive Plan
Compensation column of the Summary Compensation Table.
•Our Plans include a “double-trigger” acceleration provision with respect to the vesting of equity awards in connection with a change in control.
Please refer to the information set forth under the heading Change in Control for a more detailed explanation of the treatment of equity awards under our Plans in the event of a change in control.
•An NEO may exercise any stock options that are exercisable prior to the date of termination and is entitled to receive shares of common stock with respect to any PRSUs for which the vesting period has expired prior to the date of termination. Any payments related to these stock options or PRSUs are not included in the table because they are not severance payments.
•The values shown in the table for stock options reflect the number of shares underlying the options that will vest on each qualifying termination multiplied by the difference between the strike price of each outstanding stock option for which vesting continued or accelerated, and $324.03, the closing price per share of our common stock on December 31, 2025. The values shown in the table for PRSUs and Retention RSUs reflect the number of units for which vesting continued or accelerated, multiplied by $324.03, the closing price per share of our common stock on
December 31, 2025. The amounts shown in the table for PRSUs assume such awards will be earned at a target level of performance.
•Our equity incentive award agreements include restrictive covenants regarding the protection of our intellectual property, the confidentiality of our proprietary information, and non-competition and non-solicitation restrictions. To the extent legally permissible, these restrictive covenants apply during the executive’s term of employment with Sherwin-Williams and for the two- and three-year periods thereafter, respectively. For purposes of the table, we have assumed the NEOs have complied with these restrictive covenants.
•An NEO will be entitled to receive all amounts accrued and vested under our retirement and savings programs, including our 401(k) Plan and any pension plans and deferred compensation plans in which the NEO participates. These amounts will be determined and paid in accordance with the applicable plan and are not included in the table because they are not severance payments.
Retirement
Effective for awards made on or after January 1, 2024, an NEO is eligible to elect retirement upon satisfying the following criteria: age 55 or older, with age plus years of service totaling 75 or more, or age 65 or older (with no years of service requirement). In the event of retirement and assuming the notice requirement is satisfied: (a) all outstanding stock options granted after January 1, 2024 will continue to vest in accordance with their terms and (b) all outstanding PRSUs granted after January 1, 2024 will continue to vest, subject to the attainment of the applicable performance goals, as if the NEO had continued employment throughout the restriction period.
For awards granted before January 1, 2024, an NEO is eligible to elect retirement upon satisfying the following criteria: age 65 or older (with no years of service requirement), age 55-59 with at least 20 years of vesting service, or age 60 or older if the combination of age and years of vesting service equals at least 75. In the event of retirement and assuming the notice requirement is satisfied: (a) all outstanding stock options will continue to vest in accordance with their terms, (b) all outstanding PRSUs will continue to vest, subject to the attainment of the applicable performance goals, as if the
NEO had continued employment throughout the restriction period, and (c) all outstanding Retention RSUs awarded to Ms. Petz and Messrs.
Mistysyn, Binns, and Jorgenrud will continue to vest, subject to their terms, on February 13, 2026.
At December 31, 2025, Mr. Mistysyn was the only NEO eligible for retirement under either definition.

}	58	Sherwin-Williams 2026 Proxy Statement
Involuntary Termination
All of the NEOs participate in the Key Employee Separation Plan (“KESP”). Under the KESP, each NEO is entitled, subject to execution and non-
revocation of a release of claims against Sherwin-Williams, to certain severance payments and benefits in the event his or her employment is involuntarily terminated prior to a change in control by Sherwin-Williams for reasons other than cause, death, or disability. These payments and benefits include: (a) a cash severance amount equal to a multiple of each NEO’s annual base salary rate and target annual cash incentive compensation (for Ms. Petz, 2x; for Ms. Garceau and Messrs. Mistysyn, Binns, and Jorgenrud, 1.5x). Each NEO’s cash severance amount is payable in the form of base salary continuation, with the exception of amounts payable for target annual cash incentive awards, which are paid on applicable payment dates after each performance period; (b) an annual cash incentive compensation payment prorated for the amount of time the executive was employed in the year of termination, payable to the extent applicable performance goals are achieved, and paid on the applicable payment date after the performance period; (c) continuation of medical and dental coverage benefits until the earliest of: (i) reaching the age of 65, (ii) the date similar benefits are provided by another employer, and (iii) 18 months following the termination of employment; (d) reasonable outplacement assistance for expenses actually incurred, as approved by the Compensation Committee; and (e) continued vesting of equity awards (2 years, for
Ms. Petz; 18 months, for each of Ms. Garceau and Messrs. Mistysyn, Binns, and Jorgenrud, or such longer period as provided in the applicable equity award agreements, including continued vesting in the event of retirement for NEOs that are eligible for retirement at December 31, 2025 or will become eligible for retirement during the continued vesting period), with PRSUs continuing to be subject to the attainment of the applicable performance goals. At December 31, 2025, Mr. Mistysyn was the only NEO eligible for retirement. As described above, the NEOs must sign a release of claims against Sherwin-Williams to receive payment under the KESP, which release includes restrictive covenants regarding the protection of our intellectual property, the confidentiality of our proprietary information, non-competition and non-solicitation restrictions that apply following termination of employment, and a requirement not to disparage Sherwin-Williams. For purposes of the table, we have assumed the NEOs have complied with these restrictive covenants.
Death and Disability
In the event of the death or disability of an NEO, all outstanding stock options will immediately vest and become exercisable. With respect to restricted stock units, (a) all Retention RSUs will immediately vest and (b) the greater of the following will immediately vest: (i) 100% of the target
PRSUs and (ii) the percentage of PRSUs that would be earned based on actual achievement of the applicable performance metric measured as of the end of the last completed fiscal quarter preceding the date of the NEO’s death or disability and the projected forecast of the performance metric over the remaining performance period.
Mr. Mistysyn participates in our executive life insurance plan, which was frozen to new participants in January 2008. Under this plan, the beneficiary of an NEO is entitled to receive a death benefit based upon the following formulas: (a) if the event occurs prior to age 62, the death benefit will equal
4-times the NEO’s base salary; (b) if the event occurs on or after age 62 and before age 65, the death benefit will equal 4-times the NEO’s base salary at age 62; and (c) if the event occurs at age 65 or older, then the death benefit will equal 2.5-times the NEO’s base salary at age 62. Mr.
Mistysyn was less than 62 years of age on December 31, 2025.
Each NEO participates in our executive long-term disability plan, adopted as of January 1, 2013. Upon the occurrence of a disability, the covered
NEO will receive an annual benefit equal to 60% of his or her base salary, subject to a benefit cap of $35,000 per month, until the earliest of:
(a) Social Security normal retirement age (or, if age 60 or older at the time of disability, a period of 12-60 months depending on the executive’s age);
(b) recovery from the disability; and (c) death. The amount set forth in the table for each NEO reflects the amount of the first annual payment under the plan (60% of the NEO’s 2025 base salary).
Voluntary Termination and Termination for Cause
An NEO is not entitled to receive any additional forms of severance payments or benefits upon their voluntary decision to terminate employment with Sherwin-Williams prior to being eligible for retirement or upon termination for cause.

Change in Control
Our Plans each include a “double-trigger” acceleration provision with respect to the vesting of equity awards in connection with a change in control.
Upon a change in control, awards that are assumed by the surviving entity will continue to vest and become exercisable in accordance with their original terms unless, within three years (with respect to awards under the Predecessor Plan) or two years (with respect to awards under the Equity
Incentive Plan), as applicable, after the change in control, the participant’s employment is terminated other than for cause or the participant terminates their employment for good reason (as such term is defined in each Plan). If a participant’s employment is terminated under either of those circumstances, their outstanding awards will immediately vest and become exercisable in full. Awards that are not assumed by the surviving entity will immediately vest and become exercisable in full.
We have also entered into change in control severance agreements with each of our NEOs. In general, a change in control will be deemed to have occurred under our Plans and the severance agreements if: (a) a person or group buys 30% or more of Sherwin-Williams common stock (excluding certain purchases by Sherwin-Williams or its benefit plans, purchases approved by Sherwin-Williams or in connection with certain “friendly” business transactions, and certain inadvertent purchases); (b) Sherwin-Williams experiences a turn-over (not approved by Sherwin-Williams) of more than half of its directors during a two-year period; (c) Sherwin-Williams closes a reorganization, merger, consolidation, or significant sale of assets resulting in a substantial change in its ownership or leadership; or (d) Sherwin-Williams’ shareholders approve its liquidation or dissolution.

}	59	Sherwin-Williams 2026 Proxy Statement
The severance agreements provide that upon a change in control, each NEO would be entitled to a lump sum amount equal to the prorated portion of any annual cash incentive compensation earned by the NEO through the date of termination, assuming achievement of the greater of target level of the performance goals and actual performance.
The severance agreements further provide that upon a termination of employment within the two-year period following a change in control (other than upon a termination for cause or by reason of death or disability) or if the NEO terminates their employment in certain circumstances defined in the agreement which constitute good reason, in addition to the accelerated vesting of stock options and restricted stock units described above, each will receive:
•a lump sum severance payment in an amount equal to 2.99-times (for Ms. Petz) or 2.5-times (for Ms. Garceau and Messrs. Mistysyn, Binns, and
Jorgenrud) the sum of (a) the NEO’s highest rate of base salary during the three-year period prior to termination and (b) an amount equal to the greater of (i) the average of the annual cash incentive compensation received by the NEO for each of the three years prior to the date of termination and (ii) the NEO’s target annual cash incentive compensation for the year in which the termination occurs;
•eighteen months of continued health care benefits;
•outplacement services in an amount not to exceed 10% of the NEO’s then-current base salary; and
•in the event that any payment made to an NEO under the severance agreement would constitute a “parachute payment” within the meaning of
Section 280G of the Code and be subject to the excise tax imposed by Section 4999 of the Code, Sherwin-Williams will pay the NEO either (i) the full amount of such payments or (ii) a reduced amount that would result in no portion of such payments being subject to the excise tax, whichever results in the greatest net after-tax benefit to the NEO taking into account applicable federal, state, local, and excise taxes.
The amounts set forth in the table assume that each NEO’s employment was terminated upon a change in control and that each NEO would receive the benefits provided for under their severance agreement.

}	60	Sherwin-Williams 2026 Proxy Statement
Estimated Payments Upon Termination or Change in Control Table

Event	Petz	Mistysyn	Binns	Jorgenrud	Garceau(1)
Retirement
Annual cash incentive	N/A	$1,074,000	N/A	N/A	N/A
Continued vesting of stock options	N/A	412,464	N/A	N/A	N/A
Continued vesting of PRSUs and Retention RSUs	N/A	10,652,486	N/A	N/A	N/A
Total	N/A	$12,138,950	N/A	N/A	N/A

Involuntary Termination
Annual cash incentive	$2,390,000	$1,074,000	$644,800	$799,760	$668,000
Continued vesting of stock options	1,109,262	412,464	276,636	276,636	228,870
Continued vesting of PRSUs and Retention RSUs	11,162,834	10,652,486	4,414,909	4,366,304	2,624,643
Cash severance payment	7,193,847	2,981,424	2,150,309	2,150,309	2,083,285
Continued health care benefits	23,910	36,908	36,908	36,908	35,853
Outplacement services	140,000	100,000	80,000	80,000	77,450
Total	$22,019,853	$15,257,282	$7,603,562	$7,709,917	$5,718,101

Death
Annual cash incentive	$2,390,000	$1,074,000	$644,800	$799,760	$668,000
Accelerated stock options	1,109,262	412,464	276,636	276,636	228,870
Accelerated PRSUs and Retention RSUs	17,068,280	10,652,486	5,751,533	5,702,928	3,693,942
Life insurance proceeds	N/A	4,000,001	N/A	N/A	N/A
Total	$20,567,542	$16,138,951	$6,672,969	$6,779,324	$4,590,812

Disability
Annual cash incentive	$2,390,000	$1,074,000	$644,800	$799,760	$668,000
Accelerated stock options	1,109,262	412,464	276,636	276,636	228,870
Accelerated PRSUs and Retention RSUs	17,068,280	10,652,486	5,751,533	5,702,928	3,693,942
Disability benefits	420,000	420,000	420,000	420,000	420,000
Total	$20,987,542	$12,558,950	$7,092,969	$7,199,324	$5,010,812

Change in Control with Termination
Cash severance payment	$10,754,801	$5,344,167	$3,842,101	$4,125,268	$3,894,594
Annual cash incentive(2)	2,390,000	1,074,000	644,800	799,760	668,000
Accelerated stock options	1,109,262	412,464	276,636	276,636	228,870
Accelerated PRSUs and Retention RSUs	17,068,280	10,652,486	5,751,533	5,702,928	3,693,942
Continued health care benefits	23,910	36,908	36,908	36,908	35,853
Outplacement services	140,000	100,000	80,000	80,000	77,450
280G Tax Reduction	N/A	N/A	N/A	N/A	N/A
Total	$31,486,253	$17,620,025	$10,631,978	$11,021,500	$8,598,709
1.Ms. Garceau did not receive Retention RSUs. For Ms. Garceau, amounts shown for the continued vesting of or accelerated PRSUs and Retention RSUs consist only of the value of
PRSUs.
2.Amounts are also payable upon a change in control only, without termination.

}	61	Sherwin-Williams 2026 Proxy Statement
2025 CEO Pay Ratio
As required by SEC rules, we disclose below the 2025 annual total compensation of Heidi G. Petz, the 2025 annual total compensation of our median employee, and the ratio of these amounts. We calculated the annual total compensation for both Ms. Petz and our median employee using the same methodology that is used for the Summary Compensation Table.
•Ms. Petz’s annual total compensation — $14,914,317
•Our median employee’s annual total compensation — $60,049
•Ratio of Ms. Petz’s annual total compensation to our median employee’s annual total compensation — 248:1
Consistent with Instruction 2 to Item 402(u) of Regulation S-K, the applicable SEC rule, we may identify our median employee for purposes of providing pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year in the subsequent three-year period, provided that, during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that the Company reasonably believes would result in a significant change to the pay ratio disclosure. We reviewed the changes in our employee population and employee compensatory arrangements and determined there has been no change that would significantly impact the 2024 CEO pay ratio disclosure and ultimately require us to identify a new median employee for 2025. As a result, we used the same median employee for the 2025 CEO pay ratio as we did in 2024 for the 2024 CEO pay ratio disclosure. The pay ratio analysis of our employee population was conducted with November 1, 2024 as the determination date to identify our median employee, which was within the last three months of our 2024 fiscal year. At November 1, 2024, we employed 64,178 persons in 58 countries, including 55,706 full-time employees and 8,472 part-time employees.
We identified the median employee as of the determination date using total cash compensation (base salary, including overtime and cash incentive compensation, where applicable), which was consistently applied across our entire global employee population for the trailing 12 months preceding
November 1, 2024 (excluding our CEO). In determining our median employee, we did not use any of the permitted exemptions. We also did not rely on any material assumptions, adjustments (e.g., cost-of-living adjustments), or estimates (e.g., statistical sampling) to identify our median employee or determine annual total compensation or any elements of annual total compensation for Ms. Petz or our median employee.

}	62	Sherwin-Williams 2026 Proxy Statement
Pay Versus Performance
We disclose below pay versus performance information, including the relationship between executive compensation actually paid, as calculated by
SEC rules, and Company performance.
Pay Versus Performance Table

Year (a)	Summary Compensation Table Total for PEO (b)	Compensation Actually Paid to PEO (c)(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs (d)	Average Compensation Actually Paid to Non-PEO NEOs (e)(1)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (h)(4)	Adjusted EPS (i)(5)
					Total Shareholder Return (f)(3)	Peer Group Total Shareholder Return (g)(3)
2025	$14,914,317	$9,307,185	$4,481,880	$2,795,195	$138.29	$128.86	$2,568,500,000	$10.71
2024	12,992,297	18,053,741	6,303,128	10,320,048	143.80	137.25	2,681,400,000	10.55
2023	19,281,779	38,382,596	6,962,401	11,841,924	130.84	126.68	2,388,800,000	9.57
2022	12,749,910	(19,713,828)	3,452,393	(760,145)	98.58	111.79	2,020,100,000	7.92
2021	15,843,760	48,088,376	3,618,848	8,939,692	144.90	143.95	1,864,400,000	7.32
1.Heidi G. Petz served as our principal executive officer (“PEO”) for 2025 and 2024. John G. Morikis served as our PEO for the full year for each of 2023, 2022, and
2021. Our non-PEO NEOs included: (a) for 2025, Allen J. Mistysyn, Justin T. Binns, Karl J. Jorgenrud, and Mary L. Garceau (b) for 2024, Allen J. Mistysyn, John G.
Morikis, Justin T. Binns, and Karl J. Jorgenrud; (c) for 2023 and 2022, Allen J. Mistysyn, Heidi G. Petz, Justin T. Binns, and Karl J. Jorgenrud; and (d) for 2021, Allen J.
Mistysyn, Heidi G. Petz, Mary L. Garceau, Justin T. Binns, and Peter J. Ippolito
2.For each year, the values included in these columns for the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs reflect the following adjustments to the values included in columns (b) and (d), respectively:

PEO	2025	2024	2023	2022	2021
Summary Compensation Table (“SCT”) Total for PEO (column (b))	$14,914,317	$12,992,297	$19,281,779	$12,749,910	$15,843,760
- aggregate change in actuarial present value of pension benefits	—	—	—	—	—
+ service cost of pension benefits	—	—	—	—	—
+ prior service cost of pension benefits	—	—	—	—	—
- SCT “Stock Awards” column value	6,456,207	5,400,447	7,829,325	5,357,573	5,895,615
- SCT “Option Awards” column value	4,253,859	4,519,209	4,725,225	4,248,445	4,496,806
+ year-end fair value of equity awards granted in the covered year that were outstanding and unvested as of the covered year-end	10,215,752	12,785,765	28,153,093	9,783,283	24,320,152
-/+ change in fair value of equity awards granted in prior years that were outstanding and unvested as of the covered year-end	(4,615,546)	1,160,409	4,729,453	(20,046,896)	17,756,334
+ vesting date fair value of equity awards granted and vested in the covered year	—	—	—	—	—
-/+ change in fair value of equity awards granted in prior years that vested in the covered year	(497,272)	1,034,926	(1,227,179)	(12,594,107)	560,551
- fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	—	—	—	—	—
+ dollar value of dividends/earnings paid prior to the vesting date on equity awards in the covered year	—	—	—	—	—
+ excess fair value for equity award modifications	—	—	—	—	—
Compensation Actually Paid to PEO (column (c))	$9,307,185	$18,053,741	$38,382,596	($19,713,828)	$48,088,376

}	63	Sherwin-Williams 2026 Proxy Statement

Average for Non-PEO NEOs	2025	2024	2023	2022	2021
Average SCT Total for Non-PEO NEOs (column (d))	$4,481,880	6,303,128	6,962,401	3,452,393	3,618,848
- aggregate change in actuarial present value of pension benefits	—	—	—	—	—
+ service cost of pension benefits	—	—	—	—	—
+ prior service cost of pension benefits	—	—	—	—	—
- SCT “Stock Awards” column value	1,640,621	2,311,208	3,044,738	1,083,784	1,074,291
- SCT “Option Awards” column value	1,040,021	1,648,674	1,589,850	877,473	865,948
+ year-end fair value of equity awards granted in the covered year that were outstanding and unvested as of the covered year-end	2,555,039	5,239,176	8,616,321	2,000,614	4,500,593
-/+ change in fair value of equity awards granted in prior years that were outstanding and unvested as of the covered year-end	(1,432,641)	1,613,536	1,066,986	(2,812,473)	2,596,782
+ vesting date fair value of equity awards granted and vested in the covered year	—	—	—	—	—
-/+ change in fair value of equity awards granted in prior years that vested in the covered year	(128,441)	1,124,090	(169,196)	(1,439,422)	163,708
- fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	—	—	—	—	—
+ dollar value of dividends/earnings paid prior to the vesting date on equity awards in the covered year	—	—	—	—	—
+ excess fair value for equity award modifications	—	—	—	—	—
Average Compensation Actually Paid to Non-PEO NEOs (column (e))	$2,795,195	$10,320,048	$11,841,924	$(760,145)	$8,939,692
3.For each year, total shareholder return (“TSR”) for the Company and the peer group was calculated in accordance with Item 201(e) and Item 402(v) of Regulation S-K.
TSR represents the cumulative return on an initial fixed investment of $100 for the period starting December 31, 2020 through the end of the listed year. For purposes of this pay versus performance disclosure, our peer group is the same peer group used for purposes of the performance graph included in the Company’s Annual
Reports on Form 10-K for each of the fiscal years ended December 31, 2025, 2024, 2023, 2022, and 2021 and consists of the following entities: Akzo Nobel N.V.,
Axalta Coating Systems Ltd., BASF SE, Genuine Parts Company, H.B. Fuller Company, The Home Depot, Inc., Lowe’s Companies, Inc., Masco Corporation, Newell
Brands Inc., PPG Industries, Inc., RPM International Inc., and Stanley Black & Decker, Inc. (for purposes of this section only, the “Peer Group”).
4.Net income is rounded to the nearest hundred thousand.
5.Adjusted EPS is calculated as described in Appendix A.
Pay Versus Performance Relationship Descriptions
The following graphical comparisons describe the relationships between certain figures included in the Pay Versus Performance Table for each of
2025, 2024, 2023, 2022, and 2021, including: (a) a comparison between our cumulative total shareholder return and the total shareholder return of the Peer Group; and (b) comparisons between (i) the compensation actually paid to the PEO and the average compensation actually paid to our non-
PEO NEOs and (ii) each of the performance measures set forth in columns (f), (h) and (i) of the Pay Versus Performance Table.

}	64	Sherwin-Williams 2026 Proxy Statement
Relationship Between Compensation Actually Paid and Total Shareholder Return
Relationship Between Compensation Actually Paid and Adjusted EPS

}	65	Sherwin-Williams 2026 Proxy Statement
Relationship Between Compensation Actually Paid and Net Income
Tabular List of Financial Performance Measures
The following table lists the financial performance measures that we believe represent the most important financial performance measures used to link compensation actually paid to our NEOs for 2025 to Company performance.

Petz, Mistysyn, Garceau	Binns	Jorgenrud
SHW Net Sales	GA Sales	GI Sales
SHW Adjusted EPS	GA PBT	GI PBT
SHW Adjusted FCF	GA RONAE	GI RONAE
SHW Adjusted RONAE	SHW Net Sales	SHW Net Sales
	SHW Adjusted EPS	SHW Adjusted EPS
	SHW Adjusted FCF	SHW Adjusted FCF

}	66	Sherwin-Williams 2026 Proxy Statement
Proposal 3 — Ratification of the Appointment
of Ernst & Young LLP as Our Independent
Registered Public Accounting Firm
The Audit Committee is directly responsible for the appointment, retention, compensation, evaluation, and oversight of our independent registered public accounting firm. To assure continuing audit independence and objectivity, the Audit Committee is involved in the selection of the firm’s lead engagement partner in accordance with SEC rules. Additionally, the Audit Committee has adopted a policy for pre-approving all audit and non-audit services to be performed by the firm and assesses the impact the provision of any non-audit services may have on the firm’s independence.
The Audit Committee has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2026. EY has served as our independent auditor since 1908. Information regarding the services provided to us by EY during 2024 and 2025 is set forth in this section under the heading Matters Relating to the Independent Registered
Public Accounting Firm.
At the Annual Meeting, our shareholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for
2026. The Audit Committee believes the continued retention of EY as our independent registered public accounting firm for 2026 is in the best interests of our Company and shareholders.
Although shareholder ratification is not required under the laws of the State of Ohio, we are submitting the appointment of EY to our shareholders for ratification at the Annual Meeting as a matter of good corporate practice and to provide a means by which our shareholders may communicate their opinions to the Audit Committee. If our shareholders do not ratify the appointment of EY, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines such a change would be in the best interests of our Company and shareholders.
Representatives of EY are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate shareholder questions.

The Board of Directors unanimously recommends that you vote “FOR” ratification of the appointment of Ernst & Young LLP as Sherwin-Williams’ independent registered public accounting firm.

}	67	Sherwin-Williams 2026 Proxy Statement
Matters Relating to the Independent Registered Public Accounting Firm
Fees Paid to EY
The following table sets forth the fees for services provided by EY during the fiscal years ended December 31, 2025 and December 31, 2024.

	2025	2024
Audit Fees	$8,662,750	$7,975,000
Audit-Related Fees	170,000	—
Tax Fees	603,000	618,000
All Other Fees	298,000	1,839,000
Total	$9,733,750	$10,432,000
The following is a description of the nature of the services comprising the fees disclosed in the table above for each of the four categories of services.
Audit Fees.  These are fees for professional services rendered by EY for the integrated audit of our annual consolidated financial statements and the effectiveness of internal control over financial reporting, the review of financial statements included in our Quarterly Reports on Form 10-Q, a comfort letter in connection with financing transactions, review of documents to be filed with the SEC, and certain audits of foreign subsidiary financial statements required by local statutes.
Audit-Related Fees.  These are fees for assurance and related services rendered by EY that are reasonably related to the performance of the audit or the review of our financial statements and that are not included as audit fees. For 2025, this includes services rendered in connection with a limited assurance engagement related to forthcoming sustainability disclosure requirements.
Tax Fees. These are fees for professional services rendered by EY with respect to tax compliance, tax advice, and tax planning, including the review of certain tax returns, tax audit assistance, and consulting on tax planning matters.
All Other Fees.  These are fees for other services rendered by EY that do not meet the above category descriptions. In 2025, this includes services rendered in connection with a pre-assessment engagement related to forthcoming sustainability disclosure and assurance requirements. In 2024, this includes services rendered in connection with insurance claims.
Audit Committee Pre-Approval Policy
The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for us by EY prior to its engagement for such services. The Audit Committee has adopted a pre-approval policy pursuant to which the
Audit Committee establishes detailed pre-approved categories of non-audit services that may be performed by EY during the fiscal year, subject to dollar limitations set by the Audit Committee. The Audit Committee has also delegated to the Chair of the Audit Committee the authority to pre-
approve all audit and non-audit services when the entire Audit Committee is unable to pre-approve services. The Chair reports to the Audit
Committee at its next meeting all such services pre-approved since the last meeting.
All of the fees paid to EY for services rendered during 2025 and 2024 under the categories of Audit Fees, Audit-Related Fees, Tax Fees, and All
Other Fees, as applicable, were pre-approved by the Audit Committee.

}	68	Sherwin-Williams 2026 Proxy Statement
Audit Committee Report
Management has primary responsibility for the integrity of Sherwin-Williams’ financial information and the financial reporting process, including the system of internal control over financial reporting. Ernst & Young LLP, Sherwin-Williams’ independent registered public accounting firm, is responsible for conducting independent audits of Sherwin-Williams’ financial statements and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and expressing an opinion on the financial statements and the effectiveness of internal control over financial reporting based upon those audits. The Audit Committee is responsible for overseeing the conduct of these activities by management and Ernst & Young LLP.
As part of its oversight responsibility, the Audit Committee has reviewed and discussed the audited financial statements, the adequacy of financial controls, and the effectiveness of Sherwin-Williams’ internal control over financial reporting with management and Ernst & Young LLP. The Audit
Committee also has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the PCAOB and the
SEC. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the
PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also has discussed with Ernst & Young LLP the firm’s independence.
Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Sherwin-Williams’ Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.
Audit Committee
Marta R. Stewart, Chair
Jeff M. Fettig
Robert J. Gamgort
Michael H. Thaman

}	69	Sherwin-Williams 2026 Proxy Statement
Proposal 4 — Advisory Approval of
Management Proposal to Amend
Shareholders’ Ability to Call a Special
Meeting to a 25% Ownership Threshold
Our Regulations currently provide that special meetings of shareholders may be called by persons who hold at least 50% of all of the Company’s shares outstanding and entitled to be voted at a special meeting, if properly requested under our Regulations (the “Existing Special Meeting Right”).
We are asking shareholders to approve, on an advisory, non-binding basis, the following resolution regarding an amendment of our Regulations to reduce the ownership threshold necessary for shareholders to call a special meeting from 50% to 25%.
The Board requests that you vote “for” the following resolution:
“RESOLVED, that Sherwin-Williams’ shareholders hereby approve, on an advisory basis, the Sherwin-Williams’ Board of Directors take the steps necessary to amend Sherwin-Williams’ Regulations to permit persons who hold at least 25% of all of Sherwin-Williams’ shares outstanding and entitled to be voted at a special meeting the right to call a special meeting of shareholders, if such special meeting is properly requested under the Regulations.”
The Company has been notified that a shareholder proponent separately intends to present at the Annual Meeting the proposal described in
Proposal 5 (the “Shareholder Proposal”). The Shareholder Proposal is an advisory proposal requesting that the Board take the steps necessary to amend the Company’s governing documents “to give the owners of a combined 10% of [the Company’s] outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law, the power to call a special shareholder meeting.”
The Company has long recognized that the right of shareholders to call a special meeting is a useful governance mechanism. Our Regulations currently permit shareholders holding at least 50% of all of the Company’s shares outstanding and entitled to be voted at a special meeting the right to call a special meeting of shareholders, if such special meeting is properly requested under our Regulations. The Board has reviewed our Existing
Special Meeting Right and the Shareholder Proposal, and has considered multiple factors, including the Company’s existing governance profile, prevailing market corporate governance practices, and institutional investor policies. As a result of this review, the Board has determined that it is advisable and in the best interests of the Company and its shareholders to approve an advisory proposal reducing the ownership threshold required for shareholders to call a special meeting from 50% to 25% of the Company’s outstanding shares.
The Board opposes the Shareholder Proposal for the reasons articulated in the related Statement of Opposition to the Shareholder Proposal, beginning on page 72. A 10% or lower ownership threshold for shareholders to call a special meeting of shareholders, as requested by the
Shareholder Proposal, is too low and results in the risk that a single shareholder, or a small group of shareholders, could call a special meeting of shareholders to advance their own special interests, at the expense of our Company and our broader shareholder base. The Board believes that a
25% ownership threshold strikes the right balance between shareholder rights and protecting the Company’s and our shareholders’ long-term interests by permitting a meaningful segment of our shareholders to call a special meeting, relative to the considerable costs, resources, and management and administrative time necessary to hold a special meeting of shareholders. The Board notes that, based on benchmarking against companies included in the S&P 500 and the Company’s compensation peer group as of December 2025, among those companies that allow shareholders to call a special meeting, the most common ownership threshold was 25%.
The Board believes special meetings of shareholders should be extraordinary events that are held if a significant percentage of shareholders agree that such a meeting is necessary to discuss critical, time-sensitive issues that cannot be delayed until the Company’s next annual meeting of shareholders. The Board believes that a 25% ownership threshold will provide shareholders with a meaningful right to bring matters to the attention of our shareholders between annual meetings, while ensuring that special meetings are held sparingly to address matters considered to be so significant or urgent that they require immediate consideration by all shareholders outside of our annual meetings of shareholders. The Board believes that a failure of at least 25% of shareholders to support the need to convene a special meeting is a strong indicator that the matter at issue is unduly narrow and not deemed sufficiently significant or urgent by our shareholders generally.
Sherwin-Williams also has an extensive history of proactively engaging with shareholders and seeking their input, listening and responding to their questions, and facilitating open and robust two-way communications. As part of the Company’s shareholder engagement and outreach program, members of the Board, management and other senior leaders at least annually (and frequently more often) seek out engagement with, and meet, shareholders holding a significant percentage of our stock to gather their input on a wide variety of topics, including our corporate governance practices. We believe that a shareholder right to call a special meeting of shareholders at a 25% ownership threshold, coupled with our extensive annual shareholder outreach and engagement program, provide our shareholders with ample opportunities to express their views and concerns to the Board and management, without unduly burdening the Company with special interest calls for special shareholder meetings at a 10% or lower ownership threshold, as requested by the Shareholder Proposal.
Although this advisory proposal is not binding, the Board highly values the opinions of our shareholders. The result of this vote will provide information to the Board about our shareholders’ views on this matter. Shareholders should note that approval of this proposal would not, by itself, implement the right for persons who hold at least 25% of all of the Company’s shares outstanding and entitled to be voted at a special meeting the right to call a special meeting. To implement a 25% ownership threshold, the Board and shareholders would need to take subsequent action to amend our Regulations.

}	70	Sherwin-Williams 2026 Proxy Statement
Approval of this Proposal 4 is not conditioned on approval or disapproval of Proposal 5, the Shareholder Proposal. Although this Proposal 4 and the
Shareholder Proposal concern the same subject matter, the terms of each proposal differ. If both proposals are approved, the Board will take the voting results into consideration and will continue to engage with shareholders as part of the Board’s consideration of any future actions.

The Board of Directors unanimously recommends that you vote “FOR” advisory approval of this management proposal to amend shareholders’ ability to call a special meeting to a 25% ownership threshold.

}	71	Sherwin-Williams 2026 Proxy Statement
Proposal 5 — Shareholder Proposal
Regarding Shareholder Ability to Call a
Special Meeting
The following shareholder proposal will be voted upon at the Annual Meeting if such proposal is properly presented at the Annual Meeting by or on behalf of the shareholder proponent. Shareholders submitting a proposal must appear personally or by proxy at the Annual Meeting to move the proposal for consideration. The Company has been advised that Mr. John Chevedden, beneficial owner of 30 shares of the Company’s common stock, whose address is 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, intends to present the proposal set forth below at the
Annual Meeting. As required by SEC rules, the proposal and supporting statement are presented below in the form received from the shareholder proponent. The Board and the Company are not responsible for the contents of the shareholder proposal or supporting statement. The graphic below was provided by the shareholder proponent and not the Company.
Proposal 5 – Give Shareholders an Improved Ability to Call for a Special Shareholder Meeting
Shareholders ask our Board of Directors to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law, the power to call a special shareholder meeting. Such a special shareholder meeting can be an online shareholder meeting.
There shall be no discriminatory rule to require ownership of shares for a specific period of time in order for shares to participate in calling for a special shareholder meeting.
To guard against the Sherwin-Williams Board of Directors becoming complacent shareholders need the ability to call a special shareholder meeting to help the Board adopt new strategies when the need arises.
This proposal topic received between 51% and 72% support each in 2024 at Jabil, Warner Brothers Discovery, ANSYS, Vertex Pharmaceuticals and
DexCom.
An improved shareholder right to call for a special shareholder meeting, as called for in this proposal, can help make shareholder engagement meaningful. A shareholder right to call for an online special shareholder meeting will help ensure that the Sherwin-Williams Board and management engages with shareholders in good faith because shareholders will have a viable Plan B by calling for an online special shareholder meeting.
Any argument that a special shareholder meeting is too cumbersome has little validity. In the vast majority of cases or in most cases, once a special meeting is called for by shareholders, the issues behind calling for a special shareholder meeting are soon resolved.
With the widespread use of online shareholder meetings it is much easier for a company to conduct a special shareholder meeting online in the unlikely event that a special shareholder meeting ultimately takes place and the Sherwin-Williams governing documents thus need to be updated accordingly.
Please vote yes:
Give Shareholders an Improved Ability to Call for a Special Shareholder Meeting -
Proposal 5

}	72	Sherwin-Williams 2026 Proxy Statement
Statement of Opposition
THE BOARD HAS CAREFULLY CONSIDERED THIS SHAREHOLDER PROPOSAL AND RECOMMENDS THAT
SHAREHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:
Summary
Sherwin-Williams has separately submitted for shareholder approval at the Annual Meeting a management proposal (Proposal 4) to approve, on an advisory, non-binding basis, a resolution regarding an amendment of our Regulations to reduce the ownership threshold necessary for shareholders to call a special meeting from 50% to 25%. This shareholder proposal, in contrast, requests that the Board take the steps necessary to amend the
Company’s governing documents “to give the owners of a combined 10% of [the Company’s] outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law, the power to call a special shareholder meeting.”
The Board encourages shareholders to vote for Proposal 4 (a 25% ownership threshold for shareholders to call a special meeting) and against this shareholder proposal, which the Board believes is unnecessary and not in the best interests of shareholders, for the following reasons:

A 25% ownership threshold for shareholders to call a special meeting strikes the right balance between shareholder rights and protecting the Company’s and our shareholders’ long-term interests.
A 25% ownership threshold for shareholders to call a special meeting is more consistent with market practice.
Sherwin-Williams has a long-demonstrated record of frequent and extensive shareholder outreach and responsiveness, and strong corporate governance.
A 25% ownership threshold for shareholders to call a special meeting strikes the right balance between shareholder rights and protecting the Company’s and our shareholders’ long-term interests.
The Board believes that a special meeting right at a 25% ownership threshold strikes the right balance between shareholder rights and protecting the
Company’s and our shareholders’ long-term interests by permitting a meaningful segment of our shareholders to call a special meeting, relative to the considerable costs, resources, and management and administrative time that would be necessary to hold a special meeting of shareholders. The
Board believes that a 10% or lower ownership threshold for shareholders to call a special meeting, as requested by this shareholder proposal, is too low and results in the risk that a single shareholder, or a small group of shareholders, could call a special meeting of shareholders to advance their own special interests at the expense of our Company and our broader shareholder base. For example, the Company’s shareholder composition as of
December 2025 would allow as few as two shareholders to satisfy the threshold of owning 10% of the Company’s shares. Accordingly, the Board believes it would be prudent and in the best interests of the Company and its shareholders to amend the threshold to 25% (from 50%), as described in Proposal 4, so that the approval of more than a nominal number of shareholders would be required to call a special meeting.
The Board believes special meetings of shareholders should be extraordinary events that are held if a significant number of shareholders agree that such a meeting is necessary to discuss critical, time-sensitive issues that cannot be delayed until the Company’s next annual meeting of shareholders. The Board believes that a 25% ownership threshold will provide shareholders with a meaningful right to bring matters to the attention of our shareholders between annual meetings, while ensuring that special meetings are held sparingly to address matters considered to be so significant or urgent that they require immediate consideration by all shareholders outside of our annual meetings of shareholders. The Board believes that a failure of at least 25% of shareholders to support the need to convene a special meeting of shareholders is a strong indicator that the matter at issue is unduly narrow and not deemed sufficiently significant or urgent by our shareholders generally.
A 25% ownership threshold for shareholders to call a special meeting is more consistent with market practice.
As of December 2025, a 25% ownership threshold was the most common threshold among companies that allow shareholders to call special meetings in the S&P 500 and in the Company’s compensation peer group.  Further, certain of our largest shareholders, including BlackRock,
Vanguard and State Street, have adopted policies indicating that they generally support a 25% shareholder right to call special meetings and in the case of Vanguard, that it will generally vote against a shareholder proposal calling for a lower right for shareholders to call a special meeting if a company already has a 25% or less ownership threshold in place. The Board believes that a 25% ownership threshold is in line with market practice and appropriate for Sherwin-Williams, as opposed to the 10% or lower ownership threshold requested by this shareholder proposal, which is a threshold only a minority of companies have adopted.
Sherwin-Williams has a long-demonstrated record of frequent and extensive shareholder outreach and responsiveness, and strong corporate governance.
Sherwin-Williams has an extensive history of proactively engaging with shareholders and seeking their input, listening and responding to their questions, and facilitating open and robust two-way communications. As part of the Company’s shareholder engagement and outreach program, members of the Board, management and other senior leaders at least annually (and frequently more often) seek out engagement with, and meet, shareholders holding a significant percentage of our stock to gather their input on a wide variety of topics, including our corporate governance practices. We believe that a shareholder right to call a special meeting of shareholders at a 25% ownership threshold, coupled with our extensive annual shareholder outreach and engagement discussions, provide our shareholders with ample opportunities to express their views and concerns to the Board and management without unduly burdening Sherwin-Williams with special interest calls for special meetings at a 10% or lower ownership threshold, as requested by this shareholder proposal.

}	73	Sherwin-Williams 2026 Proxy Statement
Further, the Board believes that this shareholder proposal should be evaluated in the context of the Company’s overall commitment to strong corporate governance, which encourages regular and robust engagement and responsiveness to our shareholders including through practices and procedures such as the following:
•Annual Director Elections.  All of our directors are elected annually by our shareholders; we do not have a classified or staggered board.
•Proxy Access.  We have a market-standard and equitable proxy access right for shareholders in nominating directors.
•Majority Voting.  We have a majority voting standard for the election of directors in uncontested elections.
•Shareholder Amendments to the Regulations.  Shareholders have the right to adopt and repeal amendments to the Regulations.
•Independence of the Board. All of our directors, except our CEO, are independent.
•One Share, One Vote. We have equal voting rights for all of our shareholders.
•No Supermajority Voting Provisions.  Our governance documents do not contain provisions requiring a supermajority shareholder vote on any issue.
•No Shareholder Rights Plan.  We do not maintain a shareholder rights plan or “poison pill.”
•Annual Say On Pay Vote.  We solicit feedback from our shareholders every year on executive compensation.
See the Corporate Governance section of this Proxy Statement for additional details regarding the Company’s commitment to strong corporate governance.

The Board of Directors unanimously recommends that you vote “AGAINST” the shareholder proposal regarding shareholder ability to call a special meeting.

}	74	Sherwin-Williams 2026 Proxy Statement
Other Matters
Equity Compensation Plan Information
The following table provides information regarding our common stock that may be issued under our equity compensation plans at December 31, 2025.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants, and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	8,607,138	(1)	$235.79	(2)	21,067,821	(3)
Equity compensation plans not approved by security holders	7,603	(4)	—		—
Total	8,614,741		$235.79	(2)	21,067,821	(3)
1.Amount represents (a) 7,764,949 shares of common stock subject to outstanding stock options, 28,988 shares of common stock subject to outstanding RSUs, and
802,380 shares of common stock subject to outstanding PRSUs under our Plans, and (b) 10,821 shares of common stock subject to outstanding RSUs under our 2006
Stock Plan for Nonemployee Directors. PRSUs granted in 2023, which vested in February 2026 based upon the achievement of the performance goals for the three-
year performance period that ended on December 31, 2025, reflect the actual level of performance. PRSUs granted in 2024 and 2025 assume the maximum level of performance.
2.The weighted average does not take into account shares relating to RSUs or PRSUs, or shares relating to common stock units held by directors under our Director
Deferred Fee Plan.
3.Amount represents 21,067,821 shares of common stock remaining available for future awards under our Equity Incentive Plan. Following approval of the Equity
Incentive Plan at the 2025 annual meeting, no future grants will be made under the Predecessor Plan or the 2006 Stock Plan for Nonemployee Directors.
4.Amount represents 7,603 common stock units held by directors under our Director Deferred Fee Plan, which units are payable in stock generally upon the directors’
retirement. Additional information about our Director Deferred Fee Plan is set forth under the heading Other Benefits in the Director Compensation Program section.

}	75	Sherwin-Williams 2026 Proxy Statement
Security Ownership of Management, Directors, and Director Nominees
The following table sets forth information regarding shares of Sherwin-Williams common stock beneficially owned as of February 25, 2026, the record date, and shares of common stock acquirable within 60 days of that date by (a) each current director and director nominee, (b) each NEO, and (c) all current directors, director nominees, and executive officers as a group. Unless otherwise noted, each director, director nominee, and executive officer has sole voting and investment power over the shares of common stock listed, or share voting and investment power with a spouse.

Name of Beneficial Owner	Shares of Common Stock(2)		Shares of Common Stock Acquirable within 60 days(3)	Total	Percent of Common Stock Beneficially Owned(1)
Kerrii B. Anderson	4,719		1,011	5,730	*
Justin T. Binns	27,899		77,201	105,100	*
Jeff M. Fettig	5,919		—	5,919	*
Robert J. Gamgort	173		380	553	*
Mary L. Garceau	36,295		57,101	93,396	*
Karl J. Jorgenrud	20,969		48,351	69,320	*
Allen J. Mistysyn	81,142	- 5	144,713	225,855	*
Heidi G. Petz	26,867		74,999	101,866	*
Aaron M. Powell	2,487		—	2,487	*
Marta R. Stewart	2,384		—	2,384	*
Michael H. Thaman	7,011		5,481	12,492	*
Matthew Thornton III	11,754		—	11,754	*
Thomas L. Williams	1,037		1,053	2,090	*
All current directors, director nominees, and executive officers as a group (19 persons)	199,598		379,877	579,475	*
*Represents less than 1% of the total number of shares of common stock outstanding.
1.Based on 247,362,348 shares of common stock outstanding at February 25, 2026, the record date.
2.These amounts include shares of common stock held under our 401(k) Plan for which NEOs and executive officers have the right to direct the vote. For Mr. Mistysyn, this amount includes 20,974 shares of common stock held by his spouse and 38,500 shares of common stock held in an irrevocable trust for the benefit of his spouse and family.
3.For NEOs and executive officers, these amounts include shares of common stock for which executives have the right to acquire beneficial ownership within sixty days of February 25, 2026, through the exercise of stock options. For non-management directors, these amounts include (a) shares of common stock for which the directors have the right to acquire beneficial ownership within sixty days of February 25, 2026, through the vesting of RSUs and (b) common stock units held by non-
management directors under our Director Deferred Fee Plan, which units are payable in stock generally upon the directors’ retirement.

}	76	Sherwin-Williams 2026 Proxy Statement
Security Ownership of Certain Beneficial Owners
The following table sets forth information regarding shares of Sherwin-Williams common stock beneficially owned by persons or groups known to us to be beneficial owners of more than 5% of our common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	23,237,722	(2)	9.4%
BlackRock, Inc. 50 Hudson Yards New York, New York 10001	16,178,069	(3)	6.5%
State Street Corporation One Congress Street Boston, Massachusetts 02114	15,912,217	(4)	6.4%
The Sherwin-Williams Company 401(k) Plan 1 Sherwin Way Cleveland, Ohio 44113	14,866,577	(5)	6.0%
1.Based on 247,362,348 shares of common stock outstanding at February 25, 2026, the record date.
2.Based on a Schedule 13G/A filed on January 30, 2026 by The Vanguard Group (“Vanguard”), an investment adviser, Vanguard beneficially owned 23,237,722 shares of common stock at December 31, 2025. Of the total shares, Vanguard had sole dispositive power over none of the shares, shared dispositive power over all of the shares, sole voting power over none of the shares, and shared voting power over 2,278,267 shares.
3.Based on a Schedule 13G/A filed on January 29, 2024 by BlackRock, Inc. (“BlackRock”), BlackRock beneficially owned 16,178,069 shares of common stock at
December 31, 2023. Of the total shares, BlackRock had sole voting power over 14,446,289 shares, sole dispositive power over all of the shares, and shared voting power and shared dispositive power over none of the shares.
4.Based on a Schedule 13G filed on February 4, 2025 by State Street Corporation (“State Street”), an investment adviser, State Street beneficially owned 15,912,217 shares of common stock at December 31, 2024. Of the total shares, State Street had shared voting power over 5,833,102 shares, shared dispositive power over
15,911,307 shares, and sole voting and dispositive power over none of the shares.
5.Shares of common stock owned pursuant to our 401(k) Plan at December 31, 2025, which are voted by the trustee in accordance with written instructions of plan participants. If no instructions are received by the trustee, the trustee votes such shares in the same proportion as it votes those shares for which it receives proper instructions.

}	77	Sherwin-Williams 2026 Proxy Statement
Internet Availability of Proxy Materials
As permitted by SEC rules and regulations, we use the internet as the primary means of furnishing proxy materials to shareholders by sending a
Notice of Internet Availability of Proxy Materials or email with instructions on how to access the proxy materials online at www.proxyvote.com and to request a printed copy of the proxy materials, if preferred.
If you received printed copies of the proxy materials this year and would like to access proxy materials online beginning next year, please follow the instructions located on our Investor Relations website, investors.sherwin.com. We encourage shareholders to take advantage of the availability of proxy materials online to help reduce the environmental impact of our annual meetings and our related printing and mailing costs.
This Proxy Statement and our 2025 Annual Report are also available on our Investor Relations website, investors.sherwin.com.
Eliminating Duplicate Mailings
Some brokers, banks, and similar organizations participate in the practice of “householding.” Under this procedure, beneficial owners of our common stock who share the same address or household may receive only one copy of our Notice of Internet Availability of Proxy Materials or, for those who received printed copies of proxy materials in the mail, only one copy of this Proxy Statement and our 2025 Annual Report, unless contrary instructions have been received from one or more of the shareholders. This procedure reduces our printing and mailing costs and supports our commitment to reduce the Company’s environmental footprint. Beneficial owners who participate in householding will continue to receive separate voting instruction forms.
We will promptly deliver to you upon written or oral request an additional copy of (i) our Notice of Internet Availability of Proxy Materials, this Proxy
Statement, or our 2025 Annual Report or (ii) our proxy materials for future meetings if you write, email, or call us at: The Sherwin-Williams Company,
1 Sherwin Way, Cleveland, Ohio 44113, Attention: Investor Relations; investor.relations@sherwin.com; or (216) 566-2000.
If you are a beneficial owner of our common stock and are receiving more than one copy of these proxy materials at a single address and would like to participate in householding in the future, please contact your broker, bank, or similar organization that holds your shares to request information about householding.
2025 Annual Report
We will provide to each shareholder who is solicited to vote at the Annual Meeting, upon request and without charge, a copy of our 2025 Annual
Report. Please write, email, or call us at: The Sherwin-Williams Company, 1 Sherwin Way, Cleveland, Ohio 44113, Attention: Investor Relations;
investor.relations@sherwin.com; or (216) 566-2000.
Questions and Answers About the Annual Meeting
What is the purpose of the Annual Meeting?
During the Annual Meeting, shareholders will act upon the proposals outlined in the Notice of Annual Meeting of Shareholders. The agenda includes the following proposals:

Item	Proposal	Board Recommendation	Page
1	Election of 9 directors	FOR each nominee	21
2	Advisory approval of the compensation of the named executive officers	FOR	31
3	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm	FOR	66
4	Advisory approval of management proposal to amend shareholders’ ability to call a special meeting to a 25% ownership threshold	FOR	69
5	Shareholder proposal regarding shareholder ability to call a special meeting	AGAINST	71
At the Annual Meeting, our management also will report on Sherwin-Williams’ 2025 financial and operating performance and respond to questions from shareholders. We are not aware of any other matters that will be brought before the Annual Meeting for action.

}	78	Sherwin-Williams 2026 Proxy Statement
How can I attend and participate in the Annual Meeting?
Virtual Meeting Format.  We look forward to welcoming shareholders to the Annual Meeting. This year’s Annual Meeting will be held in a virtual format via webcast. We have designed the virtual Annual Meeting to provide shareholders with substantially the same opportunities to participate as if the Annual Meeting were held in person.
Attendance and Participation.  If you were a shareholder at the close of business on the record date, February 25, 2026, you may attend and participate in the Annual Meeting on April 22, 2026 by visiting www.virtualshareholdermeeting.com/SHW2026 and entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. The Annual Meeting will begin promptly at 9:00 a.m. EDT. Online check-in will begin at 8:45 a.m. EDT. Please allow ample time for the online check-in process.
During the Annual Meeting, you may vote and submit questions by following the instructions provided on the meeting website. We will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or Company business or that are inappropriate. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Any questions that are appropriate and pertinent to the Annual Meeting but cannot be answered during the Annual Meeting due to time constraints will be answered and posted on our Investor Relations website,
investors.sherwin.com, as soon as practicable after the Annual Meeting.
No recording of the Annual Meeting is permitted, including audio and video recording. Additional information regarding the rules of conduct for the
Annual Meeting and other materials, including the list of our shareholders of record, will be available during the Annual Meeting on the meeting website.
Even if you plan to attend and participate in the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described in this Proxy Statement to confirm your vote will be represented at the Annual Meeting.
The virtual Annual Meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plugins. Attendees should confirm they have a strong Internet connection, allow plenty of time to log in, and can hear streaming audio prior to the start of the Annual Meeting.
Technical Difficulties.  If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the meeting log-in page for assistance. Technical support will be available beginning approximately 15 minutes prior to the start of the Annual Meeting through its conclusion.

Additional information regarding matters addressing technical and logistical issues, including technical support during the Annual Meeting, will be available on the meeting website.
Who is entitled to vote during the Annual Meeting?
You are entitled to vote during the Annual Meeting only if you were a record holder of our common stock at the close of business on the record date,
February 25, 2026. At the close of business on the record date, 247,362,348 shares of common stock were outstanding. Each share owned on the record date is entitled to one vote. Beneficial owners of shares held in street name as of the record date may vote as provided below.
What is the difference between a shareholder of record and a beneficial owner of shares held in street name?
Shareholder of Record.  If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the shareholder of record with respect to those shares.
Beneficial Owner of Shares Held in Street Name.  If your shares are held in an account at a broker, bank, or other similar organization, you are the beneficial owner of shares held in street name. The organization holding your account is considered the shareholder of record, and as a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.
How do I vote?
Our shareholders have a choice of voting online, by phone, or by mail in advance of the Annual Meeting or voting online during the Annual Meeting.
We encourage you to vote in advance of the Annual Meeting to confirm your vote will be represented at the Annual Meeting.
Voting in Advance of the Meeting.  Except as provided below, if you wish to vote in advance of the meeting using one of the following methods, your vote must be received prior to 11:59 p.m. EDT on April 21, 2026.
•Online.  To vote online, please visit www.proxyvote.com or, if you received printed copies of your proxy materials, scan the QR code located on your proxy card or voting instruction form—you will need the 16-digit control number included on your Notice of Internet Availability of Proxy
Materials, proxy card, or voting instruction form.
•Phone.  To vote by phone, please call the number listed on your proxy card or voting instruction form and follow the recorded instructions—you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. Your vote authorizes the proxy holders to vote your shares in the same manner as if you signed and returned your proxy card or voting instruction form by mail.

}	79	Sherwin-Williams 2026 Proxy Statement
•Mail. If you are a shareholder of record who received printed copies of your proxy materials, you may vote by signing, dating, and returning your proxy card in the enclosed prepaid envelope. The proxy holders will vote your shares in accordance with your directions. If you sign and return your proxy card, but do not properly direct how your shares should be voted on a proposal, the proxy holders will vote your shares “for” the election of each director nominee on Proposal 1, “for” Proposals 2, 3, and 4, and “against” Proposal 5. If you sign and return your proxy card, the proxy holders will vote your shares according to their discretion on any other proposals and other matters that may be brought before the Annual
Meeting.
If you are a beneficial owner of shares held in street name who received printed copies of your proxy materials, you should complete, sign, date, and return the voting instruction form provided to you by your broker or nominee.
•Voting as a Participant in the Dividend Reinvestment Plan or 401(k) Plan.  If you are a participant in one of these plans, your proxy card also serves as voting instructions for the number of shares for which you are entitled to direct the vote under each plan. You may vote your shares in the same manner outlined above for shareholders of record.
If you are a participant in our 401(k) Plan, your voting instructions must be received prior to 11:59 p.m. EDT on April 19, 2026 in order to allow the trustee sufficient time for voting. If you are a 401(k) Plan participant and do not timely provide your voting instructions, the trustee will vote your shares in the same proportion as the trustee votes those shares for which it receives proper instructions.
Voting During the Annual Meeting.
•Shareholders of Record and Beneficial Owners.  If you are a shareholder of record or a beneficial owner of shares held in street name, you may vote online during the Annual Meeting. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form to log in to the virtual meeting platform at www.virtualshareholdermeeting.com/SHW2026. Voting electronically online during the Annual Meeting will replace any previous votes.
•Dividend Reinvestment Plan or 401(k) Plan Participants. If you are a participant in one of these plans, you may attend and participate in the
Annual Meeting, but you will not be able to vote the shares held in one of these plans electronically during the Annual Meeting. You must vote in advance of the Annual Meeting online, by phone, or by mail.
What happens if I am a beneficial owner, and I do not give voting instructions?
If you are a beneficial owner and do not provide your broker with specific voting instructions, under NYSE rules, your broker may generally vote on routine matters but cannot vote on non-routine matters. Proposals 1, 2, 4 and 5 are considered non-routine matters. Therefore, if you do not instruct your broker on how to vote on Proposals 1, 2, 4 and 5, your broker does not have the authority to vote on those proposals. This is generally referred to as a “broker non-vote.” Proposal 3 is considered a routine matter and, therefore, your broker may vote your shares on this proposal according to your broker’s discretion.
Who tabulates the votes?
A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the independent inspector of election at the Annual Meeting.
What vote is required to approve each proposal?
Proposal 1 — Election of 9 Directors.  As provided in our Charter, each of the 9 director nominees who receives a majority of the votes cast will be elected as a member of the Board. A “majority of the votes cast” means that the number of shares voted “for” a nominee’s election exceeds the number of shares voted “against” the nominee’s election. Abstentions and broker non-votes with respect to the election of one or more directors will not be counted as votes cast and, therefore, will have no effect on the vote.
Any incumbent nominee who receives a greater number of “against” votes than “for” votes shall continue to serve on the Board pursuant to Ohio law, but is required to promptly tender his or her resignation for consideration by the Nominating Committee of the Board. We provide more information about majority voting for directors in the section of this Proxy Statement, Corporate Governance Practices and Policies—Majority Voting for Directors.
Proposal 2 — Advisory Approval of the Compensation of the Named Executive Officers. The approval, on an advisory basis, of the compensation of the named executive officers requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes with respect to this proposal will not be counted as votes cast and, therefore, will have no effect on the vote.
Proposal 3 — Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm.  The
ratification of the appointment of Ernst & Young as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast. Abstentions with respect to this proposal will not be counted as votes cast and, therefore, will have no effect on the vote. There will not be any broker non-votes with respect to this proposal, as it is considered a routine matter, as described above.
Proposal 4 — Advisory Approval of Management Proposal to Amend Shareholders’ Ability to Call a Special Meeting to a 25% Ownership
Threshold. The approval, on an advisory basis, of the amendment of our Regulations to allow shareholders owning 25% of our stock to call a special meeting requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes with respect to this proposal will not be counted as votes cast and, therefore, will have no effect on the vote.

Proposal 5 — Shareholder Proposal Regarding Shareholder Ability to Call a Special Meeting.  The approval of this shareholder proposal requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes with respect to this proposal will not be counted as votes cast and, therefore, will have no effect on the vote.

}	80	Sherwin-Williams 2026 Proxy Statement
Other Items.  Approval of all other proposals and other business as may properly come before the Annual Meeting requires the affirmative vote of a majority of the votes cast, except as otherwise required by statute or our Charter or Regulations.
May I revoke or change my vote after I submit my proxy?
Yes. You can revoke or change your vote before the proxy holders vote your shares by timely:
•giving a revocation to our Corporate Secretary in writing, in a verifiable communication prior to the Annual Meeting;
•returning a later signed and dated proxy card or voting instruction form;
•entering a new vote online or by phone prior to the Annual Meeting; or
•voting online during the Annual Meeting.
Where will I be able to find voting results of the Annual Meeting?
We intend to announce preliminary voting results at the Annual Meeting and publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

What constitutes a quorum for the Annual Meeting?
A “quorum” of shareholders is necessary for us to hold a valid Annual Meeting. For a quorum, there must be present, in person, by proxy, or by the use of communications equipment, shareholders of record entitled to exercise not less than fifty percent of the voting power of Sherwin-Williams.
Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.
Who pays the cost of this proxy solicitation?
The enclosed proxy is solicited by the Board, and Sherwin-Williams will pay the entire cost of the solicitation. We retained Georgeson LLC to aid in the solicitation of proxies, for which it will receive a fee of approximately $17,000, plus reasonable expenses.
In addition, we may reimburse brokers, banks, and similar organizations for costs reasonably incurred by them in forwarding proxy materials to beneficial owners of our common stock. Our executive officers and other employees may also solicit the return of proxies. Proxies will be solicited by personal contact, mail, phone, and electronic means.
Shareholder Proposals for the 2027 Annual Meeting
Proposals to Be Included in the Proxy Statement
Under SEC rules, shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act must be received at our principal executive offices, 1
Sherwin Way, Cleveland, Ohio 44113, Attention: Corporate Secretary, on or before November 11, 2026 in order to be considered for inclusion in the proxy materials relating to the 2027 annual meeting. Upon timely receipt of any such proposal, we will determine whether to include such proposal in the proxy materials in accordance with applicable regulations governing the solicitation of proxies.
If an eligible shareholder, or a group of up to 20 eligible shareholders, desires to have a candidate for election as a director included in the proxy materials (a proxy access nominee) for the 2027 annual meeting, such nomination must conform to the applicable requirements set forth in our
Regulations and any applicable SEC regulations concerning the submission and content of proxy access nominations, and must be submitted no earlier than October 12, 2026 and no later than November 11, 2026 to us at our principal executive offices, 1 Sherwin Way, Cleveland, Ohio 44113,
Attention: Corporate Secretary. Such requirements include, without limitation, providing information about the proposed director nominee and the nominating shareholder that is required to be included in a proxy statement under SEC and NYSE rules, any statement by the nominating shareholder about the proposed director nominee to be included in the proxy statement, and any other information that Sherwin-Williams or the
Board requests and determines to include in the proxy statement relating to the proposed director nominee.
Proposals Not to Be Included in the Proxy Statement
Under our Regulations, shareholders must follow certain procedures to nominate a person for election as a director (not including a proxy access nominee) or to introduce an item of business at an annual meeting, which is not intended to be included in our proxy materials. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting must be timely submitted in writing to us at our principal executive offices, 1 Sherwin Way, Cleveland, Ohio 44113, Attention: Corporate Secretary. In addition, these procedures include, without limitation: providing information about the proposed director nominee specified in the Regulations, including information that would be required to be disclosed in a proxy statement or other filing under Section 14A of the Exchange Act; a description of all direct and indirect compensation and other arrangements between the proposed director nominee and the nominating shareholder; a completed questionnaire with respect to the identity, background, and qualifications of the proposed director nominee; a written agreement from the proposed director nominee that includes a representation that such person, if elected, will serve for the entire term for which he or she is standing for election; and, if applicable, a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Sherwin-Williams’ shares entitled to vote on the election of directors in support of director nominees other than Sherwin-Williams’ nominees.
To be timely, a shareholder’s notice must be delivered to, or mailed and received at, our principal executive offices not fewer than 60 nor more than
90 calendar days prior to the anniversary date of the immediately preceding annual meeting. For the 2027 annual meeting, such notice must be delivered to, or mailed and received at, our principal executive offices no earlier than January 22, 2027 and no later than February 21, 2027.

}	81	Sherwin-Williams 2026 Proxy Statement
However, in the event that the annual meeting is held on a date more than 30 calendar days before or more than 60 calendar days after the first anniversary of the date on which the prior year’s annual meeting was held, notice by the shareholder, to be timely, must be delivered to, or mailed and received not earlier than the close of business on the 90th day prior to the date of such annual meeting and not later than the close of business on the 60th calendar day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting.
These time limits also apply in determining whether notice is timely for purposes of SEC rules relating to the exercise of discretionary voting authority.
If we do not receive timely notice, or if we meet other SEC requirements, the persons named as proxies in the proxy materials for that meeting will use their discretion in voting at the meeting.
Our Regulations set forth specific, detailed requirements for the notice. You may access a copy of our Regulations on our Investor Relations website,
investors.sherwin.com. You may also receive a copy of our Regulations by writing or emailing us at: The Sherwin-Williams Company, 1 Sherwin Way,
Cleveland, Ohio 44113, Attention: Investor Relations; investor.relations@sherwin.com.

}	82	Sherwin-Williams 2026 Proxy Statement
APPENDIX A
Calculation of Non-GAAP Financial Measures
We have included in this Proxy Statement certain performance metrics used for our incentive compensation programs that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These metrics should be reviewed in conjunction with the relevant GAAP financial measure and may not be comparable to similarly titled measures reported by other companies.
We believe these metrics are appropriate measures of Company performance to use for our incentive compensation programs. For purposes of determining the achievement of performance goals under our incentive compensation programs, at the time of grant of the awards, the
Compensation Committee approved that performance metrics may be calculated to include or exclude certain items, including the following: (a) the acquisition or disposition of a business with pro-forma annualized sales in excess of $50 million, including but not limited to, (i) costs, fees, and/or expenses related to the negotiation, completion, and/or integration of such acquisition or disposition, (ii) any related severance and restructuring costs related to such acquisition or disposition, (iii) any costs related to acquisition-related amortization expense, or the write-down or impairment of, tangible or intangible assets associated with such acquisition or disposition, (iv) any costs, fees, and/or expenses related to an unsuccessful attempt related to such acquisition or disposition, and (v) any costs, fees, and/or expenses, including attorneys’ fees, relating to litigation involving such acquisition or disposition or such unsuccessfully attempted acquisition or disposition (including, in each case, claim judgments, civil penalties, and settlements); and (b) any unusual, infrequent or non-recurring items determined in accordance with GAAP, including, but not limited to, such items described in management’s discussion and analysis of financial condition, liquidity and cash flow, and results of operations or the financial statements and notes thereto appearing in Sherwin-Williams’ Annual Reports on Forms 10-K.
The descriptions below of how performance goal achievement for each of the below metrics were calculated from Sherwin-Williams’ consolidated financial statements include the applicable, pre-approved adjustments described above.
Annual Cash Incentive Compensation Program
Adjusted Earnings Per Share (“EPS”).  The following is a reconciliation of the 2025 diluted net income per share (as determined in accordance with GAAP) to Adjusted EPS.

2025 Adjusted EPS	$ per share
Diluted Net Income Per Share (GAAP)	$10.26
Add back: Severance and Other Restructuring Expenses	0.34
Add back: Trademark Impairment	0.05
Add back: Impact of the Suvinil acquisition	0.06
Adjusted EPS	$10.71
Adjusted Net Sales.  The following is a reconciliation of the 2025 Net Sales (as determined in accordance with GAAP) to Adjusted Net Sales.

2025 Adjusted Net Sales	$ (millions)
Net Sales (GAAP)	$23,574.3
Less: Impact of the Suvinil acquisition	(164.5)
Adjusted Net Sales	$23,409.8

}	83	Sherwin-Williams 2026 Proxy Statement
Adjusted Free Cash Flow (“FCF”).  The following is a reconciliation of 2025 net operating cash (as determined in accordance with GAAP) to
Adjusted FCF.

2025 Adjusted FCF	$ (millions)
Net Operating Cash (GAAP)	$3,451.6
Less: Capital Expenditures - Net(1)	(545.6)
Less: Cash Dividends Paid	(789.8)
Add back: Other Adjustments(2)	2.7
Adjusted FCF	$2,118.9
1.We calculate Capital Expenditures - Net as capital expenditures of $797.6 million as determined in accordance with GAAP and as shown in the Statements of Consolidated Cash
Flows excluding the capital expenditure impact from the new headquarters and research and development center of $252.0 million.
2.Other Adjustments consists of items that are individually and in the aggregate immaterial, including the impact of the Suvinil acquisition.
Global Architectural Sales.  We calculate Global Architectural Sales as Net Sales in the Paint Stores Group (“PSG”) and Consumer Brands Group
(“CBG”) (both as determined in accordance with GAAP) adjusted to exclude Net Sales associated with the Company’s integrated manufacturing operations and Net Sales associated with the Suvinil acquisition.
Global Industrial Sales. We calculate Global Industrial Sales as Net Sales in the Performance Coatings Group (“PCG”) (as determined in accordance with GAAP) adjusted to include Net Sales associated with the Protective and Marine business which are recognized for GAAP purposes within PSG retail stores, and exclude Net Sales associated with the Engineered Polymer Solutions business.
Global Architectural PBT.  We calculate Global Architectural Profit Before Taxes (“PBT”) as PSG PBT and CBG PBT (both as determined in accordance with GAAP) adjusted to: i) exclude the PBT impact associated with the Company’s integrated manufacturing operations; ii) exclude the impact from corporate cost allocations primarily attributable to the amortization of Valspar-related intangible assets; and iii) exclude the impacts associated with the acquisition of Suvinil.
Global Industrial PBT.  We calculate Global Industrial PBT as PCG PBT (as determined in accordance with GAAP) adjusted to: i) include the PBT impact associated with the Net Sales associated with the Protective and Marine business which are recognized for US GAAP purposes within PSG;
ii) exclude the PBT impact associated with Engineered Polymer Solutions business; iii) exclude the impact from corporate cost allocations primarily attributable to the amortization of Valspar-related intangible assets; and iv) increase PBT by $8.0 million for the net impact of the difference in budgeted insurance recoveries versus actual insurance recoveries.
Global Architectural RONAE.  We calculate Global Architectural RONAE by dividing Global Architectural PBT, as described above, by the Global
Architectural twelve-month average net assets employed, which is the sum of net accounts receivable, total inventory, net fixed assets, total intangible assets, and goodwill, less accounts payable.
Global Industrial RONAE. We calculate Global Industrial RONAE by dividing Global Industrial PBT, as described above, by the Global Industrial twelve-month average net assets employed, which is the sum of net accounts receivable, total inventory, net fixed assets, total intangible assets, and goodwill, less accounts payable.

}	84	Sherwin-Williams 2026 Proxy Statement
Long-Term Equity Incentive Compensation Program
Performance-Based Restricted Stock Units (2023–2025 Performance Period)
Adjusted EPS.  We calculate Adjusted EPS on a cumulative basis over the three-year performance period. The following is a reconciliation of 2023–
2025 cumulative diluted net income per share (as determined in accordance with GAAP) to cumulative Adjusted EPS.

2023–2025 Cumulative Adjusted EPS[1]	$ per share
Diluted Net Income Per Share (GAAP)	$30.06
Severance and Other Restructuring Expenses	0.43
Trademark Impairment	0.12
Loss Related to Argentine Government Economic Reforms Resulting in Significant Devaluation of the Argentine peso	0.16
Adjusted EPS	$30.77
1.The following items were excluded from the calculations for the years noted: severance and other restructuring expenses (2025 and 2023), trademark impairment (2025 and
2023), and the significant devaluation of the Argentine peso in December 2023 as part of economic reforms implemented by the government of Argentina (2023).

Adjusted RONAE.  We calculate Adjusted RONAE on a three-year average basis as described below under Performance-Based Restricted Stock
Units (2025–2027 Performance Period)—Adjusted RONAE. The following is a reconciliation of 2023–2025 average adjusted net income (as determined in accordance with GAAP) to the 2023–2025 average Adjusted RONAE.

2023–2025 Adjusted RONAE[1]	$ (thousands, except where shown)
3-Year Average Net Income (GAAP)	$2,546,190
Severance and Other Restructuring Expenses	35,516
Trademark Impairment	10,807
Loss Related to Argentine Government Economic Reforms Resulting in Significant Devaluation of the Argentine peso	13,933
3-Year Average Adjusted Net Income	$2,606,446

3-Year Average Net Assets Employed	17,625,122
3-Year Average Actual vs. Budgeted Acquisition Goodwill and Intangibles	(340,178)
3-Year Average Actual vs. Budgeted New HQ and R&D Average Net Assets Employed	24,226
3-Year Average Adjusted Net Assets Employed	$17,309,170

3-Year Average Adjusted RONAE	15.06%
1.The following items were excluded from the calculations for the years noted: severance and other restructuring expenses (2025 and 2023), trademark impairment (2025 and
2023), and the significant devaluation of the Argentine peso in December 2023 as part of economic reforms implemented by the government of Argentina (2023).

Performance-Based Restricted Stock Units (2025–2027 Performance Period)
Adjusted EPS. We calculate Adjusted EPS as diluted net income per common share (as determined in accordance with GAAP) on a cumulative basis over the three-year performance period, adjusted to include or exclude certain items approved by the Compensation Committee, as described in the introduction to this Appendix.
Adjusted RONAE. We calculate Adjusted RONAE by dividing net income (excluding certain items, as described above) by the twelve-month average net assets employed, which is the sum of net accounts receivable, total inventory, customer investments, net fixed assets, total intangible assets, and goodwill, less accounts payable, adjusted for the difference between budgeted and actual acquisition goodwill and intangibles average net assets employed and the new headquarters and research and development center average net assets employed.

}	85	Sherwin-Williams 2026 Proxy Statement
Pay Versus Performance
Adjusted EPS.  For each of 2025, 2024, 2023, 2022 and 2021, we calculate Adjusted EPS as diluted net income per common share (as determined in accordance with GAAP), adjusted to include or exclude certain items approved by the Compensation Committee, as described in the introduction to this Appendix. For 2025, Adjusted EPS is calculated as described above, under Annual Cash Incentive Compensation Program. For 2023, 2022,
and 2021, Adjusted EPS is calculated as described below. No adjustments were made to GAAP EPS for 2024.

2023 Adjusted EPS	$ per share
Diluted Net Income Per Share (GAAP)	$9.25
Restructuring	0.09
Impairment Related to Trademarks	0.07
Loss Related to Argentine Government Economic Reforms Resulting in Significant Devaluation of the Argentine peso	0.16
Adjusted EPS	$9.57

2022 Adjusted EPS	$ per share
Diluted Net Income Per Share (GAAP)	$7.72
Restructuring	0.20
Adjusted EPS	$7.92

2021 Adjusted EPS	$ per share
Diluted Net Income Per Share (GAAP)	$6.98
Loss on divestiture	0.34
Adjusted EPS	$7.32

The Sherwin-Williams Company 1 Sherwin Way Cleveland, Ohio 44113 www.sherwin-williams.com

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V83286-P42309-Z91769 1a.&#9; Kerrii B. Anderson 1b.&#9; Jeff M. Fettig 1c.&#9; Robert J. Gamgort 1d.&#9; Heidi G. Petz 1e.&#9; Aaron M. Powell 1f.&#9; Marta R. Stewart 1g.&#9; Michael H. Thaman 1h.&#9; Matthew Thornton III 1i.&#9; Thomas L. Williams For Against Abstain ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! THE SHERWIN-WILLIAMS COMPANY The Board of Directors recommends a vote “FOR” each of the nominees listed for Proposal 1. 1.&#9; Election of 9 Directors: The Board of Directors recommends a vote “FOR” Proposal 3. 2.&#9; Advisory Approval of the Compensation of the Named Executive Officers 3.&#9; Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm 4.&#9; Advisory Approval of Management Proposal to Amend Shareholders' Ability to Call a Special Meeting to a 25% Ownership Threshold 5.&#9; Shareholder Proposal Regarding Shareholder Ability to Call a Special Meeting The Board of Directors recommends a vote "FOR" Proposal 4. The Board of Directors recommends a vote "AGAINST" Proposal 5. The Board of Directors recommends a vote “FOR” Proposal 2. Please sign your name exactly as it appears on this Proxy Card. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide the full name of the corporation and title of the authorized officer signing this Proxy Card. For Against Abstain For Against Abstain For Against Abstain For Against Abstain ! !! SCAN TO VIEW MATERIALS & VOTEw THE SHERWIN-WILLIAMS COMPANY 1 SHERWIN WAY CLEVELAND, OHIO 44113 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on April 21, 2026 for shares held directly or pursuant to the Dividend Reinvestment Plan, and up until 11:59 p.m. Eastern Daylight Time on April 19, 2026 for shares held pursuant to the 401(k) Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SHW2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on April 21, 2026 for shares held directly or pursuant to the Dividend Reinvestment Plan, and up until 11:59 p.m. Eastern Daylight Time on April 19, 2026 for shares held pursuant to the 401(k) Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V83287-P42309-Z91769 2026 ANNUAL MEETING OF SHAREHOLDERS THE SHERWIN-WILLIAMS COMPANY Wednesday, April 22, 2026, 9:00 A.M. (EDT) The Annual Meeting will be held in a virtual format via webcast. To participate in the Annual Meeting, go to www.virtualshareholdermeeting.com/SHW2026 and enter the 16-digit control number found on this proxy card on the date and time noted. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 22, 2026. Our Notice of Annual Meeting, Proxy Statement, Proxy Card, and 2025 Annual Report are available at: www.proxyvote.com. THE SHERWIN-WILLIAMS COMPANY ANNUAL MEETING OF SHAREHOLDERS — April 22, 2026 The undersigned hereby appoints Heidi G. Petz, Benjamin E. Meisenzahl and Mary L. Garceau, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the other side, all the shares of common stock of The Sherwin-Williams Company that the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/SHW2026, on Wednesday, April 22, 2026 at 9:00 a.m., Eastern Daylight Time, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting. This card also provides voting instructions for shares of common stock, if any, held for the account of the undersigned by the administrator of our Dividend Reinvestment Plan and by the trustee of our 401(k) Plan. This card is solicited jointly by the Board of Directors, the administrator of our Dividend Reinvestment Plan and the trustee of our 401(k) Plan. This proxy, when properly executed, will be voted as directed by the shareholder(s). If you sign and return this card without providing voting instructions, this proxy will be voted “FOR” all director nominees, “FOR” Proposal 2, “FOR” Proposal 3, “FOR” Proposal 4, and “AGAINST” Proposal 5, and in the discretion of the proxy holders on any other matters that properly come before the Annual Meeting. If you do not timely sign and return this card, the proxy holders cannot vote these shares (or, in the case of our 401(k) Plan, if you do not sign and return this card by 11:59 p.m. Eastern Daylight Time on April 19, 2026, these shares will be voted in the same proportion as the trustee votes those shares for which it receives proper instructions). TO VOTE ONLINE OR BY PHONE, SEE REVERSE SIDE OF THIS PROXY CARD.